                        VANGUARD FIDUCIARY TRUST COMPANY

                         PROTOTYPE BASIC PLAN DOCUMENT
                            (AS AMENDED FOR EGTRRA)


                                 (VANGUARD LOGO)

                                                                               .
                                                                               .
                                                                               .
                               TABLE OF CONTENTS



DEFINITIONS
ACP Test Safe Harbor Matching Contributions                              1
Actual Contribution Percentage (ACP)                                     1
Actual Deferral Percentage (ADP)                                         1
Adopting Employer                                                        1
Adoption Agreement                                                       1
ADP Test Safe Harbor Contributions                                       1
Alternate Payee                                                          1
Annual Additions                                                         1
Annuity Starting Date                                                    1
Basic Matching Contributions                                             2
Basic Plan Document                                                      2
Beneficiary                                                              2
Break in Eligibility Service                                             2
Break in Vesting Service                                                 2
Catch-Up Contributions                                                   2
Code                                                                     2
Compensation                                                             2
Contributing Participant                                                 4
Contribution Percentage                                                  4
Contribution Percentage Amounts                                          4
Custodian                                                                4
Deductible Employee Contributions                                        4
Defined Contribution Dollar Limitation                                   4
Designated Beneficiary                                                   4
Determination Date                                                       4
Determination Period                                                     4
Direct Rollover                                                          4
Directed Trustee                                                         5
Disability                                                               5
Discretionary Trustee                                                    5
Distribution Calendar Year                                               5
Domestic Relations Order                                                 5
Earliest Retirement Age                                                  5
Early Retirement Age                                                     5
Earned Income                                                            5
Effective Date                                                           5
Elapsed Time                                                             5
Election Period                                                          6
Elective Deferrals                                                       6
Eligibility Computation Period                                           6
Eligible Employee                                                        6
Eligible Employer for SIMPLE 401(k) Plan                                 6
Eligible Participant                                                     7
Eligible Retirement Plan                                                 7
Eligible Rollover Distribution                                           7
Employee                                                                 7
Employer                                                                 7
Employer Contribution                                                    7
Employer Money Purchase Pension Contribution                             8
Employer Target Benefit Pension Contribution                             8
Employer Profit Sharing Contribution                                     8
Employment Commencement Date                                             8
Enhanced Matching Contributions                                          8
Entry Dates                                                              8
ERISA                                                                    8
Excess Aggregate Contributions                                           8
Excess Annual Additions                                                  8
Excess Contributions                                                     8
Excess Elective Deferrals                                                8
Fiduciary                                                                8
Forfeiture                                                               8
Fund                                                                     9
Highest Average Compensation                                             9
Highly Compensated Employee                                              9

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                                      (i)

DEFINITIONS
Hours of Service                                                         9
Indirect Rollover                                                        10
Individual Account                                                       10
Investment Fiduciary                                                     10
Investment Fund                                                          10
Key Employee                                                             10
Leased Employee                                                          10
Life Expectancy                                                          10
Limitation Year                                                          10
Master or Prototype Plan                                                 10
Matching Contribution                                                    10
Maximum Permissible Amount                                               11
Month of Eligibility Service                                             11
Nondeductible Employee Contributions                                     11
Normal Retirement Age                                                    11
Owner-Employee                                                           11
Participant                                                              11
Participant's Benefit                                                    11
Permissive Aggregation Group                                             11
Plan                                                                     11
Plan Administrator                                                       11
Plan Sequence Number                                                     12
Plan Year                                                                12
Pre-Age 35 Waiver                                                        12
Pre-Tax Elective Deferrals                                               12
Present Value                                                            12
Prior Plan                                                               12
Projected Annual Benefit                                                 12
Prototype Sponsor                                                        12
Qualified Domestic Relations Order                                       12
Qualified Election                                                       13
Qualified Joint and Survivor Annuity                                     13
Qualified Matching Contributions                                         13
Qualified Nonelective Contributions                                      13
Qualified Preretirement Survivor Annuity                                 13
Qualifying Contributing Participant                                      13
Qualifying Employer Security(ies)                                        14
Qualifying Participant                                                   14
Recipient                                                                14
Required Aggregation Group                                               14
Required Beginning Date                                                  14
Roth Elective Deferrals                                                  14
Roth IRA                                                                 14
Safe Harbor CODA                                                         15
Safe Harbor Nonelective Contributions                                    15
Self-Employed Individual                                                 15
Separate Fund                                                            15
Severance from Employment                                                15
SIMPLE 401(k) Year                                                       15
SIMPLE IRA                                                               15
Spouse                                                                   15
Straight Life Annuity                                                    15
Taxable Wage Base                                                        15
Termination of Employment                                                15
Top-Heavy Plan                                                           15
Traditional IRA                                                          15
Trustee                                                                  15
Valuation Date                                                           15
Vested                                                                   15
Vested Account Balance                                                   15
Year of Eligibility Service                                              16
Year of Vesting Service                                                  16

SECTION ONE: EFFECTIVE DATES                                             16

SECTION TWO: ELIGIBILITY REQUIREMENTS                                    16
2.01 Eligibility to Participate                                          16
2.02 Plan Entry                                                          16
2.03 Transfer To or From Ineligible Class                                17

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                                       ii

DEFINITIONS
2.04 Return as a Participant After Break in Eligibility Service          17
2.05 Determinations Under This Section                                   17
2.06 Terms of Employment                                                 17

SECTION THREE: CONTRIBUTIONS                                             17
3.01 Elective Deferrals                                                  17
3.02 Matching Contributions                                              19
3.03 Safe Harbor CODA                                                    20
3.04 Employer Contributions                                              20
3.05 Qualified Nonelective Contributions                                 28
3.06 Qualified Matching Contributions                                    28
3.07 Rollover Contributions                                              29
3.08 Transfer Contributions                                              29
3.09 Deductible Employee Contributions                                   29
3.10 Nondeductible Employee Contributions                                29
3.11 Other Limitations on SIMPLE 401(k) Contributions                    29
3.12 Limitation on Allocations                                           30
3.13 Actual Deferral Percentage Test (ADP)                               31
3.14 Actual Contribution Percentage Test (ACP)                           33

SECTION FOUR: VESTING AND FORFEITURES                                    35
4.01 Determining the Vested Portion of Participant Individual Accounts   35
4.02 100 Percent Vesting of Certain Contributions                        37
4.03 Forfeitures and Vesting of Matching Contributions                   37

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS                    37
5.01 Distributions                                                       37
5.02 Form of Distribution to a Participant                               41
5.03 Distributions Upon the Death of a Participant                       41
5.04 Form of Distribution to Beneficiaries                               42
5.05 Required Minimum Distribution Requirements                          42
5.06 Annuity Contracts                                                   45
5.07 Distributions in-Kind                                               45
5.08 Procedure for Missing Participants or Beneficiaries                 45
5.09 Claims Procedures                                                   45
5.10 Joint and Survivor Annuity Requirements                             46
5.11 Liability for Withholding on Distributions                          47
5.12 Distribution of Excess Elective Deferrals                           47
5.13 Distribution of Excess Contributions                                48
5.14 Distribution of Excess Aggregate Contributions                      48
5.15 Recharacterization                                                  49
5.16 Loans To Participants                                               49

SECTION SIX: DEFINITIONS                                                 50

SECTION SEVEN: MISCELLANEOUS                                             50
7.01 The Fund                                                            50
7.02 Individual Accounts                                                 51
7.03 Powers and Duties of the Plan Administrator                         51
7.04 Expenses and Compensation                                           52
7.05 Information from Employer                                           52
7.06 Plan Amendments                                                     53
7.07 Plan Merger or Consolidation                                        54
7.08 Permanency                                                          54
7.09 Method and Procedure for Termination                                54
7.10 Continuance of Plan by Successor Employer                           54
7.11 Failure of Plan Qualification                                       54
7.12 Governing Laws and Provisions                                       55
7.13 State Community Property Laws                                       55
7.14 Headings                                                            55
7.15 Gender and Number                                                   55
7.16 Standard of Fiduciary Conduct                                       55
7.17 General Undertaking of all Parties                                  55
7.18 Agreement Binds Heirs, Etc.                                         55
7.19 Determination of Top-Heavy Status                                   55
7.20 Inalienability of Benefits                                          56
7.21 Bonding                                                             56
7.22 Investment Authority                                                57
7.23 Procedures and Other Matters Regarding Domestic Relations Orders    59

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                                      iii

DEFINITIONS
7.24 Indemnification of Prototype Sponsor.                               59
7.25 Military Service                                                    59

SECTION EIGHT: TRUSTEE AND CUSTODIAN                                     60
8.01 Financial Organization as Custodian                                 60
8.02 Trustee                                                             61
8.03 Compensation and Expenses                                           65
8.04 No Obligation to Question Data                                      65
8.05 Resignation                                                         65

SECTION NINE: ADOPTING EMPLOYER SIGNATURE                                65

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                                       iv

QUALIFIED RETIREMENT PLAN AND TRUST
DEFINED CONTRIBUTION BASIC PLAN DOCUMENT 01

DEFINITIONS

When used in the Plan with initial capital letters, the following words and phrases have the meanings set forth below unless the context indicates that other meanings are intended.

ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

Means Matching Contributions described in Plan Section 303(B).

ACTUAL CONTRIBUTION PERCENTAGE (ACP)

Means the average of the Contribution Percentages of the Eligible Participants in a group of either Highly Compensated Employees or non-Highly Compensated Employees.

ACTUAL DEFERRAL PERCENTAGE (ADP)

Means, for a specified group of Participants (either Highly Compensated Employees or non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid to the Fund on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. For purposes of calculating the ADP, Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant's salary deferral election or pursuant to automatic Elective Deferral enrollment, if applicable (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Participants who are non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both before and after exclusion of these Elective Deferrals); and (2) if elected by the Employer, Qualified Nonelective Contributions and/or Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

ADOPTING EMPLOYER

Means any corporation, sole proprietor, or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase, or otherwise assumes the obligations of the Plan. The Adopting Employer shall be a named fiduciary for purposes of ERISA Section 402(a).

ADOPTION AGREEMENT

Means the document executed by the Adopting Employer through which it adopts the Plan and trust and thereby agrees to be bound by all terms and conditions of the Plan and trust.

ADP TEST SAFE HARBOR CONTRIBUTIONS

Means any Basic Matching Contributions, Enhanced Matching Contributions, and Safe Harbor Nonelective Contributions.

ALTERNATE PAYEE

Means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL ADDITIONS

Means the sum of the following amounts credited to a Participant for the Limitation Year:

a.   Employer  Contributions,

b.   Nondeductible  Employee  Contributions,

c.   Forfeitures,

d.   amounts allocated to an individual medical account, as defined in Code
     Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer. Also amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code Section 41 9A(d)(3)), under a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer,

e.   amounts  allocated  under  a  simplified  employee  pension  plan,

f.   Excess  Contributions  (including  amounts  recharacterized),  and

g.   Excess  Aggregate  Contributions.

For this purpose, any Excess Annual Additions applied in Plan Section 3. 12(A)(4) or 3.l2(B)(6) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

ANNUITY STARTING DATE

Means the first day of the first period for which an amount is paid as an annuity or any other form.

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

BASIC MATCHING CONTRIBUTIONS

Means Matching Contributions made pursuant to the Safe Harbor CODA formula described in Section Three of the Adoption Agreement, if applicable.

BASIC PLAN DOCUMENT

Means this prototype Plan and trust document.

BENEFICIARY

Means the individual(s) or entity(ies) designated pursuant to Plan Section Five.

BREAK IN ELIGIBILITY SERVICE

Means a 12-consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such periods specified in the Elapsed Time definition, if applicable.

BREAK IN VESTING SERVICE

Means a Plan Year (or other vesting computation period described in the definition of Year of Vesting Service) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such period specified in the Elapsed Time definition, if applicable.

CATCH-UP CONTRIBUTIONS

Means Elective Deferrals made pursuant to Plan Section Three, that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) (not counting Catch-up Contributions), the limit imposed by the Actual Deferral Percentage
(ADP) test under Code Section 401(k)(3), or any other allowable limit imposed by the Employer. Catch-up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(1) for the taxable year or (2) when added to other Elective Deferrals, an amount that would enable the Employer to satisfy other statutory or regulatory requirements (eg., income tax withholding, FICA and FUTA withholding, etc.). The dollar limit on Catch-up Contributions in Code Section 414(v)(2)(B)(1) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(c)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-up Contributions under SIMPLE 401(k) Plans.

CODE

Means the Internal Revenue Code of 1986 as amended from time to time.

COMPENSATION

A.   GENERAL  DEFINITION

     The following definition of Compensation shall apply.

     As elected by the Adopting Employer in the Adoption Agreement (and if no election is made, W-2 wages will apply), Compensation shall mean one of the following:

     1. W-2 wages - Compensation is defined as information required to be reported under Code Sections 6041, 6051, and 6052 (wages, tips, and other compensation as reported on Form W-2). Compensation is further defined as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules in Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     2. Section 3401 (a) wages - Compensation is defined as wages within the meaning of Code Section 3401(a), for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     3. 415 safe-harbor compensation - Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation 1.62-2(c)), and excluding the following:

          a. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          b. Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                            (C)2010 Ascensus, Inc., Brainerd, MN

          c. Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

          d. Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

     For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

B.   DETERMINATION  PERIOD  AND  OTHER  RULES

     Unless otherwise indicated in the Adoption Agreement or required by law or regulation, where an Employee becomes an Eligible Participant on any date subsequent to the first day of the applicable Determination Period, Compensation shall include only that Compensation paid to the Employee during the portion of the Determination Period they were an Eligible Participant, unless otherwise required by either the Code or ERISA (e.g., full year compensation used in the calculation of the minimum allocation in a Top-Heavy Plan). Except as otherwise provided in this Plan (e.g., continued coverage of disabled Participants), Compensation received by an Employee during a Determination Period in which the Employee does not perform services for the Employer will be disregarded.

     Unless otherwise indicated in the Adoption Agreement, Compensation shall include (a) any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b); (b) compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) (deferred compensation plans of state and local governments and tax-exempt organizations); and (c) employee contributions (under government plans) described in Code Section 414(h)(2) but shall not include deemed Code
     Section 125 compensation.

     For purposes of applying the limitations of Plan Section 3.12, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a defined contribution plan Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f), or 457.

     If elected by the Employer in the Adoption Agreement, amounts under Code
     Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage (deemed Code Section 125 compensation). An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participants' other health coverage as part of the enrollment process for the health plan.

     For Limitation Years beginning after 2004, except as otherwise elected in the Adoption Agreement, payments made within 2 1/2 months after Severance from Employment will be Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a Severance from Employment, would have been paid to the Employee if the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. For Limitation Years beginning after 2004, except as otherwise elected in the Adoption Agreement, payments made within 2 1/2 months after Severance from Employment will not be Compensation within the meaning of Code Section 41 5(c)(3) if they are payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after Severance from Employment, even if they are paid within 2 1/2 months following Severance from Employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

C.   COMPENSATION  FOR  ADP,  ACP  AND  CODE  SECTION  401(A)(4)  TESTING

     Compensation for purposes of ADP, ACP and Code Section 40l(a)(4) testing will be W-2 wages unless another definition of Compensation is elected on the Adoption Agreement for allocation and other general purposes or another definition is required by law or regulation. Notwithstanding the foregoing, a Plan Administrator has the option from year to year to use a different definition of Compensation for testing purposes provided the definition of Compensation satisfies Code Section 414(s) and the regulations thereunder,

D.   LIMITS  ON  COMPENSATION

     The annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(l7)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (Determination Period). The cost-of-living adjustment in effect for the calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

     If a Determination Period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

     If Compensation for any prior Determination Period is taken into account in determining an Employee's allocations or benefits for the current Determination Period, the Compensation for such prior Determination Period is subject to the applicable annual Compensation limit in effect for that prior period.

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                                       3

E.   SIMPLE  401(K)  RULES

     Notwithstanding anything in this Plan to the contrary, if an Eligible Employer has established a SIMPLE 401(k) plan, Compensation means, for purposes of the definition of Eligible Employer and for purposes of Plan Sections 3.01(H) and 3.02, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code Section 6051 (a)(3)) and the Employee's Elective Deferral contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Section 408(p) SIMPLE IRA plan, a SARSEP plan, or a Section 403(b) annuity contract and compensation deferred under a Code Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 605l(a)(8)). Compensation also includes amounts paid for domestic service (as described in Code Section 3401(a)(3)). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Code Section 1402(a) before subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Code Section 401(a)(17) apply to the Compensation in Plan Sections 3.01(H) and 3,02.

F.   SAFE  HARBOR  CODA  RULES

     Notwithstanding anything in this Plan to the contrary, if an Adopting Employer has elected in the Adoption Agreement to apply the Safe Harbor CODA provisions to this Plan, Compensation means Compensation as defined in this Definitions Section of the Plan and, if applicable, the definition of Compensation for allocation and other general purposes selected in the Adoption Agreement, except, for purposes of Section 3.03, no dollar limit, other than the limit imposed by Code Section 401 (a)(17), applies to the Compensation of a non- Highly Compensated Employee. However, solely for purposes of determining the Compensation subject to a Participant's salary reduction agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Treasury Regulation 1.414(s)-1 (d)(2) and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

CONTRIBUTING PARTICIPANT

Means a Participant who has enrolled as a Contributing Participant pursuant to either Plan Sections 3.01 or 3.10 and on whose behalf the Employer is contributing Elective Deferrals to the Plan (or is making Nondeductible Employee Contributions).

CONTRIBUTION PERCENTAGE

Means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

CONTRIBUTION PERCENTAGE AMOUNTS

Means the sum of the Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions which are distributed pursuant to Plan Section 3. 12(A)(4)(c).

The Employer may elect, in a uniform and nondiscriminatory manner, to use either Qualified Nonelective Contributions or Elective Deferrals, or both, in the Contribution Percentage Amounts. Elective Deferrals may only be included in the Contribution Percentage Amounts if the Plan passes the ADP test both before and after the exclusion of such Elective Deferrals.

CUSTODIAN

Means an entity appointed in the Adoption Agreement (or, if applicable, in a separate custodial agreement) by the Adopting Employer to hold the assets of the trust as Custodian or any duly appointed successor as provided in Plan Section 8.05.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any qualified voluntary employee contributions (as defined in Code Section 219(e)(2) made after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under Code Section 219(a) for such taxable year.

DEFINED CONTRIBUTION DOLLAR LIMITATION

Means $40,000, as adjusted under Code Section 415(d).

DESIGNATED BENEFICIARY

Means the individual who is designated by the Participant as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation 1.40l(a)(9)-4.

DETERMINATION DATE

Means for any Plan Year after the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

DETERMINATION PERIOD

Means, except as provided elsewhere in this Plan, the Plan Year unless the Adopting Employer has selected another period in the Adoption Agreement.

DIRECT ROLLOVER

Means a payment by the Plan to the Eligible Retirement Plan specified by the Recipient (or, if necessary pursuant to Plan Section 5.01(B)(1), an individual retirement account (IRA) under Code Sections 408(a), 408(b), or 408A (for Roth Elective Deferrals), as selected by the Adopting Employer in the Adoption Agreement).

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DIRECTED TRUSTEE

Means the Trustee that is designated as the Directed Trustee in the Adoption Agreement. The Directed Trustee shall be responsible for investing the Fund and performing the responsibilities of the Trustee set forth in the Plan in accordance with specific instructions provided by the Adopting Employer or the Plan Administrator (or Participant or Beneficiary) in accordance with instructions (either in writing or in any other form permitted by rules promulgated by the IRS or DOL) from one of the foregoing.

DISABILITY

Unless the Adopting Employer has elected a different definition in the Adoption Agreement or as otherwise provided in the Plan, Disability means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Plan Administrator.

DISCRETIONARY TRUSTEE

Means a Trustee that is designated as a Discretionary Trustee in the Adoption Agreement and enters into an agreement with the Adopting Employer whereby the Trustee and not the Adopting Employer will select the appropriate investments for the Fund in accordance with the Plan's funding policy statement or will perform such other tasks identified in such agreement between the Trustee and Adopting Employer.

DISTRIBUTION CALENDAR YEAR

Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Plan
Section 5.05(D). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.


DOMESTIC RELATIONS ORDER

Means any judgment, decree, or order (including approval of a property settlement agreement) that:

a. relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

b. is made pursuant to state domestic relations law (including applicable community property laws).

EARLIEST RETIREMENT AGE

Means, for purposes of the Qualified Joint and Survivor Annuity provisions of the Plan, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

EARLY RETIREMENT AGE

Means the age specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

EARNED INCOME

Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

EFFECTIVE DATE

Means the date the Plan or amendment or restatement of the Plan becomes effective as indicated in the Adoption Agreement. Notwithstanding the foregoing, unless otherwise provided in this Basic Plan Document, the Effective Date of mandatory Plan changes resulting from the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) and the Job Creation and Worker Assistance Act of 2002 (JCWAA) shall be the later of the original Effective Date of the Plan or the first day of the Plan Year in which the legislative or regulatory change became effective. For optional changes made available by EGTRRA, the Effective Date shall be the date the plan began to operate in accordance with such optional change, as indicated by a Plan amendment if a written amendment was required for such change.

ELAPSED TIME-MEANS

          A.   SPECIAL RULES WHERE ELAPSED TIME METHOD IS BEING USED

               If elected by the Adopting Employer in the Adoption Agreement, the following definition of Elapsed Time shall apply for purposes of determining service. When this definition applies, the definitions of break in service and hour of service in the Elapsed Time definition will replace the definitions of Break in Eligibility Service, Break in Vesting Service, and Hours of Service found in the Definitions Section of the Plan.

               For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the Vested interest in the Participant's Individual Account balance derived from Employer Contributions, an Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months or days.

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     For purposes of this definition, hour of service will mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

     In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service, For purposes of this Elapsed Time definition, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of the birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     Each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

     If the Employer is a member of an affiliated service group (under Code
     Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code
     Section 414(c)), or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code
     Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Section 414(b),(c),or (m).

B.   CHANGES IN METHODS OF CREDITING SERVICE

     The Plan may be amended to change the method of crediting service between the general rules discussed in this Elapsed Time definition and the Hours of Service method discussed in the Hours of Service definition provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

ELECTION PERIOD

Means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death, If a Participant separates from service before the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

ELECTIVE DEFERRALS

Means any Employer Contributions made either as a Pre-Tax Elective Deferral or, effective on or after January 1, 2006, as a Roth Elective Deferral to the Plan at the election of the Participant or pursuant to automatic Elective Deferral enrollment, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant's Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension plan cash or deferred arrangement as described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan as described under Code Section 501(c)(18), any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year of the Participant, in excess of the dollar limitation contained in Code
Section 402(g) in effect at the beginning of such taxable year. In the case of a Participant age 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence is increased by the amount of Elective Deferrals that can be Catch-up Contributions, The dollar limitation contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any adjustments will be in multiples of $500.

ELIGIBILITY COMPUTATION PERIOD

Means, with respect to an Employee's initial Eligibility Computation Period, the 12-consecutive month period commencing on the Employee's Employment Commencement Date. Unless otherwise specified in the Adoption Agreement, the Employee's subsequent Eligibility Computation Periods shall be the Plan Year commencing with the Plan Year beginning during the Employee's initial Eligibility Computation Period. An Employee shall not be credited with a Year of Eligibility Service before the end of the 12-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

ELIGIBLE EMPLOYEE

Means, if the Employer has adopted a SIMPLE 401(k) Plan, any Employee who is entitled to make Elective Deferrals under the terms of the Plan. Notwithstanding the foregoing, if the Employer has elected to apply the Safe Harbor CODA provisions of Plan Section 3.03, Eligible Employee means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Plan Section 5.0l(C)(2) or to statutory limitations, such as Code Sections 402(g) and 415.

ELIGIBLE EMPLOYER FOR SIMPLE 401(K) PLAN

Means, with respect to any SIMPLE 401(k) Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation, or such lesser amount indicated in the Adoption Agreement, from the Employer for the preceding SIMPLE 401(k) Year and is therefore eligible to establish a SIMPLE 401(k) Plan. In applying the preceding sentence, all Employees of controlled groups of corporations under Code Section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code Section

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

414(c), all Employees of affiliated service groups under Code Section 414(m), and Leased Employees required to be treated as the Employer's Employees under Code Section 414(n), are taken into account.

An Eligible Employer that adopts a SIMPLE 401(k) and that fails to be an Eligible Employer for any subsequent SIMPLE 401(k) Year, is treated as an Eligible Employer for the two SIMPLE 401(k) Years following the last SIMPLE 40 1(k) Year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code Section 41 0(b)(6)(C)(i) are satisfied.

ELIGIBLE PARTICIPANT

Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentages), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

If a Nondeductible Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Nondeductible Employee Contributions are made.

ELIGIBLE RETIREMENT PLAN

Means, for purposes of the Direct Rollover provisions of the Plan, an individual retirement account described in Code Sections 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state (and which agrees to separately account for amounts transferred into such plan from this Plan), or a qualified trust described in Code Section 401(a) that accepts the Recipient's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

ELIGIBLE ROLLOVER DISTRIBUTION

Means any distribution of all or any portion of the balance to the credit of the Recipient, except that an Eligible Rollover Distribution does not include

a. any distribution that is one of a series of substantially equal periodic payments (paid at least annually) made for the life (or Life Expectancy) of the Recipient or the joint lives (or joint life expectancies) of the Recipient and the Recipient's Designated Beneficiary, or for a specified period of ten years or more;

b.   any distribution to the extent such distribution is required under Code
     Section 401(a)(9);

c. the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

d.   any hardship distribution described in Plan Section 5.0l(C)(2); and

e. any other distribution(s) that is reasonably expected to total less than $200 during a year.

For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

EMPLOYEE

Means any person employed by an Employer maintaining the Plan or by any other employer required to be aggregated with such Employer under Code Sections 414(b), (c), (m) or (o).

The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Code Sections 414(n) or (o).

EMPLOYER

Means the Adopting Employer, and, unless otherwise provided in the Adoption Agreement, all members of a controlled group of corporations (as defined in Code
Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code
Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the Adopting Employer is apart, and any other entity required to be aggregated with the Employer pursuant to Treasury regulations under Code Section 414(o). A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of a sole proprietor.

EMPLOYER CONTRIBUTION

Means the amount contributed by the Employer each year as determined under this Plan. The term Employer Contribution shall include Elective Deferrals made to the Plan unless such contributions are intended to be excluded for purposes of either the Plan or any act under the Code, ERISA, or any additional rules, regulations, or other pronouncements promulgated by either the IRS or DOL.

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EMPLOYER MONEY PURCHASE PENSION CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Money Purchase Pension Plan Adoption Agreement titled "Employer Money Purchase Pension Contributions." The Employer must make Employer Money Purchase Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER TARGET BENEFIT PENSION CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Target Benefit Pension Plan Adoption Agreement titled "Employer Target Benefit Pension Contributions." The Employer must make Employer Target Benefit Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER PROFIT SHARING CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled "Employer Profit Sharing Contributions." The Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits, unless otherwise indicated in the Adoption Agreement.

EMPLOYMENT COMMENCEMENT DATE

Means, with respect to an Employee, the date such Employee first performs an Hour of Service for the Employer.

ENHANCED MATCHING CONTRIBUTIONS

Means Matching Contributions described in Code Section 401(k)(12)(B)(iii) and made pursuant to the Safe Harbor CODA formula elected by the Employer in the Adoption Agreement.

ENTRY DATES

Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Adopting Employer has specified different dates in the Adoption Agreement.

ERISA

Means the Employee Retirement Income Security Act of 1974 as amended from time to time.

EXCESS AGGREGATE CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a. the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b. the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to the definition provided herein and then determining Excess Contributions pursuant to the definition provided herein.

EXCESS ANNUAL ADDITIONS

Means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

EXCESS CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a. the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b. the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

EXCESS ELECTIVE DEFERRALS

Means those Elective Deferrals that either (1) are made during the Participant's taxable year and exceed the dollar limitation under Code Section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

FIDUCIARY

Means a person who exercises any discretionary authority or control with respect to management of the Plan, renders investment advice as defined in ERISA Section 3(21) or has any discretionary authority or responsibility regarding the administration of the Plan. The Employer and such other individuals either appointed by the Employer or deemed to be fiduciaries as a result of their actions shall serve as Fiduciaries under this Plan and fulfill the fiduciary responsibilities described in Part 4, Title I of ERISA.

FORFEITURE

Means that portion of a Participant's Individual Account derived from Employer Contributions that the Participant is not entitled to receive (i.e., the nonvested portion).

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

FUND

Means the Plan assets received and held by the Trustee for which it serves as Trustee (or Custodian, if applicable) for the Participants' exclusive benefit.

HIGHEST AVERAGE COMPENSATION

Means the average compensation for the three consecutive years of service with the Employer that produces the highest average.

HIGHLY COMPENSATED EMPLOYEE

Means any Employee who 1) was a five-percent owner at any time during the year or the preceding year, or 2) for the preceding year had Compensation from the Employer in excess of $80,000 and, if elected by the Adopting Employer in the Adoption Agreement, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code
Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12- month period is called a look-back year unless the Adopting Employer has made a calendar year data election in the Adoption Agreement. If a calendar year data election is made, the look-back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than as a five-percent owner).

A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treasury Regulation 1 .414(q)-1T, A-4, Notice 97-45 and any subsequent guidance issued by the IRS.

The determination of who is a Highly Compensated Employee, including, but not limited to, the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

HOURS OF SERVICE - Means

A.   GENERAL RULES FOR CREDITING HOURS OF SERVICE

     1. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

     2. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Labor Regulation Section 253 0.200b-2 which is incorporated herein by this reference.

     3. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph
          (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

     4. Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period described in the definition of a Year of Vesting Service), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of a birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited 1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or 2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service.

     5. Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 4 14(o) and the regulations thereunder.

          Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) or 414(o) and the regulations thereunder.

     6. Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor employer, service for such predecessor employer will not be treated as service for the Employer unless specifically elected in the Adoption Agreement.

     7. The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

     8. Hours of Service shall apply unless the Adopting Employer has indicated in the Adoption Agreement that a method other than Hours of Service will be used for determining service.

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B. CHANGES IN METHODS OF CREDITING SERVICE

     The Plan may be amended to change the method of crediting service between the general rules discussed in paragraph (A) and the Elapsed Time method discussed in the Elapsed Time definition provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

INDIRECT ROLLOVER

Means a rollover contribution received by this Plan from an Employee that previously received a distribution from another plan rather than having such amount directly rolled over to this Plan from the distributing plan.

INDIVIDUAL ACCOUNT

Means the account established and maintained under this Plan for each Participant in accordance with Plan Section 7.02(A).

INVESTMENT FIDUCIARY

Means the Employer, a Trustee with full trust powers, any Individual Trustee(s), or any investment manager, as applicable, that under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. In no event shall a Custodian or a Directed Trustee be an Investment Fiduciary for any purpose whatsoever.

INVESTMENT FUND

Means a subdivision of the Fund established pursuant to Plan Section 7.01(B).

KEY EMPLOYEE

Means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer and whose annual compensation is greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

In determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the five-year period ending on the Determination Date, is an officer of the Employer having annual compensation that exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such Participant's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A), a five-percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income in Code Sections 125, 402(e)(3), 402(h)(1)(B) 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1) and the Treasury Regulations thereunder.

LEASED EMPLOYEE

Means, any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person ("leasing organization"), has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (1) such Leased Employee is covered by a money purchase pension plan providing a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement, which are excludable from the Leased Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), b) immediate participation, and c) full and immediate vesting; and (2) Leased Employees do not constitute more than 20 percent of the recipient's non-Highly compensated work force.

LIFE EXPECTANCY

Means life expectancy as computed by using the Single Life Table in Treasury Regulation 1.401(a)(9)-9, Q&A- 1.

LIMITATION YEAR

Means the Plan Year, unless the Adopting Employer has selected another 12-consecutive month period in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

MASTER OR PROTOTYPE PLAN

Means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

MATCHING CONTRIBUTION

Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer.

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MAXIMUM PERMISSIBLE AMOUNT

Means the maximum Annual Addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any Limitation Year.

For Limitation Years beginning before January 1, 2002, the Maximum Permissible Amount shall not exceed the lesser of

a.   the Defined Contribution Dollar Limitation, or

b.   25 percent of the Participant's Compensation for the Limitation Year,

For Limitation Years beginning on or after January 1, 2002, except for Catch-up Contributions, the Maximum Permissible Amount shall not exceed the lesser of

a.   $40,000, as adjusted for increases in the cost-of-living under Code
     Section 415(d), or

b.   100 percent of the Participant's Compensation (within the meaning of Code
     Section 415(c)(3)) for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                 Number of months in the short Limitation Year
                                       12

MONTH OF ELIGIBILITY SERVICE

Means the calendar month during which the Employee completes the number of Hours of Service designated in the Adoption Agreement. If the Adoption Agreement indicates a specific number of Months of Eligibility Service and no Hours of Service requirement is selected, the Employee will be deemed to be required to complete 831/3 Hours of Service if actual hours are used to determine eligibility. If an Hours of Service requirement is designated per month, that number when multiplied by the number of Months of Eligibility Service indicated in the Adoption Agreement cannot exceed 1000. Employees not meeting the hours requirement within the initial number of months indicated in the Adoption Agreement will satisfy the Month of Eligibility Service requirement when they complete 1,000 Hours of Service within the Eligibility Computation Period.

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any contribution, other than Roth Elective Deferrals, made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

NORMAL RETIREMENT AGE

Means the age specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 591/2.

OWNER-EMPLOYEE

Means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or the profits interest of the partnership.

PARTICIPANT

Means any Employee or former Employee of the Employer who has met the Plan's age and service requirements, has entered the Plan, and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

PARTICIPANT'S BENEFIT

Means the Participant's Individual Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Participant's Individual Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant's Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

PERMISSIVE AGGREGATION GROUP

Means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

PLAN

Means the prototype defined contribution plan adopted by the Employer that is intended to satisfy the requirements of Code Section 401 and ERISA Section 501. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Adopting Employer.

PLAN ADMINISTRATOR

The Adopting Employer shall be the Plan Administrator unless the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as the Plan Administrator and so notifies the Trustee (or Custodian, if applicable). The Adopting Employer shall also be the Plan Administrator if the person or persons so designated ceases to be the Plan Administrator. The Adopting Employer may

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establish an administrative committee that will carry out the Plan
Administrator's duties. Members of the administrative committee may allocate the Plan Administrator's duties among themselves. If the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Adopting Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law. The term Plan Administrator shall include any person authorized to perform the duties of the Plan Administrator and properly identified to the Trustee or Custodian as such. The Prototype Sponsor shall in no case be designated as the Plan Administrator. The Plan Administrator shall be a named Fiduciary of the Plan for purposes of ERISA Section 402(a).

PLAN SEQUENCE NUMBER

Means the three digit number the Adopting Employer assigned to the Plan in the Adoption Agreement. The Plan Sequence Number identifies the number of qualified retirement plans the Employer maintains or has maintained. The Plan Sequence Number is 001 for the Employers first qualified retirement plan, 002 for the second, etc.

PLAN YEAR

Means the 12-consecutive month period which coincides with the Adopting Employer's tax year or such other 12-consecutive month period as is designated in the Adoption Agreement. Notwithstanding the foregoing, a Plan Year may be a period less than 12 months, as defined in the Adoption Agreement.

PRE-AGE 35 WAIWER

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required in Plan Section 5.10(D)(1). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Plan
Section 5.10.

PRE-TAX ELECTIVE DEFERRALS

Means Elective Deferrals that are not included in a Participant's gross income at the time deferred. Elective Deferrals will be characterized as Pre-Tax Elective Deferrals unless the Roth Elective Deferral option is selected in the Adoption Agreement and, if the Plan permits Roth Elective Deferrals in addition to Pre-Tax Elective Deferrals, the Qualifying Participant also designates the deferral as a Roth Elective Deferral.

PRESENT VALUE

Unless otherwise indicated in the Adoption Agreement, for purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

PRIOR PLAN

Means A plan that was replaced by adoption of this Plan document as indicated in the Adoption Agreement.

PROJECTED ANNUAL BENEFIT

Means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan, assuming that

a. the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

b. the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

PROTOTYPE SPONSOR

Means the entity specified in the Adoption Agreement that makes this prototype Plan available to employers for adoption.

QUALIFIED DOMESTIC RELATIONS ORDER

A.   IN GENERAL

     Means A Domestic Relations Order

     1. that creates or recognizes the existence of an Alternate Payee's rights to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to A Participant under the Plan, and

     2. with respect to which the requirements described in the remainder of this section are met.

B.   SPECIFICATION OF FACTS

     A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies

     1. the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

     2. the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

     3.   the number of payments or period to which such order applies, and

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
     4.   each plan to which such order applies.

C.   ADDITIONAL REQUIREMENTS

     In addition to paragraph (B) above, a Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order

     1. does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

     2.   does not require the Plan to provide increased benefits, and

     3. does not require benefit to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

D.   EXCEPTION FOR CERTAIN PAYMENTS

     A Domestic Relations Order shall not be treated as failing to meet the requirements above solely because such order requires that payment of benefits be made to an Alternate Payee

     1. on or after the date on which the Participant attains (or would have attained) the earliest retirement age as defined in Code Section 414(p)(4)(B),

     2. as if the Participant had retired on the date on which such payment is to begin under such order, and

     3. in any form in which such benefits may be paid under the Plan to the Participant (other than in a Qualified Joint and Survivor Annuity) with respect to the Alternate Payee and their subsequent spouse.

QUALIFIED ELECTION

Means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless a) the Participant's Spouse consents to the election (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent), c) the Spouse's consent acknowledges the effect of the election, and d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver by the Participant will be deemed a Qualified Election. In addition, if the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Plan Section 5.10(D).

QUALIFIED JOINT AND SURVIVOR ANNUITY

Means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50 percent, unless a different percentage is elected by the Adopting Employer in the Adoption Agreement.

QUALIFIED MATCHING CONTRIBUTIONS

Means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferrals.

QUALIFIED NONELECTIVE CONTRIBUTIONS

Means Employer Contributions (other than Matching Contributions, Qualified Matching Contributions, or Employer Profit Sharing Contributions) allocated to Participants' Individual Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions (other than hardships) that are applicable to Elective Deferrals.

QUALIFIED PRERETIREMENT SURVIROR ANNUITY

Means a survivor annuity for the life of the surviving Spouse of the Participant if the payments are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan in accordance with Code Section 417(c).

QUALIFYING CONTRIBUTING PARTICIPANT

Means a Contributing Participant who satisfies the requirements described in Plan Section 3.02 to be entitled to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

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QUALIFYING EMPLOYER SECURITY(IES)

Means stock that is issued by the Employer and transferred to this Plan and that is subject to the requirements of ERISA Section 407 and meets the requirements of ERISA Section 407(d)(5),

QUALIFYING PARTICIPANT

A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a standardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will be a Qualifying Participant for a Plan Year if the Participant either completes more than 500 Hours of Service (three consecutive calendar months if the Elapsed Time method of determining service applies) during the Plan Year or is employed on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year. If the Elapsed Time method of determining service applies, each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

RECIPIENT

A Recipient includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Recipients with regard to the interest of the Spouse or former Spouse.

REQUIRED AGGREGATION GROUP

Means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code
Section 401(a)(4) or 410.

REQUIRED BEGINNING DATE

Means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever is later, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, the Required Beginning Date is one of the following as selected by the Adopting Employer in the Adoption Agreement:

(a) the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2;

(b) the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of an amendment to the Plan that implements the changes to the Required Minimum Distribution rules of this Definition must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires; or

(c) the Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2;

     (1) any Participant (other than a five-percent owner) attaining age 70 1/2 after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996);

     (2) any Participant (other than a five-percent owner) attaining age 70 1/2 before 1997 may elect to stop distributions and recommence by April 1 of the calendar year following the year in which the Participant retires. To satisfy the Joint and Survivor Annuity Requirements described in Section 5.10, the requirements in Notice 97-75, Q&A-8, must be satisfied for any Participant who elects to stop distributions. There is either (as elected by the Employer in the Adoption Agreement)

          a)   a new annuity starting date upon recommencement, or

          b)   no new annuity starting date upon recommencement.

          A Participant is treated as a five-percent owner for purposes of this section if such Participant is a five-percent owner as defined in Code
          Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

     Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

     ROTH ELECTIVE DEFERRALS

     Means Elective Deferrals that are includible in a Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in their deferral election.

     ROTH IRA

     Means an individual retirement account as defined in Code Section 408A.

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SAFE HARBOR CODA

Means a Plan that has elected to make contributions in accordance with Plan
Section 3.03.

SAFE HARBOR NONELECTIVE CONTRIBUTIONS

Means Employer Contributions made in an amount equal to at least three percent of each Participant's Compensation on behalf of each Eligible Employee, unless otherwise specified in the Adoption Agreement. Such contributions shall be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

SELF-EMPLOYED INDIVIDUAL

Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

SEPARATE FUND

Means a subdivision of the Fund held in the name of a particular Participant or Beneficiary representing certain assets held for that Participant or Beneficiary. The assets that comprise a Participant's Separate Fund are those assets earmarked for the Participant and those assets subject to the Participant's individual direction pursuant to Plan Section 7.22(B).

SEVERANCE FROM EMPLOYMENT

Means an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the employee's new employer maintains such plan with respect to the employee.

SIMPLE 401(K) YEAR

Means the calendar year and is applicable only if the Employer has adopted a SIMPLE 401(k) Plan.

SIMPLE IRA

Means an individual retirement account that satisfies the requirements of Code Sections 408(p) and 408(a).

SPOUSE

Means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

STRAIGHT LIFE ANNUITY

Means an annuity payable in equal installments for the life of the Participant, that terminates upon the Participant's death.

TAXABLE WAGE BASE

Means, with respect to any taxable year, the contribution and benefit base in effect in Section 230 of the Social Security Act at the beginning of the Plan Year.

TERMINATION OF EMPLOYMENT

Means that the employment status of an Employee ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

TOP-HEAVY PLAN

Means a Plan determined to be a Top-Heavy Plan for any Plan Year pursuant to Plan Section 7.19.

TRADITIONAL IRA

Means an individual retirement account as defined in Code section 408(a).

TRUSTEE

Means, if applicable, an individual, individuals, or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Plan Section 8.05, A corporate Trustee must be a bank, trust company, broker, dealer or clearing agency as defined in Labor Regulation 2550.403(a)-l(b).

VALUATION DATE

Means the valuation date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date shall be the last day of the Plan Year and each additional date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the foregoing, for purposes of calculating the top heavy ratio, the Valuation Date shall be the last day of the initial Plan Year and the last day of the preceding Plan Year for each subsequent Plan Year.

VESTED

Means nonforfeitable, that is, an unconditional and legally enforceable claim against the Plan that is obtained by a Participant or the Participant's Beneficiary to that part of an immediate or deferred benefit under the Plan that arises from a Participant's Years of Vesting Service.

VESTED ACCOUNT BALANCE

Means the aggregate value of the Participant's Vested account balances derived from Employer and Nondeductible Employee Contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. This definition shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions, or both at the time of death or distribution.

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

YEAR OF ELIGIBILITY SERVICE

Means a 12-consecutive month period which coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement). An Employee does not complete a Year of Eligibility Service before the end of the 12-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

YEAR OF VESTING SERVICE

Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). Notwithstanding the preceding sentence, if the Adopting Employer so indicates in the Adoption Agreement, vesting shall be computed by reference to the 12-consecutive month period beginning with the Employee's Employment Commencement Date and each successive 12-month period commencing on the anniversaries thereof, or some other 12-consecutive month period.

Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement. However, if an Employee becomes ineligible to participate in the Plan because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Vesting Service, such Employee shall continue to accumulate Years of Vesting Service.

In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) that overlap as a result of such change.

                          SECTION ONE: EFFECTIVE DATES

Pursuant to the Definitions section of the Plan, the Effective Date means the date the Plan becomes effective as indicated in the Adoption Agreement. However, certain provisions of the Plan may have effective dates different from the Plan Effective Date, if, for example, the Plan is amended subsequent to the Effective Date.

                     SECTION TWO: ELIGIBILITY REQUIREMENTS

2.01  ELIGIBILITY TO PARTICIPATE

      Each Employee, except an Employee who belongs to a class of Employees excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon satisfying the age and Years of Eligibility Service requirements specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, there will not be an age requirement. If no option for Years of Eligibility Service is selected, no Years of Eligibility Service will be required.

      Notwithstanding the preceding paragraph, if the Adoption Agreement does not permit Employers to restrict participation of certain classes of Employees, the following Employees will be excluded from participation in the Plan.

      A. UNION EMPLOYEES - Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulation 1,410(b)-9. For this purpose, the term "Employee representatives" does not include any organization in which more than half of the members are Employees who are owners, officers, or executives of the Employer.

      B. NON-RESIDENT ALIENS - Employees who are non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911 (d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

      C. ACQUIRED Employees - Employees who became Employees as the result of certain acquisitions or dispositions as described under Code
            Section 410(b)(6)(C). Such Employees will be excluded from participation during the transition period beginning on the date of the change in the members of the group and ending on the last day of the first Plan Year beginning after the date of the change. A transaction under Code Section 410(b)(6)(C) is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

      Notwithstanding the preceding, Employees who are not eligible to participate in the Plan because of their classification as "part-time, seasonal or temporary employees, or any other employment classification that is directly or indirectly based on the number of Hours of Service that an Employee is customarily scheduled to work, will become eligible to participate in the Plan as of the Entry Date coincident with or next following such Employee's satisfaction of 1,000 Hours of Service in an Eligibility Computation Period.

2.02  PLAN ENTRY

      A. PLAN RESTATEMENT - If this Plan is an amendment or restatement of a Prior Plan, each Employee who was a Participant in the Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

      B. EFFECTIVE DATE - An Employee will become a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirements of Plan Section 2.01 as of such date, After the Effective Date, each Employee will become a Participant on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements of Plan Section 2.01, unless the Adopting Employer selects retroactive Entry Dates in the Adoption Agreement.

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      C.    NOTIFICATION - The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish the Employee with the enrollment forms or other documents which are required of Participants. Such notification shall be in writing (or in any other form permitted under rules promulgated by the IRS or DOL). The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan.

2.03  TRANSFER TO OR FROM INELIGIBLE CLASS

      If an Employee who had been a Participant becomes ineligible to participate because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately following the date of reemployment upon their return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, their eligibility to participate shall be determined by Plan Section 2.04.

      An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class, provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date they become a member of the eligible class, such Employee shall become a Participant on the first Entry Date coinciding with or following the date they satisfy those requirements, unless otherwise indicated in the Adoption Agreement.

2.04  RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE

      A. EMPLOYEE NOT A PARTICIPANT BEFORE BREAK - If an Employee incurs a Break in Eligibility Service before satisfying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

      B. EMPLOYEE A PARTICIPANT BEFORE BREAK - If a Participant incurs a Break in Eligibility Service, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately following the date of reemployment, except as set forth in Plan
          Section 2.04(C).

2.05  DETERMINATIONS UNDER THIS SECTION

      The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06  TERMS OF EMPLOYMENT

      Nothing with respect to the establishment of the Plan and trust or any action taken with respect to the Plan, nor the fact that a common law Employee has become a Participant shall give to that Employee any right to employment or continued employment or to grant any other rights except as specifically set forth in this Plan document, ERISA, or other applicable law; nor shall the Plan or trust limit the right of the Employer to discharge an Employee or to otherwise deal with an Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

                          SECTION THREE: CONTRIBUTIONS

3.01  ELECTIVE DEFERRALS

      Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for making Pre-Tax Elective Deferrals and/or Roth Elective Deferrals, if applicable, may begin making such Elective Deferrals to the Plan by enrolling as a Contributing Participant.

      A.    REQUIREMENTS TO ENROLL AS A CONTRIBUTING PARTICIPANT - Each
            Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may enroll as a Contributing Participant on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Plan Section 2.03. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to the Plan Administrator except as set forth in Plan
            Section 3.01(E) below. Except for occasional, bona fide administrative considerations as set forth in the Treasury Regulations, contributions made pursuant to such election cannot precede the earlier of 1) the date on which services relating to the contribution are performed, and 2) the date on which the Compensation that is subject to the election would be payable to the Employee in the absence of an election to defer. Any limits on Elective Deferrals designated by the Employer in Adoption Agreement Section Three may be determined either periodically throughout the Plan Year (e.g., each payroll period) or at the end of the Plan Year so long as the determination is made in a uniform and nondiscriminatory manner.

            Notwithstanding the dates set forth in Plan Section 3.01(A) as of which a Participant may enroll as a Contributing Participant, the Plan Administrator shall have the authority to designate, in a nondiscriminatory manner, additional enrollment dates during the 12-month period beginning on the Effective Date (or the date that Elective Deferrals may commence, if later) in order that an orderly first enrollment might be completed. In addition, if the Adopting Employer has indicated in the Adoption Agreement that Participants may make separate deferral elections with respect to bonuses, Participants shall be afforded a reasonable period of time before the issuance of such bonuses to elect to defer all or part of them into the Plan. Such an election to defer all or part of a bonus shall be independent of any other salary reduction agreement and shall not constitute a modification to any pre-existing salary reduction agreement. If a Plan permits both Pre-Tax and Roth Elective Deferrals and the Participant fails to designate whether their Elective Deferrals are Pre-Tax or Roth Elective Deferrals, the Participant will be deemed to have designated the Elective Deferral as Pre-Tax.

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

            Notwithstanding anything in this Plan to the contrary, if this Plan is subject to ERISA, the Employer shall deliver Elective Deferrals to the Trustee (or Custodian, if applicable) as soon as such contributions can reasonably be segregated from the general assets of the Employer. In no event, however, shall Elective Deferrals be deposited with the Trustee (or Custodian, if applicable) later than the 15th business day of the month following the month in which the Elective Deferrals would otherwise have been payable to a Participant in cash or by such other deadline determined under rules promulgated by the DOL. If this Plan is not subject to ERISA, the Employer shall deposit Elective Deferrals with the Trustee (or Custodian, if applicable) as of such time as is required by the IRS and DOL.

      B. CEASING ELECTIVE DEFERRALS - Except as otherwise provided in the Adoption Agreement, a Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thus withdraw as a Contributing Participant as of any such times established by the Plan Administrator in a uniform and nondiscriminatory manner by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on their behalf. A Participant who desires to withdraw as a Contributing Participant shall give notice of withdrawal to the Plan Administrator at least 30 days (or such shorter period as the Plan Administrator shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon their Termination of Employment, or on account of termination of the Plan. Notwithstanding anything in this Plan to the contrary, each Employee who has entered into a salary reduction agreement under a SIMPLE 401(k) Plan may terminate such agreement at any time during the year.

      C. RETURN AS A CONTRIBUTING PARTICIPANT AFTER CEASING ELECTIVE DEFERRALS - Except as otherwise provided in the Adoption Agreement, a Participant who has withdrawn as a Contributing Participant in Plan Section 3.01(B) (or because the Participant has taken a hardship distribution pursuant to Plan Section 5.01(C)(2)(b)) may not again become a Contributing Participant until the first day of the Plan Year and the first day of the seventh month of the Plan Year following such withdrawal, unless the Plan Administrator, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner (provided that Participants who take withdrawals pursuant to Plan Section 5.01(C)(2)(b) shall be subject to the conditions of that Section).

      D. CHANGING ELECTIVE DEFERRAL AMOUNTS - A Contributing Participant or a Participant who has met the eligibility requirements in the Adoption Agreement but who is not currently making Elective Deferrals (or Nondeductible Employee Contributions), may modify their salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals or Nondeductible Employee Contributions in the Adoption Agreement) the amount of their Compensation deferred into the Plan or change the type of their future Elective Deferrals (Roth or Pre-Tax), if applicable. Except as otherwise provided in the Adoption Agreement, such modification may be made as of such times established by the Plan Administrator in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete and deliver (either in writing or in any other form permitted by the IRS and the DOL) a new salary reduction agreement (or agreement to make Nondeductible Employee Contributions to the Plan Administrator). The Plan Administrator may prescribe such uniform and nondiscriminatory rules it deems appropriate to carry out the terms of this Plan Section 3.01(D).

      E.    AUTOMATIC ELECTIVE DEFERRALS AND AUTOMATIC ELECTIVE DEFERRAL
            INCREASES

            1. Automatic Elective Deferrals - Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the foregoing, if the Adopting Employer so elected in the Adoption Agreement, eligible Employees who fail to provide the Employer a salary reduction agreement indicating either 1) their desire not to make Elective Deferrals, or 2) the amount or percentage of Compensation to be deferred, will automatically have the amount or percentage of Compensation listed in the Adoption Agreement withheld from their Compensation and contributed as an Elective Deferral. Elective Deferrals for such Contributing Participants shall continue at the rate specified in the Adoption Agreement until
                  1) the Contributing Participant provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and the DOL) to the contrary, or unless 2) the Employer reduces or ceases Elective Deferrals for such Participant pursuant to Plan
                  Section 3.13(B)(8), or 3) Elective Deferrals are increased in accordance with Plan Section 3.01(E)(2). Contributions made pursuant to this Plan Section 3.01(E) will be characterized as Pre-Tax Elective Deferrals unless designated as Roth Elective Deferrals in the Adoption Agreement and will not be characterized as Nondeductible Employee Contributions.

                  An Employer who adopts automatic Elective Deferrals as described in this Plan Section 3.01(E)(1) shall establish uniform and nondiscriminatory procedures designed to ensure that each eligible Employee is provided an effective opportunity to make a salary deferral election. Such procedures shall include, but are not limited to, the means by which notice will be provided to each eligible Employee of their right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan and a reasonable period of time for completing such a salary reduction agreement.

            2. Automatic Elective Deferral Increases - If the Adopting Employer so elects in the Adoption Agreement, the Elective Deferral percentage or amount for Contributing Participants will be adjusted automatically by the Employer in the increments and time periods stated in the Adoption Agreement. Automatic Elective Deferral increases will be initiated by the Adopting Employer only for those Contributing Participants who fail to provide the Employer a salary reduction agreement on or before the date indicated in the Adoption Agreement and who are automatically enrolled pursuant to this Plan Section 3.01(E)(l) unless otherwise elected on the Adoption Agreement. In addition to the foregoing, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures to enable all Contributing Participants, including those who were not automatically enrolled as Contributing Participants pursuant to Plan Section 3.0l(E)(l), to elect to have their Elective Deferrals automatically increased.

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

                  An Employer who adopts the automatic Elective Deferral increase feature described in this Plan Section 3.01(E)(2) shall establish uniform and nondiscriminatory procedures designed to ensure that each Contributing Participant is provided an effective opportunity to make and modify their salary deferral election such that automatic Elective Deferral increases will not apply to such Participant. Such procedures shall include, but are not limited to, the means by which notice will be provided to each Contributing Participant of their right to complete a salary reduction agreement discontinuing automatic Elective Deferral increases and a reasonable period of time for completing such a salary reduction agreement.

      F. PRE-TAX VS. ROTH ELECTIVE DEFERRALS - If the Adopting Employer so elects in the Adoption Agreement, each Employee who enrolls as a Contributing Participant may specify whether their Elective Deferrals are to be characterized as Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a specified combination, A Contributing Participant's election will remain in effect until superseded by another election. Elective Deferrals contributed to the Plan as one type, either Roth or Pre-Tax, may not later be reclassified as the other type. A Contributing Participant's Roth Elective Deferrals will be deposited in the Contributing Participant's Roth Elective Deferral subaccount in the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Contributing Participant's Roth Elective Deferral account, and gains, losses, and other credits or charges will be allocated on a reasonable and consistent basis to such subaccount.

      G. CATCH-UP CONTRIBUTIONS - Unless elected otherwise in the Adoption Agreement, all Employees who are eligible to make Elective Deferrals under this Plan and who are age 50 or older by the end of their taxable year will be eligible to make Catch-up Contributions. Catch-up Contributions are not subject to the limits on Annual Additions under Code Section 415, are not counted in the ADP test, and are not counted in determining the minimum allocation under Code
            Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

      H. ELECTIVE DEFERRALS TO A SIMPLE 401(K) PLAN - Notwithstanding anything in this Plan to the contrary, if the Employer is an Eligible Employer for SIMPLE 401(k) Plans and has established a SIMPLE 401(k) Plan, each Eligible Employee may deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction election and have their Compensation reduced for the SIMPLE 40 1(k) Year in any amount selected by the Employee subject to the limitation described below. The Employer will make Elective Deferral contributions to this Plan in the amount by which the Employee's Compensation has been reduced.

            The total Elective Deferrals to a SIMPLE 401(k) for any Eligible Employee cannot exceed the limitation on Elective Deferrals in effect for the SIMPLE 401(k)Year. The limitation on Elective Deferrals to a SIMPLE 401(k) Plan is $6,000 for 2000, $6,500 for 2001, $7,000 for 2002 and increased by $1,000 for each SIMPLE 401(k) Year thereafter up to $10,000 for 2005 and later years. After 2005, the $10,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 408(p)(2)(E). Any such adjustments will be in multiples of $500. Beginning in 2002, the amount of an Eligible Employee's Elective Deferrals permitted for a SIMPLE 401(k) Year is increased for Employees age 50 or older by the end of the SIMPLE 401(k) Year by the amount of allowable Catch-up Contributions. The amount of allowable Catch-up Contributions is $500 for 2002, increasing by $500 for each year thereafter up to $2,500 for 2006. After 2006, the $2,500 limit will be adjusted by the Secretary of the Treasury for the cost-of-living increases under Code Section 414(v)(2)(C). Catch-up Contributions are otherwise treated the same as other Elective Deferrals.

            In addition to any other election periods provided under the Plan, each Eligible Employee in a SIMPLE 401(k) Plan may make or modify a salary reduction agreement during the 60-day period immediately preceding each January 1.

            For the SIMPLE 401(k) Year an Employee becomes eligible to make Elective Deferral contributions under a SIMPLE 401(k) Plan, the 60-day election period requirement described above is deemed satisfied if the Employee may make or modify a salary reduction agreement during a 60-day period that includes either the date the Employee becomes eligible or the day before.

      I. SIMPLE 401(K) NOTICE REQUIREMENTS - The Employer will notify each Eligible Employee before the 60-day election period described in Plan Section 3.01(H) that they can complete a salary reduction agreement or modify a prior salary reduction agreement during that period. The notification must indicate whether the Employer will provide the three-percent Matching Contribution or a two-percent nonelective contribution described in Plan Section 3.02.

3.02  MATCHING CONTRIBUTIONS

      The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualifying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and Years of Eligibility Service and other requirements that are specified for Matching Contributions in the Adoption Agreement, and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. The Employer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper Matching Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as Matching Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year so long as the amount of Matching Contributions is determined in a uniform and nondiscriminatory manner.

      For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation Section 1.401(k) and 1.401(m) became effective), Matching Contributions with respect to a non-Highly Compensated Employee taken into account under the Actual Contribution Percentage (ACP) test cannot exceed the greatest of 1) 5 percent of Compensation, 2) the amount of the Qualifying Contributing Participant's Elective Deferrals, and 3) the product of two times the plan's representative matching rate and the Qualifying Contributing Participant's Elective Deferrals for a year. The "representative matching rate," for this purpose, is the lowest matching rate for any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one half of all non-Highly Compensated Employees for the Plan Year who make Elective Deferrals for the Plan Year (or if greater, the lowest matching rate for all eligible non-Highly Compensated Employees in the Plan who are employed by

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                                       19
      the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year). The "matching rate" is generally the Matching Contribution made for a Qualifying Contributing Participant, divided by their Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals, the matching rate is determined assuming that a Qualifying Contributing Participant's Elective Deferrals are equal to six percent of Compensation.

      Notwithstanding the foregoing, if an Eligible Employer has established a SIMPLE 401(k) Plan, the Employer will contribute a Matching Contribution to the Plan on behalf of each Employee who makes an Elective Deferral contribution as set forthin Plan Section 3.01(H). The amount of the Matching Contribution will be equal to the Employee's Elective Deferral contribution up to a limit of three percent of the Employee's Compensation for the entire SIMPLE 401(k) Year. For any year, instead of a Matching Contribution to a SIMPLE 401(k) Plan, however, the Employer may elect to contribute a nonelective contribution of two percent of Compensation for the full SIMPLE 401(k) Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Adoption Agreement) for the SIMPLE 401(k) Year.

3.03  SAFE HARBOR CODA
      If the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, and if the provisions of this Plan Section 3.03 are followed for the Plan Year, then any provisions relating to the ADP Test described in Code Section 401(k)(3) or the ACP Test described in Code
      Section 401(m)(2) shall not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Plan Section 3.03, the provisions of this Section shall apply.

     A. ADP TEST SAFE HARBOR CONTRIBUTIONS - The Employer will make the ADP Test Safe Harbor Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee unless such contributions are otherwise limited in the Adoption Agreement. If the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement and not to this Plan. However, even though another plan is listed in the Adoption Agreement, such contributions will be made to this Plan unless 1) each Eligible Employee under this Plan is also eligible under the other plan, and 2) the other plan has the same Plan Year as this Plan. The Employer may make ADP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ADP Test Safe Harbor Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ADP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable)) or at the end of the Plan Year so long as the amount of ADP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner.

            In addition, such contributions cannot be made with regard to permitted disparity rules under Code Section 401(1).

     B. ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS - In addition to the ADP Test Safe Harbor Contributions described in the Definition Section of the Plan, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee for the Plan Year. The Employer may make ACP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ACP Test Safe Harbor Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ACP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year so long as the amount of ACP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner.

      C. NOTICE REQUIREMENT - At least 30 days, but not more than 90 days, or any other reasonable period before the beginning of the Plan Year (or such other times if permitted by the IRS), the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the foregoing, the Employer may change this notice requirement pursuant to rules promulgated by the IRS.

            Notwithstanding the foregoing, the Employer will also satisfy the notice requirements of this Plan Section 3.03(C) if the Employer provides a contingent notice that would otherwise satisfy the requirements in the preceding paragraph except that in lieu of specifying the amount of the ADP Test Safe Harbor Contribution, the notice states that the Employer will determine during the Plan Year whether to make a Safe Harbor Nonelective Contribution. If a contingent notice is provided and the Employer decides to make a Safe Harbor Nonelective Contribution, the Employer must deliver a follow-up notice to each Eligible Employee no later than 30 days or any other reasonable period before the last day of the Plan Year notifying them of the Safe Harbor Nonelective Contribution and must execute all necessary Plan amendments. If an Employer fails to provide a follow-up notice, no Safe Harbor Nonelective Contribution will be required and the Plan will not qualify as a Safe Harbor CODA for that year. The Plan may qualify as a Safe Harbor CODA for subsequent years following proper notice and contributions.

      D. ELECTION PERIODS - In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Plan Section 3.03(C) above. Notwithstanding the foregoing, the Employer may change the election periods described above pursuant to rules promulgated by the IRS.

3.04  EMPLOYER CONTRIBUTIONS

      A. OBLIGATION TO CONTRIBUTE-Except as otherwise indicated in the Adoption Agreement, the Employer may contribute an amount to be determined from year to year. If this Plan is a profit sharing plan, the Employer may, in its sole discretion, make contributions without regard to current or accumulated earnings or profits unless otherwise indicated in the Adoption Agreement.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

      B.    ALLOCATION FORMULA AND THE RIGHT TO SHARE IN THE EMPLOYER
            CONTRIBUTION

            1. General - Except as otherwise indicated in the Adoption Agreement, Employer Profit Sharing Contributions shall be allocated to all Qualifying Participants using a pro rata allocation formula. Under the pro rata allocation formula, Employer Profit Sharing Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. The Employer Contribution for any Plan Year will be deemed allocated to each Participant's Individual Account as of the last day of that Plan Year. Notwithstanding the foregoing, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, and Employer Target Benefit Pension Contributions shall be allocated to the Plan on behalf of each Participant who has incurred a Disability and who is a non-Highly Compensated Employee if so specified in the Adoption Agreement.

                  Any Employer Contribution for a Plan Year must satisfy Code
                  Section 401(a)(4) and the Treasury Regulations thereunder for such Plan Year.

            2.    Special Rules for Integrated Plans -

                  a. EXCESS INTEGRATED ALLOCATION FORMULA - If the Adopting Employer has selected the excess integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows (the Employer may start with Step 3 if this Plan is not top-heavy).

                        Step 1. Employer Profit Sharing Contributions shall
                                first be allocated pro rata to Qualifying
                                Participants in the manner described in Plan
                                Section 3.04(B)(l). The percent so allocated under Step 1 shall not exceed three percent of each Qualifying Participant's Compensation.

                        Step 2. Any Employer Profit Sharing Contributions
                                remaining after the allocation in Step 1 shall be allocated to each Qualifying Participant's Individual Account in the ratio that each Qualifying Participant's Compensation for the Plan Year in excess of the integration level bears to all Qualifying Participants' Compensation in excess of the integration level, but not in excess of three percent of each Qualifying Participant's Compensation. For purposes of this Step 2, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, such Qualifying Participant's total compensation for the Plan Year will be taken into account.

                        Step 3. Any Employer Profit Sharing Contributions
                                remaining after the allocation in Step 2 shall be allocated to each Qualifying Participant's Individual Account in the ratio that the sum of each Qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the applicable profit sharing maximum disparity rate as described below. For purposes of this Step 3, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, two times such Qualifying Participant's total compensation for the Plan Year will be taken into account.

                        Step 4. Any Employer Profit Sharing Contributions
                                remaining after the allocation in Step 3 shall be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)
                                (1).

                  b. BASE INTEGRATED ALLOCATION FORMULA - If the Adopting Employer has selected the base integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows. The Base Integrated Allocation Formula is not available for years in which the Plan is top heavy.

                        Step 1. Employer Profit Sharing Contributions shall
                                 first be allocated to each Qualifying
                                 Participant's Individual Account in the ratio that the sum of each Qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the non-top heavy profit sharing maximum disparity rate as described below.

                        Step 2. Any Employer Profit Sharing Contributions
                                remaining after the allocation in Step 1 shall be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)
                                (1).

                  c. MAXIMUM DISPARITY RATE - If the Adopting Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, the integration level shall be defined in the Adoption Agreement. If the Adopting Employer has selected the integrated contribution or allocation formula and no integration level is selected in the Adoption Agreement, the Taxable Wage Base will be the integration level. The maximum disparity rate shall be determined in accordance with the following table.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                                  MAXIMUM DISPARITY RATE


                                                              Top-Heavy      Non-Top-Heavy
Integration Level                     Money Purchase       Profit Sharing   Profit Sharing
-----------------                     --------------       --------------   ---------------
Taxable Wage Base (TWB)                    5.7%                 2.7%             5.7%

More than $0 but not more
than 20 percent of TWB                     5.7%                 2.7%             5.7%

More than 20 percent of TWB but
not more than 80 percent of TWB            4.3%                 1.3%             4.3%

More than 80 percent of TWB but
less than TWB                              5.4%                 2.4%             5.4%

                  d.    Annual overall permitted disparity limit:
                        Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), if this is a profit sharing plan, Employer Profit Sharing Contributions and forfeitures shall be allocated to the account of each Qualifying Participant in the ratio that such Qualifying Participant's total Compensation bears to the total Compensation of all Qualifying Participants. If this Plan is a money purchase pension plan, Employer Money Purchase Pension Contributions shall be made to the account of each Qualifying Participant in an amount equal to the excess contribution percentage multiplied by the Participant's total Compensation.

                  e. Cumulative permitted disparity limit: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

                  Compensation shall mean compensation as defined in the Definition section of the Plan, without regard to any exclusions selected in Section Six of the Adoption Agreement.

            3. Special Rules for Government Contract Plans - If the Employer so elects in the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such amounts for each Qualifying Participant as determined by the hourly rate designated for each Qualifying Participant's work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state, or municipal prevailing wage law to which the Employer is a party.

            4. Minimum Coverage Test - This paragraph shall apply to any nonstandardized Plan if, for any Plan Year, the Plan fails to satisfy the ratio percentage test described in Code Section 41 0(b)(1) as of the last day of any such Plan Year. The ratio percentage test is satisfied if, on the last day of the Plan Year, taking into account all Employees, or former Employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees which is at least 70 percent of the percentage of Highly Compensated Employees benefiting under the Plan. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Code
                  Section 1.410(b)-3(a). If the Plan fails the ratio percentage test, the Employer Contribution for the Plan Year will be allocated to Participants in the first class of Participants set forth below. If the Plan still fails, then the Employer Contribution will also be allocated to Participants in the next class and each succeeding class until the Plan satisfies the minimum coverage requirements. A class shall be covered only if necessary to satisfy those requirements. The classes, in order of priority, are as follows.

                  a. Participants who are still employed on the last day of the Plan Year who have completed 90 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

                  b. Participants who are still employed on the last day of the Plan Year who have completed 80 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

                  c. Participants who are still employed on the last day of the Plan Year who have completed 70 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

                  d. Participants who are still employed on the last day of the Plan Year who have completed 60 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                  e. Participants who are still employed on the last day of the Plan Year who have completed 50 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

                  f. Any Participant still employed on the last day of the Plan Year;

                  g. Participants who are not employed on the last day of the Plan Year because the Participant has died, incurred a Disability, or attained Normal Retirement Age;

                  h. Participants who are not employed on the last day of the Plan Year who have completed at least 1,000 Hours of Service during the Plan Year;

                  i. Participants who are not employed on the last day of the Plan Year who have completed at least 750 Hours of Service for the Plan Year;

                  j. Participants who are not employed on the last day of the Plan Year who have completed at least 500 Hours of Service for the Plan Year.

                  If the minimum coverage test is performed after any Employer Contribution has been allocated and the Plan fails the minimum coverage test, the Employer shall make an additional contribution to the Plan on behalf of those Participants that are entitled thereto pursuant to items (a) through (j) above. The amount of the contribution for such Participants shall be determined pursuant to the Plan's allocation formula.

                  Notwithstanding the foregoing, an Employer may utilize the average benefits test in lieu of the ratio percentage test and the correction option described above, to satisfy minimum coverage.

            5. Special Rule for Owner-Employees - If this Plan provides contributions or benefits for one or more Owner-Employees, contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee.

            6. Inclusion of Ineligible Employees - If any Employee who is not a Qualifying Participant is erroneously treated as a Qualifying Participant during a Plan Year, then, except as otherwise provided in Plan Section 3.04(F), the Employer will not be eligible to receive any portion of the contribution erroneously allocated to the Individual Account of the ineligible Employee. The Employer must correct the inclusion of ineligible employees using any method permitted under the Employee Plans Compliance Resolution System (EPCRS) or allowed by the IRS or DOL under regulations or other guidance. The EPCRS is currently described in IRS Revenue Procedure 2006-27.

            7. Exclusion of Eligible Participant - If the Plan is a profit sharing plan, and if in any Plan Year, any Participant is erroneously excluded and discovery of such exclusion is not made until after the Employer Contribution has been made and allocated, then the Employer must contribute for the excluded Participant the amount, including earnings thereon, which the Employer would have contributed for the Employee. The Employer must correct the exclusion of eligible employees using any method permitted under the Employee Plans Compliance Resolution System (EPCRS) or allowed by the IRS or DOL under regulations or other guidance. The EPCRS is currently described in IRS Revenue Procedure 2006-27.

            8. Cross-Tested Allocation Formula - If elected by the Adopting Employer in the Adoption Agreement, the Employer will determine the total amount of Employer Profit Sharing Contributions for each Plan Year and either (1) allocate such total amount to Participant groups (the "participant group allocation method"), or (2) allocate such total amount using age weighted allocation rates (the "age weighted allocation method"). Employer Profit Sharing Contributions will be allocated to each Qualifying Participant.

                  a.    Participant Group Allocation (New Comparability)
                        Method- If the Employer has elected the Participant group allocation method in the Adoption Agreement, either each Participant will constitute a "separate allocation group" for purposes of allocating Employer Profit Sharing Contributions or Participants will be divided into groups specified on the Adoption Agreement. Only a limited number of allocation rates (defined below) is permitted, and the number of allocation rates cannot be greater than the maximum allowable number of allocation rates. The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible non-Highly Compensated Employees and the allowable number of allocation rates for eligible Highly Compensated Employees. The allowable number of allocation rates for eligible Highly Compensated Employees is equal to the number of eligible Highly Compensated Employees, limited to 25. The allowable number of non-Highly Compensated Employee allocation rates depends on the number of eligible non-Highly Compensated Employees, limited to 25.

                        The allocation will be made as follows: First, the total amount of Employer Profit Sharing Contributions is allocated among the deemed aggregated allocation groups in portions determined by the Employer. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate, Second, within each deemed aggregated allocation group, the allocated portion is allocated to each Qualifying Participant in the ratio that such Qualifying Participant's Compensation bears to the total Compensation of all Qualifying Participants in the group. An allocation rate is the amount of Employer Profit Sharing Contributions allocated to a Qualifying Participant for a year, expressed as a percentage of Compensation. The number of eligible non-Highly Compensated Employees to which a particular allocation rate applies must reflect a reasonable classification of Employees, and no Employee can be assigned to more than one deemed aggregated allocation group for a Plan Year.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                        For a Plan with only one or two eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates is one.

                        For a Plan with 3 to 8 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed two.

                        For a Plan with 9 to 11 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed three.

                        For a Plan with 12 to 19 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed four.

                        For a Plan with 20 to 29 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed five.

                        For a Plan with 30 or more eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed the number of eligible non-Highly Compensated Employees divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed 25.

                  b. Age Weighted Allocation Method- If the age weighted allocation method is elected in the Adoption Agreement. the total Employer Profit Sharing Contribution will be allocated to each Qualifying Participant such that the equivalent benefit accrual rate for each Qualifying Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Qualifying Participant's testing age, expressed as a percentage of the Qualifying Participant's Compensation which is provided from the allocation of Employer Profit Sharing Contributions and forfeitures for the Plan Year, using standardized actuarial assumptions that satisfy Treasury Regulation 1.401(a)(4)-12. The Qualifying Participant's testing age is the later of Normal Retirement Age, or the Qualifying Participant's current age.

                        i. If the age-weighted formula for allocations and the safe harbor requirements of Section 1.401(a)(4)-2(b)(3) of the Income Tax Regulations are selected in the Adoption Agreement, then, to the extent necessary, the following steps shall be taken:

                              (a) Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan and determine the average allocation rate for such group of Employees.

                              (b) Identify the Employees of the Employer who are Highly Compensated Employees of such Employer who participate in the Plan and determine the average allocation rate for such group of Employees.

                              (c) As of the date of allocation, determine that amount by which the average allocation rate for the group of Participants who are not Highly Compensated Employees is less than the average allocation rate of the group of the Participants who are Highly Compensated Employees.

                              (d) Lower the aggregate allocation to all of the Highly Compensated Employees by the amount necessary to cause the average allocation rate of the Participants who are not Highly Compensated Employees (as determined after including the amount by which the Highly Compensated Employees' allocation is lowered and that is subsequently allocated to the Participants who are not Highly Compensated) to equal the average allocation rate of the Participants who are Highly Compensated Employees (as determined after the Highly Compensated Employees' allocation has been lowered).

                              (e)   Reallocate the aggregate amount of the
                                    contributions after the reduction in (d) above to the Participants who are Highly Compensated Employees using the allocation formula in the Adoption Agreement; provided that for purposes of this allocation, "Qualifying Participants" shall mean only those Participants who are Highly Compensated Employees and "Employer Profit Sharing Contributions" shall mean only those contributions allocated to Participants who are Highly Compensated Employees.

                              (f)   Reallocate the aggregate amount of the
                                    contributions after the increase in (d)
                                    above to the Participants who are not Highly
                                    Compensated Employees using the allocation formula in the Adoption Agreement; provided that for purposes of this allocation, "Qualifying Participants" shall mean only those Participants who are not Highly Compensated Employees and "Employer Profit Sharing Contributions" shall mean only those contributions allocated to Participants who are not Highly Compensated Employees.

                        ii. If the age-weighted formula for allocations and the general test requirements of Section 1,401(a)(4)-2(c) of the Income Tax Regulations are selected in the Adoption Agreement, then, to the extent necessary, the following steps shall be taken for each rate group of the Employer which fails to satisfy the rules of that Section:

                              (a) Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan and who are not part of the applicable rate group because their allocation rates are too low and arrange them in order of their allocation rates from the highest to the lowest.

                              (b) Identify the Highly Compensated Employees who participate in the Plan and are in the rate group and arrange them in order of their allocation rates from the highest to the lowest.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                              (c) As of the date of allocation, lower the allocation of the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the amount which when added to the Individual Account of the individual in (a) above who has the highest allocation rate will cause that rate to be increased to equal that of the Highly Compensated Employee with respect to whom the rate group is constructed. As of the date of allocation, that reduction shall be added to such individual's Individual Account.

                              (d)   Repeat (c) above with respect to the
                                    individual in (a) above who has the next highest equivalent accrual rate and continue that process with the other individuals described in (a) above in the order of their allocation rates from the highest to the lowest until such rules are satisfied for the rate group. If the allocation rate of a Highly Compensated Employee is lowered under
                                    (c) above or this clause (d) to the point where it is equal to that of one or more other Highly Compensated Employees in the rate group, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their allocation rates to be reduced by the same amount.

            9. Minimum Gateway Requirements for New Comparability Plans - If a new comparability allocation formula is selected in the Adoption Agreement, the benefit provided under the allocation method of that formula must satisfy one of the following gateway tests by making the appropriate selections in the Adoption Agreement:

                  a. The Plan must provide an allocation that uses broadly available allocation rates. The Plan will have broadly available allocation rates for the Plan Year if each allocation rate under the Plan is currently available during the Plan Year to a group of Employees that satisfies the requirements under Code Section 410(b) (without regard to the average benefit percentage test of Treasury Regulation 1.410(b)-5) and as otherwise specified in Treasury Regulation 1.401(a)(4)-(b)(l)
                        (iii).

                  b. The Plan satisfies a minimum allocation gateway for a plan that is not a combination of permissively aggregated defined contribution and defined benefit plans, or a plan in which the aggregated plan is not considered primarily defined benefit in character, if it otherwise satisfies Treasury Regulation 1,401(a)(4)-8(b)
                        (1)(vi). The Plan will satisfy such gateway if:

                        i. each non-Highly Compensated Employee who is eligible to participate has an allocation rate that is at least one- third of the allocation rate of the Highly Compensated Employee with the highest allocation rate; or

                        ii. each non-Highly Compensated Employee who is eligible to participate receives an allocation of at least 5% of such Employee's Compensation, as defined in Code Section 4l5(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section.

                              For purposes of determining the allocation rate in
                              (i) above, such allocation rate shall equal the quotient of the Employer Profit Sharing Contribution allocated to a Participant divided by the Participant's Compensation.

                              The Employer must make additional contributions to a Participant who is a non-Highly Compensated Employee and who receives only a top-heavy minimum contribution or a Safe Harbor Nonelective Contribution, in order to satisfy the minimum allocation gateway. The amount of such additional contribution shall be equal to the difference between the amount required to satisfy the minimum allocation gateway and the top-heavy minimum or Safe Harbor Nonelective Contribution received by such Employee, whichever is applicable.

                        Notwithstanding the foregoing, this Plan document cannot be used if this Plan is a combination of permissively aggregated defined contribution and defined benefit plans, in which the aggregated plan is considered primarily defined benefit in character, as defined in Treasury Regulation 1.401(a)(4)-9(b)(2)(v)(B).

            10. Minimum Allocation Gateway for New Comparability - One-Third Approach - If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway for new comparability purposes and to reallocate contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each a non-Highly Compensated Employee with an allocation rate which is equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, then, to the extent necessary, the following steps shall be taken:

                  a. Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer and arrange them in order of their allocation rates from the highest to the lowest.

                  b. Identify the Highly Compensated Employees of the Employer who participate in the Plan and arrange them in order of their allocation rates from the highest to the lowest.

                  c. As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the lesser of (i) the amount necessary so that the non-Highly Compensated Employee with the lowest allocation rate receives an allocation equal to one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, or (ii) the amount which would cause such Highly Compensated Employee's allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction shall be added to the Individual Account of the non-Highly Compensated Employee described in (i) above.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

               d. Repeat the procedures in (c) above until all non-Highly Compensated Employees have an allocation rate equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate. If the allocation rate of a Highly Compensated Employee is lowered under (c) above or this clause (d) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

               e. Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution are considered benefiting for purposes of the minimum allocation gateway. Allocation rates shall include such contributions when determining whether the minimum gateway allocation has been satisfied.

          11. Minimum Allocation Gateway for New Comparability- Five Percent Approach- If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway under new comparability and to reallocate contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each non-Highly Compensated Employee with an allocation of at least 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section, then, to the extent necessary, the following steps shall be taken.

               a. Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer and arrange them in order of their allocation rates from the highest to the lowest.

               b. Identify the Highly Compensated Employees of the Employer who participate in the Plan and arrange them in order of their allocation rates from the highest to the lowest.

               c. As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the lesser of(i) the amount necessary so that the non-Highly Compensated Employee with the lowest allocation rate receives an allocation equal to 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section, or
                    (ii) the amount which would cause such Highly Compensated Employee's allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction shall be added to the Individual Account of the non- Highly Compensated Employee described in (i) above.

               d. Repeat the procedures in (c) above until all Employees of the non-Highly Compensated Employees have an allocation rate equal to at least 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the each of the non-Highly Compensated Employees are eligible to receive an allocation under this Section. If the allocation rate of a Highly Compensated Employee is lowered under (c) above or this clause (d) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

               e. If the allocation rate of the Highly Compensated Employees are less than 5%, either before any reallocation pursuant to this (11), or as a result of any reallocation pursuant to this (11), then for that Plan Year, the Employer Profit Sharing Contributions shall be allocated as if the Employer had elected a pro rata allocation formula (as described in Adoption Agreement Section Three).

               f. Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution are considered benefiting for purposes of the minimum allocation gateway. Allocation rates shall include such contributions when determining whether the minimum gateway allocation has been satisfied.

     C. ALLOCATION OF FORFEITURES - Forfeitures may be, at the Employer's discretion, applied first to the payment of the Plan's administrative expenses in accordance with Plan Section 7.04 or applied to the restoration of Participants' Individual Accounts pursuant to Plan
          Section 4.01(C)(3). Any remaining Forfeitures shall be allocated as follows:

          1. Profit Sharing Plan - If this is a profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures will be used to reduce Employer Contributions. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions) may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

          2. 401(k) Profit Sharing Plan - If this is a 401(k) profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures of Employer Profit Sharing Contributions, Matching Contributions, ACP Test Safe Harbor Matching Contributions, and Excess Aggregate Contributions shall be used to reduce Employer Contributions. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions) may be allocated to Qualifying Participants in accordance with Plan
               Section 3.04(B).

          3. Money Purchase Pension Plan and Target Benefit Pension Plan- If this Plan is a money purchase pension plan or a target benefit pension plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be used to reduce Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions to the Plan. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions), other than forfeitures arising under a target benefit plan, may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

                                           (C)2010 Ascensus, Inc., Brainerd, MN

          Forfeitures must be applied as of the last day of the Plan Year in which the Forfeitures arose or, if necessary, any subsequent Plan Year following the Plan Year in which the Forfeiture arose. Notwithstanding the foregoing, Forfeitures must be applied in a uniform and nondiscriminatory manner if applied either to the payment of the Plan's administrative expenses or to the restoration of Participants' Individual Accounts pursuant to Plan
          Section 4.01(C)(3), Forfeitures that are reallocated to Participants' Individual Accounts need not be reallocated to the same contribution source from which they were forfeited.

     D. TIMING OF EMPLOYER CONTRIBUTION - Unless otherwise specified in the Plan or permitted by law or regulation, the Employer Contribution made by an Employer for each Plan Year shall be deposited with the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its tax year in which the Plan Year ends, including extensions thereof. Notwithstanding the foregoing, Employer Contributions may be deposited during the Plan Year for which they are being made.

     E. MINIMUM ALLOCATION FOR TOP-HEAVY PLANS - The contribution and allocation provisions of this Plan Section 3.04(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan and shall supersede any conflicting provisions in the Plan or Adoption Agreement.

          1. Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or (in the case where the Employer does not maintain a defined benefit plan in addition to this Plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee's Compensation, as limited by Code Section 401(a)(17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Unless the Adopting Employer, in the Adoption Agreement, elects to allocate a top-heavy contribution to Participants who are Key Employees, only Participants who are not Key Employees will be entitled to receive the minimum allocation. Notwithstanding the foregoing, if the Employer maintains a defined benefit plan in addition to this Plan and specifies in the Adoption Agreement that the minimum allocation will be made to this Plan, then except as provided in (3) and (4) below, Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than five percent of such Participant's Compensation. For purposes of the preceding sentences, the largest percentage of Employer Contributions and Forfeitures as a percentage of each Key Employee's Compensation shall be determined by treating Elective Deferrals as Employer Contributions. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of 1) the Participant's failure to complete 1,000 Hours of Service (or any comparable period provided in the Plan), or 2) the Participant's failure to make mandatory Nondeductible Employee Contributions to the Plan, or 3) Compensation less than a stated amount.

          2. For purposes of computing the minimum allocation, Compensation shall mean Compensation as provided in the Definitions Section of the Plan as limited by Code Section 401(a)(17) and shall include any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income under Code Sections 402(g), 125, 132(f)(4), or 457. Compensation for the full Determination Year will be used in calculating the minimum allocation.

          3 The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          4. The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Adopting Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

          5. The minimum allocation required under this Section 3.04(E) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

          6. Elective Deferrals (and for Plan Years beginning before 2002, Matching Contributions) may not be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top-Heavy Plans described in Plan Section 3.04(E)(1). Qualified Nonelective Contributions may, however, be taken into account for such purposes.

     F. RETURN OF THE EMPLOYER CONTRIBUTION TO THE EMPLOYER UNDER SPECIAL CIRCUMSTANCES - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

          In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code
          Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

          If applicable, no contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the

                                           (C)2010 Ascensus, Inc., Brainerd, MN

          Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

3.05 QUALIFIED NONELECTIVE CONTRIBUTIONS

     The Employer may elect to make Qualified Nonelective Contributions under the Plan. The amount of such contribution, if any, to the Plan for each Plan Year, shall be determined by the Employer.

     A. QUALIFIED NONELECTIVE CONTRIBUTIONS USED TO SATISFY TESTING REQUIREMENTS - Unless another allocation formula is specified in the Adoption Agreement, or in the situation in which an Employer wishes to allocate a Qualified Nonelective Contribution in addition to the allocation formula in the Adoption Agreement, Qualified Nonelective Contributions will be allocated to the Individual Accounts of non-Highly Compensated Employees who are eligible Participants following any allocation formula permitted under the law or regulation for purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. Notwithstanding the foregoing, no allocation shall be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. Qualified Nonelective Contributions may be made during the Plan Year for which they are being made; however, the Employer must follow the allocation requirements set forth in this Section 3.05 and must adhere to the eligibility requirements applicable to Elective Deferrals, including a forfeiture of allocations where such eligibility requirements are not satisfied.

          For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation 1.401(k) and 1.401(m) became effective), Qualified Nonelective Contributions taken into account under the Actual Deferral Percentage (ADP) test cannot exceed the product of the non-Highly Compensated Employee's Compensation and the greater of i) 5 percent (10 percent if the Qualified Nonelective Contribution is made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act plan) or ii) two times the Plan's representative contribution rate. The "representative contribution rate," for this purpose, is the lowest applicable contribution rate of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one half of all non-Highly Compensated Employees for the Plan Year (or if greater, the lowest applicable percentage contribution rate of any eligible non-Highly Compensated Employee in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year). The "applicable contribution rate" for these purposes is the sum of the Qualified Matching Contributions taken into account for the ADP test for the eligible non-Highly Compensated Employees for the Plan Year and the Qualified Nonelective Contributions made for the eligible non-Highly Compensated Employee for the Plan Year, divided by the eligible non-Highly compensated Employee's Compensation for the same period.

          If the current year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, The option to use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test is not available if prior year testing rules apply to the Plan

     B. SPECIAL RULES FOR GOVERNMENT CONTRACT PLANS - If the Employer so elects in the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such Qualified Nonelective Contribution amounts for each eligible Participant as determined by the hourly rate designated for each eligible Participant's work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state, or municipal prevailing wage law to which the Employer is a party. In addition to any Qualified Nonelective Contribution made under this Plan Section 3.05(B), the Employer may contribute additional Qualified Nonelective Contributions to be allocated to the Individual Accounts of non-Highly Compensated Employees who are eligible Participants following any allocation formula permitted under the law or regulation for the purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, as set forth in Plan
          Section 3.05(A). Such additional Qualified Nonelective Contributions can be taken into account for a Plan Year for a non-Highly Compensation Employee only to the extent such contributions do not exceed 10 percent of that non-Highly Compensated Employee's Compensation.

3.06 QUALIFIED MATCHING CONTRIBUTIONS

     The Employer may elect to make Qualified Matching Contributions under the Plan. Unless specified otherwise in the Adoption Agreement, the amount of such contribution, if any, to the Plan for each Plan Year, shall be determined by the Employer. In addition, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may use Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, pursuant to Treasury Regulations under Code Sections 401(k) and 401(m).

     Unless another allocation formula is specified in the Adoption Agreement, Qualified Matching Contributions, if made, shall be in an amount equal to that percentage of the Elective Deferrals (and Nondeductible Employee Contributions) of each non-Highly Compensated Employee that would be sufficient to cause the Plan to satisfy the Actual Contribution Percentage test, the Actual Deferral Percentage test, or both. For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation 1.401(k) and 1.401(m) became effective), if Qualified Matching Contributions exceed 100 percent of a Qualifying Contributing Participant's Elective Deferrals, the additional ACP testing restrictions listed in Plan Section 3.02 will apply.

     Notwithstanding anything in this Section to the contrary, all or any portion of the Qualified Matching Contributions may be included in the ADP and ACP tests if the Employer has elected to use the current year testing rules.


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                                       28

3.07 ROLLOVER CONTRIBUTIONS

     Unless otherwise indicated in the Adoption Agreement, an Employee may make Indirect Rollover and/or Direct Rollover contributions to the Plan from distributions made from plans described in Code Sections 401(a), 403(a), 403(b), 408, and 457(b) (if maintained by a governmental entity) (excluding Nondeductible Employee Contributions and Roth Elective Deferrals except as otherwise indicated in the Adoption Agreement) unless an Employee is either an Employee of a related employer that does not participate in this Plan or a member of any excluded class in Adoption Agreement Section Two and Plan
     Section 2.01. The Plan Administrator may require the Employee to certify, either in writing or in any other form permitted under rules promulgated by the IRS and DOL, that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or part of a rollover contribution was ineligible to be contributed to the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible.

     A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions, which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Where the Adoption Agreement does not permit Employer designation with respect to rollover contributions, the Employer may, in a uniform and nondiscriminatory manner, allow only Employees who have become Participants in the Plan to make rollover contributions.

3.08 TRANSFER CONTRIBUTIONS

     Unless otherwise indicated in the Adoption Agreement, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it in the name of an Employee from the trustee or custodian of another plan qualified under Code Section 401(a), unless an Employee is either employed by a related employer that does not participate in this Plan or a member of any excluded class in Adoption Agreement Section Two and Plan Section 2.01. Whether any particular transfer may be accepted by the Plan, and the procedures for the receipt of such transfers by the Plan, will be determined by the requirements of Treasury Regulation 1.411(d)-4, Q&A-3 and other rules promulgated by the IRS. Nothing in this Plan prohibits the Plan Administrator from permitting (or prohibiting) Participants to transfer their Individual Accounts to other eligible plans, provided such transfers are permitted (or prohibited) in a uniform and nondiscriminatory manner, If it is later determined that all or part of a transfer contribution was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan
     Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible. Notwithstanding the foregoing, the Employer may, at its discretion, also return the amount transferred to the transferor plan or correct the ineligible transfer using any other method permitted by the IRS under regulation or other guidance.

     A separate account shall be maintained by the Plan Administrator for each Employee's transfer contributions, which will, if applicable, be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Where the Adoption Agreement does not permit Employer designation with respect to transfer contributions, the Employer may, in a uniform and nondiscriminatory manner, allow only Employees who have become Participants in the Plan to make transfer contributions. Notwithstanding the foregoing, an Employee's separate account established solely on account of an event described in Code Section 4140) shall continue to be subject to the Plan's vesting schedule except as otherwise provided therein. If transfers are associated with distributable events and the Employees are eligible to receive single sum distributions consisting entirely of Eligible Rollover Contributions, the transfers will be considered Direct Rollovers.

3.09 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

     The Plan Administrator will not accept Deductible Employee Contributions that are made for a taxable year beginning after December 31, 1986. Contributions made before that date will be maintained in a separate account, which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Plan
     Section 7.02(B). No part of the Deductible Employee Contributions account will be used to purchase life insurance. Subject to Plan Section 5.10 (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by making a written application to the Plan Administrator.

3.10 NONTWDUCTIBLE EMPLOYEE CONTRIBUTIONS

     If this Plan is subject to Code Section 401(k) and the Adopting Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan by enrolling as a Contributing Participant pursuant to the applicable provisions of Plan
     Section 3.01. The Employer shall establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to, rules describing any amounts or percentages of Compensation Participants may or must contribute to the Plan. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions, will be limited so as to satisfy the Actual Contribution Percentage test in Plan
     Section 3.14. Notwithstanding the foregoing, contributions made to the Plan on an after-tax basis (e.g., to repay defaulted loans or to buy back previously forfeited amounts as described in Plan Section 4.01(C)(3)) do not constitute Nondeductible Employee Contributions and will not, therefore, be subject to the nondiscrimination test of Code Section 401(m) or the Annual Additions limits of Code Section 415.

     A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

3.11 OTHER LIMITATIONS ON SIMPLE 401(K) CONTRIBUTIONS

     If the Employer has established a SIMPLE 401(k) Plan, no Employer or Employee contributions may be made to this Plan for the SIMPLE 401(k) Year other than Elective Deferrals described in Plan Section 3.01(H), Matching or nonelective contributions described in Plan Section 3.02, and rollover contributions described in Plan Section 3.07.


                                           (C) 2010 Ascensus, Inc., Brainerd, MN

3.12 LIMITATION ON ALLOCATIONS

     A. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, an individual medical account (as defined in Code
          Section 415(l)(2)) maintained by the Employer, or a simplified employee pension plan (as defined in Code Section 408(k)) maintained by the Employer, which provides an Annual Addition as defined in the Definitions Section of the Plan, the following rules shall apply.

          1. The amount of Annual Additions which may be credited to the Participant's Individual Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated may be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          2. Before determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          4. If, pursuant to Plan Section 3.12(A)(3) or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant's maximum Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, there is an Excess Annual Addition, the excess will be disposed of as follows.

               a. Profit Sharing Plan - If this Plan is a profit sharing plan, the Excess Annual Additions shall be deemed Forfeitures and shall be allocated in accordance with Plan
                    Section 3.04(C) to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

               b. Money Purchase Pension Plan or Target Benefit Plan - If this Plan is either a money purchase pension plan or a target benefit plan, Excess Annual Additions shall be held unallocated in a suspense account. The suspense account shall be used to reduce future Employer Contributions made to Qualifying Participants in the next Limitation Year and succeeding Limitation Years, if necessary.

               c. 401(k) Profit Sharing Plan - If this Plan is a 401(k) profit sharing plan, any Nondeductible Employee Contributions and Elective Deferrals, plus any income allocable thereto, shall be distributed to the Participant to the extent this would reduce the Excess Annual Additions. Income allocable to such Excess Annual Additions shall be computed in a manner consistent with the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan Administrator for allocating income or loss to Participants' Individual Accounts).

                    If, after distributing Nondeductible Employee Contributions (including any earnings thereon) and Elective Deferrals (including any earnings thereon), Excess Annual Additions still exist, the Excess Annual Additions attributable to Employer Profit Sharing Contributions shall be deemed Forfeitures and shall be allocated in accordance with Plan
                    Section 3.04(C) to all Qualifying Participants who have not reached their Annual Additions limit, If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all Qualifying Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

               If a suspense account is in existence at any time during a Limitation Year pursuant to this Plan Section 3.12, it will participate in the allocation of the Fund's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions or any Nondeductible Employee Contributions may be made to the Plan for that Limitation Year. Excess Annual Additions may not be distributed to Participants or former Participants.

     B. If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer that provides an Annual Addition as defined in the Definitions Section of the Plan during any Limitation Year, the following rules apply.

          1. The Annual Additions which may be credited to a Participant's Individual Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant under the other qualified Master or Prototype Plans, welfare benefit funds, individual medical account, and simplified employee pension plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated may be reduced so


                                           (C) 2010 Ascensus, Inc., Brainerd, MN
               that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the Limitation Year.

          2. Before determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Plan Section 3.12(A)(2).

          3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          4. If, pursuant to Plan Section 3.12(B)(3) or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant's Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, a Participant's Annual Additions under this Plan and such other plans would result in Excess Annual Additions for a Limitation Year, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

          5. If Excess Annual Additions were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of

               (i) the total Excess Annual Additions allocated as of such date, multiplied by

               (ii) the ratio of (a) the Annual Additions allocated to the
                    Participant for the Limitation Year as of such date under this Plan to (b) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified prototype defined contribution plans.

          6. Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Plan Section 3.12(A)(4).

          7. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Plan Section 3.12(B)(1) through 3.12(B)(6) will apply as if the other plan were a Master or Prototype Plan. In the event this method cannot be administered because of conflicting language in the other plan, the Employer must provide, through a written attachment to the Plan, the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Annual Additions in a manner that precludes Employer discretion.

     C. The provisions of this Plan Section 3.12 shall apply to SIMPLE 401(k) contributions made pursuant to Plan Sections 3.01(H) and 3.02.

     D. Adoption Agreement elections to include or exclude items from Compensation that are inconsistent with Code Section 415 and the corresponding regulations will be disregarded for purposes determining a Participant's Annual Additions limit.

3.13 ACTUAL DEFERRAL PERCENTAGE TEST (ADP)

     A. LIMITS ON HIGHLY COMPENSATED EMPLOYEES - the Actual Deferral Percentage (hereinafter "ADP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

          1. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

          2. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two percentage points.

               The Plan must satisfy the ADP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected by the Employer.

          3. Prior Year Testing- The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfj one of the following tests.

               a. The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               b. The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied


                                           (C) 2010 Ascensus, Inc., Brainerd, MN
                    by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

               For the first Plan Year the Plan permits any Participant to make Elective Deferrals and this is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employees' ADP shall be three percent unless the Adopting Employer has elected in the Adoption Agreement to use the actual Plan Year's ADP for these Participants.

               Notwithstanding the foregoing, if the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the current year testing provisions described in Plan Section 3. 13(A)(4) will apply.

          4. Current Year Testing-If elected by the Employer in the Adoption Agreement, the ADP tests in this Plan Section 3.l3(A)(1) and (2) above will be applied by comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participants who are non-Highly Compensated Employees. Once a current year testing election is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if less, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

          Notwithstanding the foregoing, the Plan shall be treated as meeting the ADP test if, within a reasonable period before any Plan Year, each Participant eligible to participate is given a notice (either in writing or in any other form permitted by Treasury Regulations or other rules promulgated by the IRS) which satisfies the requirements of Code Section 40l(k)(12)(D) and the Employer makes ADP Test Safe Harbor Contributions pursuant to Code Sections 401(k)(12)(B) and (C) respectively.

     B.   SPECIAL RULES

          1. A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          2. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to their Individual Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or
               both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before 2006, cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

          3. In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Plan Section 3.13(B)(3) shall be applied by determining the ADP of Participants as if all such plans were a single plan. If more than 10 percent of the Employer's non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulation 1401(k)-2(c)(4), then any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with such regulations, unless the Adopting Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

          4. For purposes of satisfying the ADP test, Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which contributions relate.

          5. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          6. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          7. If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purposes of the ADP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Matching Contributions in the ADP test or to include only the amount of such Qualified Matching Contributions that are needed to meet the ADP test.

          8. In the event that the Plan Administrator determines that it is not likely that the ADP test will be satisfied for a particular Plan Year unless certain steps are taken before the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce or cease future Elective Deferrals for such Plan Year in order to satisfy that requirement. This reduction shall also be required by the Plan Administrator in the event that the Plan Administrator anticipates that the Employer will not be able to deduct all Employer Contributions from its income for federal income tax purposes. If the Plan Administrator requires Contributing Participants to reduce or cease making Elective


                                            (C)2010 Ascensus, Inc., Brainerd, MN

               Deferrals under this paragraph, the reduction or cessation shall begin with the Highly Compensated Employee with either the largest amount of Elective Deferrals or the highest Contribution Percentage for the Plan Year (on the date on which it is determined that the ADP test will not likely be satisfied), as elected by the Plan Administrator. All remaining Highly Compensated Employees' Elective Deferrals for the Plan Year shall be limited to such amount. Notwithstanding the foregoing, if it is later determined that the ADP test for the Plan Year will be satisfied, Highly Compensated Employees shall be permitted to enroll again as Contributing Participants in accordance with the terms of the Plan.

          9. Elective Deferrals that are treated as Catch-up Contributions because they exceed a Plan limit or a statutory limit will be excluded from ADP testing. Amounts which are characterized as Catch-up Contributions as a result of the ADP test will reduce the amount of Excess Contributions distributed or Qualified Nonelective Contributions or Qualified Matching Contributions contributed to the Plan to correct an Excess Contribution.

          10. Special Rule for Early Participation - If the Plan provides that Employees are eligible to become Contributing Participants before they have completed the minimum age and service requirements in Code Section 410(a)(l)(A), and if the Plan applies Code Section 410(b)(4)(B) in determining whether the Plan satisfies the requirements in Code Section 410(b)(1), then in determining whether the Plan satisfies the ADP test, either:

               a. pursuant to Code Section 401(k)(3)(F), the ADP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation 1.410(b)-7(c)(3)), using the ADP for all eligible Highly Compensated Employees for the Plan Year and the ADP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and services requirements in Code Section 410(a)(i)(A); or

               b. pursuant to Treasury Regulation 1.401(k)-1(b)(4), the Plan is disaggregated into separate plans and the ADP test is performed separately for all eligible Participants who have completed the minimum age and service requirements of Code
                    Section 410(a)(1)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code Section 410(a)(1)(A).

               C. Notwithstanding the foregoing, the ADP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.14 ACTUAL CONTRIBUTION PERCENTAGE TEST (ACP)

     A. LIMITS ON HIGHLY COMPENSATED EMPLOYEES - The Actual Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

          1. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

          2. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for the Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two percentage points.

               The Plan must satisfy the ACP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected in the Adoption Agreement by the Adopting Employer.

          3. Prior Year Testing - The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

               a. The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               b. The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

               For the first Plan Year, if this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, and this is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employees' ACP shall be three percent unless the Employer has elected in the Adoption Agreement to use the Plan Year's ACP for these Participants.

               Notwithstanding the foregoing, if the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the current year testing provisions described below will apply.


                                            (C)2010 Ascensus, Inc., Brainerd, MN

          4. Current Year Testing- If elected by the Adopting Employer in the Adoption Agreement, the ACP tests in this Plan Section 3.1 4(A)(1) and (2), above, will be applied by comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for Participants who are non-Highly Compensated Employees. Once an election to use current year testing is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of the merger or acquisition described in Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

     B.   SPECIAL RULES

          1. A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          2. For purposes of this Plan Section 3.14, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to their Individual Account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

          3. In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Plan Section 3.14(B)(3) shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer's non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulation 1.401(m)-2(c)(4), then any adjustments to the non- Highly Compensated Employee ACP for the prior year will be made in accordance with such regulations, unless the Employer has elected in the Adoption Agreement to use the current-year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

          4. For purposes of determining the Actual Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

          5. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          6. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          7. If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Qualified Nonelective Contributions in the ACP test or to include only the amount of such Qualified Nonelective Contributions that are needed to meet the ACP test.

          8. If the Employer elects to take Elective Deferrals into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Elective Deferrals in the ACP test or to include only the amount of such Elective Deferrals that are needed to meet the ACP test.

          9. Special Rule for Early Participation- If the Plan provides for Matching Contributions or Nondeductible Employee Contributions and provides that Employees are eligible to participate with regard to such contributions before they have completed the minimum age and service requirements in Code Section 410(a)(1)(A), and if the Plan applies Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements in Code
               Section 410(b)(1), then in determining whether the Plan meets the ACP test, either:

               a. pursuant to Code Section 401(m)(5)(C), the ACP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation 1.410(b)-7(c)(3)), using the ACP for all eligible Highly Compensated Employees for the Plan Year and the ACP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and service requirements in Code Section 410(a)(1)(A); or

               b. pursuant to Treasury Regulation 1.401(m)-1(b)(4), the Plan is disaggregated into separate plans and the ACP test is performed separately for all eligible Participants who have completed the minimum age and service requirements in Code
                    Section 410(a)(1)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code Section 410(a)(1)(A).


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                                       34

     C. Notwithstanding the foregoing, the ACP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(l) Plan.

                     SECTION FOUR: VESTING AND FORFEITURES

4.01 DETERMINING THE VESTED PORTION OF PARTICIPANT INDIVIDUAL ACCOUNTS

     A. DETERMINING THE VESTED PORTION - In determining the Vested portion of a Participant's Individual Account, the following rules apply.

          1. Employer Contributions - The Vested portion of a Participant's Individual Account derived from Employer Contributions other than Elective Deferrals is determined by applying the vesting schedule(s) selected in the Adoption Agreement (or the vesting schedule(s) described in Plan Section 4.01(B) if the Plan is a Top-Heavy Plan). In the event that there is not a vesting schedule option provided in the Adoption Agreement, a Participant shall be fully Vested in their Individual Account at all times. Notwithstanding the foregoing, a Participant with accrued benefits derived from Matching Contributions who has not completed at least one Hour of Service under the Plan in a Plan Year beginning after December 31, 2001, shall be subject to the vesting schedule in effect after January 1, 2002, unless otherwise elected by the Employer in an amendment adopting provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

          2. Other Contributions - A Participant is fully Vested in their rollover contributions and transfer contributions (subject to the exceptions provided in Plan Section 3.08), Elective Deferrals, Deductible Employee Contributions, Nondeductible Employee Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions and any earnings thereon. No Forfeiture will occur solely as a result of an Employee's withdrawal of such contributions. Separate accounts for such contributions shall be maintained for each Employee, including separate accounts for Pre-Tax Elective Deferrals and Roth Elective Deferrals. Each account will be credited with the applicable contributions and earnings thereon.

          3. Fully Vested Under Certain Circumstances - An Employee is fully Vested in their Individual Account if any of the following occurs:

               a.   the Employee reaches Normal Retirement Age;

               b. the Plan is terminated or partially terminated as defined by rules promulgated by the IRS; or

               c. there exists a complete discontinuance of contributions under the Plan.

               Further, unless otherwise indicated in the Adoption Agreement, an Employee is fully Vested if the Employee dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable). Notwithstanding the foregoing, the portion of an Employee's Individual Account attributable to Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, or Employer Target Benefit Pension Contributions that are made based on their imputed Compensation on account of incurring a Disability shall be fully Vested at all times. In the case of a partial termination, only those Employees who are affected by the partial termination of the Plan shall become fully Vested.

          4. Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, their Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

          5. SIMPLE 401(k) Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to contributions described in Plan Section 3.01(H) are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the SIMPLE 401(k) Year in which the SIMPLE 401(k) Plan is adopted.

          6. ADP Test Safe Harbor Contribution Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to ADP Test Safe Harbor Contributions shall be nonforfeitable at all times.

          7. ACP Test Safe Harbor Matching Contributions - Notwithstanding anything in this Plan to the contrary, ACP Test Safe Harbor Matching Contributions will be Vested as indicated in the Matching Contributions vesting schedule in the Adoption Agreement, but, in any event, such contributions shall be fully Vested upon an Employee's attainment of Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

          8. Government Contract Contributions - Notwithstanding anything in this Plan to the contrary, contributions made by an Employer pursuant to Plan Section 3.04(B)(3) shall be nonforfeitable at all times.

          A Participant shall not be fully Vested in their Individual Account solely on account of a transaction described in Code Section 414(1), except as otherwise provided therein.

     B. MINIMUM VESTING SCHEDULE FOR TOP-HEAVY PLANS - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

          Notwithstanding the other provisions of this Plan Section 4.01 (unless those provisions provide for more rapid vesting), the top-heavy Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule(s) selected in the Adoption Agreement.


                                           (C)2010 Ascensus, Inc., Brainerd, MN

          The vesting schedule(s) selected in the Adoption Agreement applies to all benefits within the meaning of Code Section 411 (a)(7), except for those benefits which are nonforfeitable under the Code (e.g., Nondeductible Employee Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and ADP Test Safe Harbor Contributions). Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Plan Section 4.01(B) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Plan Section 4.01(B).

     C. TERMINATION OF EMPLOYMENT - If a Participant incurs a Termination of Employment, any portion of their Individual Account which is not Vested shall be held in a suspense account Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Plan Section 7.02(B). The disposition of such suspense account shall be as follows.

          1. Cashout of Certain Terminated Participants - If the Vested value of a terminated Participant's Individual Account does not exceed $1,000 (or such other cashout level specified in the Adoption Agreement) the Vested value of the Participant's Individual Account maybe paid from the Plan pursuant to Plan Sections 5.01(B)(1) and 5.04(A), subject to a uniform and non-discriminatory policy established by the Plan Administrator. The portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3,04(C). If a Participant would have received the Vested portion of their Individual Account pursuant to the previous sentence but for the fact that the Participant's Vested Individual Account exceeded the cashout amount when the Participant terminated service, and if at a later time such Individual Account is reduced such that it is not greater than the cashout level, the Vested portion of the Participant's Individual Account will be paid from the Plan and the portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C). For purposes of this Plan Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account.

          2. Terminated Participants Who Elect to Receive Distributions If such terminated Participant elects to receive a distribution of the entire Vested portion of their Individual Account in accordance with Plan Section 5.01(B)(2), the portion which is not Vested shall be treated as a Forfeiture. Such Forfeiture shall be applied in accordance with Plan Section 3.04(C). If such terminated Participant elects to receive a partial distribution of their Vested Individual Account, no Forfeiture may occur until the Participant elects to receive the remaining portion of their Vested Individual Account.

          3. Reemployed Participants Who Received Distributions - If such Participant is deemed to receive a distribution pursuant to Plan
               Section 4.01(C)(1) and the Participant subsequently resumes employment before the date the Participant incurs five consecutive Breaks in Vesting Service, upon the reemployment of such Participant, the Employer-derived Individual Account balance will be restored to the amount on the date of the deemed distribution. If such Participant receives a distribution pursuant to Plan Section 4.01(C)(l) or (2) and the Participant subsequently resumes employment, the Participant's Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution before the earlier of

               a. five years after the first date on which the Participant is subsequently re-employed by the Employer, or

               b. the date the Participant incurs five consecutive Breaks in Vesting Service following the date of the distribution.

               Any restoration of a Participant's Individual Account pursuant to this Plan Section 4.01(C)(3) shall be made from other Forfeitures, income or gain to the Fund, or contributions made by the Employer.

          4. Reemployed Participants Who Did Not Receive Distributions- If such Participant neither receives nor is deemed to receive a distribution pursuant to Plan Section 4.01(C)(1) or (2) and the Participant returns to the service of the Employer before incurring five consecutive Breaks in Vesting Service, there shall be no Forfeiture. Rather, the amount in such suspense account shall be restored to such Participant's Individual Account.

     D.   VESTING BREAKS IN SERVICE

          1. Vesting of Pre-Break Accruals - Years of Vesting Service credited after a Participant incurs five consecutive Breaks in Vesting Service shall be disregarded in determining the Vested portion of such Participant's Individual Account that was accrued before the five consecutive Breaks in Vesting Service. If a Participant who has neither received a distribution nor has been deemed to receive a distribution incurs five consecutive Breaks in Vesting Service, the portion of the Participant's Individual Account which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C).

          2. Vesting of Post-Break Accruals - Years of Vesting Service credited before a Break in Vesting Service shall apply for purposes of determining the Vested portion of a Participant's Individual Account that is accrued after such Break in Vesting Service.

     E.   DISTRIBUTION BEFORE FULL VESTING

          If a distribution is made to a Participant who was not then fully Vested in their Individual Account derived from Employer Contributions, and if the Participant may increase their Vested percentage in their Individual Account, then the following rules shall apply:

          1. a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and


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

          2. at any relevant time, the Participant's Vested portion of the separate account will be equal to an amount ("X") determined in accordance with the standard formula described below unless the Employer chooses, in a uniform and nondiscriminatory manner, to apply the alternative formula.

               Standard Formula: X=P (AB + (R x D)) - (R x D)

               Alternative Formula: X=P (AB+D) - D

          For purposes of the standard and alternative formulas described above, "P" is the Vested percentage at the relevant time; "AB" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

4.02 100 PERCENT VESTING OF CERTAIN CONTRIBUTIONS

     The Participant's accrned benefit derived from Elective Deferrals, Qualified Nonelective Contributions, ADP Test Safe Harbor Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Pre-Tax Elective Deferrals, Roth Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

4.03 FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS

     Matching Contributions, other than Qualified Matching Contributions, shall be Vested in accordance with the vesting schedule for Matching Contributions in the Adoption Agreement. In any event, an Employee's Matching Contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals (unless the Excess Elective Deferrals are for non-Highly Compensated Employees, in which event the Plan Administrator shall have discretion as to whether such amounts will be forfeited), Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Plan Section 3.1 2(A)(4)(c). Such Forfeitures shall be allocated in accordance with Plan Section 3.04(C).

     When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions shall be determined in accordance with Plan Section 4.01(C).

             SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

5.01 DISTRIBUTIONS

     A.   ELIGIBILITY FOR DISTRIBUTIONS

          1. Entitlement to Distribution - The Vested portion of a Participant's Individual Account attributable to Employer Contributions (including ACP Test Safe Harbor Matching Contributions) other than those described in Plan Section 5.01(A)(2) shall be distributable to the Participant upon 1) the Participant satisfying the distribution eligibility requirements specified in the Adoption Agreement, 2) the Participant's Termination of Employment after attaining Normal Retirement Age,
               3) the termination of the Plan, and 4) if the Plan designates an Early Retirement Age, the Participant's Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfying such age requirement. With respect to item 1) above, if the Adoption Agreement does not allow an Employer to specify distribution eligibility requirements, the Vested portion of a Participant's Individual Account shall be distributable to the Participant upon the Participant's Termination of Employment, attainment of Normal Retirement Age, Disability, attainment of age 59 1/2, or the termination of the Plan. If a Participant who is entitled to a distribution is not legally competent to request or consent to a distribution, the Participant's court-appointed guardian, an attorney in fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Participant, may request and accept a distribution of the Vested portion of a Participant's Individual Account under this Plan Section 5.01(A).

          2. Special Requirements For Certain 401(k) Contributions - Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or their Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiaries' election, earlier than upon the Participant's Severance from Employment (separation from service for Plan Years beginning before 2002), death, or Disability, except as listed below.

               Such amounts may also be distributed upon any one of the following events:

               a. termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or Code Section 409), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA Plan (as defined in Code Section 408(p)), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f) at any time during the period beginning on the date of Plan termination and ending twelve months after all assets have been distributed from the Plan;


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               b.   for Plan Years before 2002, disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

               c. for Plan Years before 2002, disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

               d. attainment of age 59 1/2 in the case of a profit sharing plan, if elected in the Adoption Agreement. Notwithstanding the foregoing, where no election is available in the Adoption Agreement, distribution of Elective Deferrals shall be permitted upon the attainment of age 59 1/2; or

               e. existence of a hardship incurred by the Participant as described in Plan Section 5.01 (C)(2)(b), if elected in the Adoption Agreement. Notwithstanding the foregoing, where no election is available in the Adoption Agreement, distribution of Elective Deferrals shall be permitted upon the existence of a hardship as described in Plan Section 5.01(C)(2)(b).

               All distributions that may be made pursuant to one or more of the foregoing distribution eligibility requirements are subject to the spousal and Participant consent requirements (if applicable) contained in Code Section 401(a)(11) and 417. In addition, distributions which are triggered by either a., b., or c. above must be made in a lump sum.

               Notwithstanding the foregoing, ADP Test Safe Harbor Contributions may not be distributed earlier than Severance from Employment, death, Disability, an event described in Code Section 401 (k)
               (10), or, in the case of a profit sharing plan, the attainment of age 59 1/2.

               For years beginning after 2005, if both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures, including ordering rules as permitted under the law and related regulations, which specify whether distributions, including corrective distributions of Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions, will consist of a Participant's Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a combination of both, to the extent such type of Elective Deferral was made for the year. The operational procedures may include an option for Participants to designate whether the distribution is being made from Pre-Tax or Roth Elective Deferrals.

          3. Distribution Request: When Distributed- A Participant or Beneficiary entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided or approved by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received, except as otherwise provided in the Adoption Agreement.

               Distributions will be made based on the value of the Vested portion of the Individual Account available at the time of actual distribution. To the extent the distribution request is for an amount greater than the Individual Account, the Trustee (or Custodian, if applicable) shall be entitled to distribute the entire Vested portion of the Individual Account.

     B.   DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

          1. Individual Account Balances Less Than or Equal to Cashout Level-If the value of the Vested portion of a Participant's Individual Account does not exceed the cashout level, the following rules shall apply regarding Plan Section 4.01(C)(1). If the value of the Vested portion of a Participant's Individual Account does not qualify as an Eligible Rollover Distribution, distribution from the Plan may be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan following the Participant's Termination of Employment in accordance with a uniform and nondiscriminatory operational schedule established by the Plan Administrator. If the value of the Vested portion of a Participant's Individual Account does not exceed $1,000 and qualifies as an Eligible Rollover Distribution, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution shall be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan, unless specified otherwise in the Adoption Agreement. If the value of the Vested portion of a Participant's Individual Account exceeds $1,000 and qualifies as an Eligible Rollover Distribution, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution shall be paid by the Plan Administrator in a Direct Rollover to an individual retirement arrangement (as described in Code
               Section 408(a), 408(b) or 408A) designated by the Plan Administrator. Notwithstanding the foregoing, if the Participant is reemployed by the Employer before the occurrence of the distribution, no distribution will be made under this paragraph.

               The value of the Participant's Vested Individual Account for purposes of this paragraph shall be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(a)(ii), and 457(e)(16).

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

          2. Individual Account Balances Exceeding Cashout Level- If distribution in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant and either the value of the Participant's Vested Individual Account exceeds the cashout level or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

               If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of such Participant's Vested Individual Account exceeds the cashout level, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

               The consent of the Participant and the Participant's Spouse shall be obtained (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

               If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required in Treasury Regulation 1.411(a)-11(c) is given, provided that:

               i. the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               ii. the Participant, after receiving the notice, affirmatively elects a distribution.

               Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution which is either made in the form of a Qualified Joint and Survivor Annuity or is made from a Plan which meets the Retirement Equity Act safe harbor rules of Plan Section 5.10(E), while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code
               Section 4975(e)(7)) within the same controlled group.

               An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

          3. Distribution Before Attainment of Normal Retirement Age - A Participant who has incurred a Termination of Employment before attaining Normal Retirement Age may elect to receive a distribution with regard to Matching Contributions, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, and Employer Target Benefit Pension Contributions as applicable, unless specified otherwise in the Adoption Agreement. A Participant who has incurred a Severance from Employment before attaining Normal Retirement Age may elect to receive a distribution with regard to Qualified Matching Contributions, Elective Deferrals, Qualified Nonelective Contributions and ADP Test Safe Harbor Contributions unless specified otherwise in the Adoption Agreement.

     C.   DISTRIBUTIONS DURING EMPLOYMENT

          1. In-Service Withdrawals - If this is a profit sharing plan, unless the Adoption Agreement provides otherwise, a Participant who is not otherwise eligible to receive a distribution of their Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions other than those described in Plan Sections 5.01(A)(2) and 5.01(C)(2)(b), subject to the requirements of Plan Section 5.10 and further subject to the following limits.

               a. Participant for five or more years - An Employee who has been a Participant in the Plan for five or more years may withdraw up to the entire Vested portion of their Individual Account.

               b. Participant for less than five years - Except as otherwise provided in the Adoption Agreement, an Employee who has been a Participant in the Plan for less than five years may withdraw only the amount which has been in their Individual Account attributable to Employer Contributions for at least two full Plan Years, measured from the date such contributions were allocated.

          2.   Hardship Withdrawals

               a. Hardship Withdrawals of Matching Contributions and Employer Profit Sharing Contributions - If this is a profit sharing plan, then notwithstanding Plan Section 5.01(C)(1) (unless the Adoption Agreement provides otherwise) a Participant may elect to receive a hardship distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions other than those described in Plan
                    Section 5.01(A)(2), subject to the requirements of Plan
                    Section 5.10.


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

                    For purposes of this Section 5.01(C)(2)(a), hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Except as otherwise provided in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to, 1) expenses incurred or necessary for medical care, described in Code Section 2 13(d), of the Employee, the Employee's Spouse or dependents,
                    2) the purchase (excluding mortgage payments) of a principal residence for the Employee, 3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents, 4) payment to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence, 5) for Plan Years after 2005, funeral or burial expenses for the Participant's deceased parent, Spouse, child or dependent, and 6) for Plan Years after 2005, payment to repair damage to the Employee's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

                    A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if

                    (1) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer,

                    (2) the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

               b. Hardship Withdrawals of Elective Deferrals - Unless the Adopting Employer has elected otherwise in the Adoption Agreement, distribution of Elective Deferrals (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals and any earnings credited to a Participant's account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship. For the purposes of this Section 5.01(C)(2)(b), hardship is defined as an immediate and heavy financial need of the Employee where the distribution is needed to satisfy the immediate and heavy financial need of such Employee. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417, if applicable.

                    For purposes of determining whether a Participant has a hardship, rules similar to those described in Plan Section 5.01(C)(2)(a) shall apply except that only the listed financial needs shall be considered. In addition, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

                    (1) all plans maintained by the Employer provide that the Employee's Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for six months (12 months for hardship distributions before 2002) after the receipt of the hardship distribution; and

                    (2) for hardship distributions before 2002, all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

     D.   MISCELLANEOUS DISTRIBUTION ISSUES

          1. Distribution of Rollover, Transfer, and Nondeductible Employee Contributions- The following rules shall apply with respect to entitlement to distribution of rollover and transfer contributions and Nondeductible Employee Contributions.

               a. Entitlement to Distribution - If no election is available in the Adoption Agreement, rollover contributions (including rollovers of Nondeductible Employee Contributions) and earnings thereon may be distributed at any time upon request. If the Adopting Employer specifies in the Adoption Agreement that Rollover contributions may not be distributed at any time, such contributions will be subject to the Plan's provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan), or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan). If the Adopting Employer specifies in the Adoption Agreement that transfer contributions may be distributed at any time or if no election is available in the Adoption Agreement, transfer contributions may be distributed at any time upon request subject to the restrictions below and any other restrictions required by either the Code or applicable regulations. If the Adopting Employer specifies in the Adoption Agreement that transfer contributions may not be distributed at any time, such contributions will be subject to the Plan's provisions governing distributions of either Employer Profit Sharing Contributions (if this is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan), or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan). Notwithstanding the foregoing, to the extent that any optional form of benefit under this Plan permits a distribution before the Employee's retirement, death, Disability, attainment of Normal Retirement Age, or Termination of Employment, and before Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred (within the meaning of Code Section 414(1)) to this Plan from a money purchase pension plan or a target benefit pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). In addition, if such transfers consist of Elective Deferrals or amounts treated as Elective Deferrals (including earnings thereon) from a 401(k) plan, the assets transferred shall continue to be subject to the distribution restrictions under Code Sections 401(k)(2) and 401(k)(10), unless otherwise provided in the Adoption Agreement


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               A Participant may at any time, and upon a request submitted to the Plan Administrator (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), withdraw an amount from their Individual Account attributable to Nondeductible Employee Contributions (including earnings thereon). In the event the portion of a Participant's Individual Account attributable to Nondeductible Employee Contributions experiences a loss such that the amount remaining in such subaccount is less than the amount of Nondeductible Employee Contributions made by the Participant, the maximum amount which the Participant may withdraw is an amount equal to the remaining portion of the Participant's Individual Account attributable to Nondeductible Employee Contributions. Subject to Plan Section 5.10, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by delivering an application (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator.

          b. Direct Rollovers of Eligible Rollover Distributions - Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Recipient's election under this Plan
               Section 5.01(D)(1)(b), a Recipient may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 (or such lesser amount if the Plan Administrator permits in a uniform and nondiscriminatory manner) paid directly to an Eligible Retirement Plan specified by the Recipient in a Direct Rollover.

          2. Option to Limit Frequency of In-Service Distributions- If this is a profit sharing plan and the Adopting Employer has elected to limit the number of in-service distributions in the Adoption Agreement, then a Participant will be permitted only the number of in-service distributions indicated in the Adoption Agreement during the course of such Participant's employment with the Employer. The amount which the Participant can withdraw will be limited to the lesser of the amount determined under the limits set forth in Plan Section 5.0 1(C) or the percentage of the Participant's Individual Account specified by the Adopting Employer in the Adoption Agreement. Distributions under this
               Section 5.01(D)(2) will be subject to the requirements of Plan
               Section 5.10.

          3. Commencement of Benefits- Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

               a. the Participant attains age 65 (or Normal Retirement Age, if earlier),

               b. the Participant reaches the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

               c.   the Participant incurs a Termination of Employment.

               Notwithstanding the foregoing, the failure of a Participant (and Spouse, if applicable) to consent to a distribution while a benefit is immediately distributable, within the meaning of Plan
               Section 5.01(B)(2), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Plan Section 5.01(D)(3).

5.02 FORM OF DISTRIBUTION TO A PARTICIPANT

     If the value of the Vested portion of a Participant's Individual Account exceeds $1,000 and the Participant has properly waived the Qualified Joint and Survivor Annuity (if applicable), as described in Plan Section 5.10, the Participant may request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Vested portion of their Individual Account be paid to them in one or more of the following forms of payment, unless specified otherwise in the Adoption
     Agreement: 1) in a lump sum, 2) in a partial payment, 3) in installment payments over a period not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and their designated Beneficiary, or 4) applied to the purchase of an annuity contract.

     Notwithstanding anything in this Plan Section 5.02 to the contrary, a Participant cannot elect payments in the form of a life annuity if the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply.

5.03 DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

     A. DESIGNATION OF BENEFICIARY - SPOUSAL CONSENT - Each Participant may designate, on a form provided or approved by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of the Participant's Individual Account in the event of their death. A Participant may change or revoke such Beneficiary designation by completing and delivering the proper form to the Plan Administrator. If the Participant designates a Spouse Beneficiary and the individual later ceases to be a Spouse, such designation of the individual who becomes an ex-spouse (other than by death) will be deemed void and the ex-spouse shall have no rights as a Beneficiary unless redesignated as a Beneficiary by the Participant subsequent to becoming an ex-spouse.

          In the event that a Participant wishes to designate a primary Beneficiary who is not their Spouse, their Spouse must consent (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to such designation, and the Spouse's consent must acknowledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located, no consent shall be required. In addition, if the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any change of Beneficiary will require a new spousal consent to the extent required by the Code or Treasury Regulations.


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

     B. PAYMENT TO BENEFICIARY - If a Participant dies before the Participant's entire Individual Account has been paid to them, such deceased Participant's Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant's Spouse, or, where no Spouse exists, to the Participant's estate. If the Beneficiary is a minor, distribution will be deemed to have been made to such Beneficiary if the portion of the Participant's Individual Account to which the Beneficiary is entitled is paid to their legal guardian or, if applicable, to their custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act. If a Beneficiary is not a minor but is not legally competent to request or consent to a distribution, distributions will be deemed to have been made to such Beneficiary if the portion of the Participant's Individual Account to which the Beneficiary is entitled is paid to the Participant's court-appointed guardian, an attorney in fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Beneficiary.

     C. DISTRIBUTION REQUEST: WHEN DISTRIBUTED - A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made on a form provided or approved by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received, except as otherwise provided in the Adoption Agreement.

5.04 FORM OF DISTRIBUTION TO BENEFICIARIES

     A. VALUE OF INDIVIDUAL ACCOUNT DOES NOT EXCEED $5,000 - If the value of the Vested portion of a Participant's Individual Account does not exceed $5,000, the value of the Vested portion of a Participant's Individual Account may be made to the Beneficiary in a single lump sum in lieu of all other forms of distribution under the Plan, as soon as administratively feasible.

          The value of the Participant's Vested Individual Account for purposes of this paragraph shall be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and
          457(e)(16).

     B. VALUE OF INDIVIDUAL ACCOUNT EXCEEDS $5,000 - If the value of the Vested portion of a Participant's Individual Account exceeds $5,000, the preretirement survivor annuity requirements of Plan Section 5.10 shall apply unless waived in accordance with that Plan Section 5.10 or unless the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply. However, a surviving Spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving Spouse must meet the requirements of Plan Section 5.05.

     C. OTHER FORMS OF DISTRIBUTION TO BENEFICIARY - If the value of a Participant's Individual Account exceeds $5,000, and the Participant has properly waived the preretirement survivor annuity, as described in Plan Section 5.10 (if applicable), or if the Beneficiary is the Participant's surviving Spouse, the Beneficiary may, subject to the requirements of Plan Section 5.05, request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Participant's Individual Account be paid in any form of distribution permitted to be taken by the Participant under this Plan other than applying the Individual Account toward the purchase of an annuity contract, Notwithstanding the foregoing, installment payments to a Beneficiary cannot be made over a period exceeding the Life Expectancy of such Beneficiary.

5.05 REQUIRED MINIMUM DISTRIBUTION REQUIREMENTS

     A.   GENERAL RULES

          1. Subject to Plan Section 5.10, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of Plan Section
               5.05 apply to calendar years beginning after December 31, 2002.

          2. All distributions required under this Plan Section 5.05 shall be determined and made in accordance with Treasury Regulation 1 .401(a)(9), including the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

          3. Limits on Distribution Periods - As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

               a.   the life of the Participant,

               b.   the joint lives of the Participant and a designated
                    Beneficiary,

               c. a period certain not extending beyond the Life Expectancy of the Participant, or

               d. a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.


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

     B.   TIME AND MANNER OF DISTRIBUTION

          1. Required Beginning Date- The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

               For purposes of this Plan Section 5.05(B) and Plan Section 5.05(D), unless Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Plan Section 5.05(D)(2)(a)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse in Plan Section 5.05(D)(2)(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

               Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Plan Section 5.05(D) applies to distributions after the death of a Participant who has a Designated Beneficiary, The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin in this Plan
               Section 5.05(B), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving Spouse's) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with this Plan Section 5.05(B) and Plan Section 5.05(D) and, if applicable, the election in the Adoption Agreement (or in a separate IRS model amendment, if applicable).

          2. Forms of Distribution- Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Plan Section 5.05(C) and Plan
               Section 5.05(D). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the related Treasury Regulations.

     C.   REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME

          1. Amount of Required Minimum Distribution for Each Distribution Calendar Year- During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of

               a. the quotient obtained by dividing the Participant's Benefit by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation 1,401 (a)(9)-9, Q&A-2, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

               b. if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Benefit by the number in the Joint and Last Survivor Table set forth in Treasury Regulation 1.401(a)(9)-9, Q&A-3, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

          2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death- Required minimum distributions will be determined under this Plan Section 5.05(C) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

     D.   REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH

          1.   Death On or After Date Distributions Begin

               a. Participant Survived by Designated Beneficiary - If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                    i. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                    ii. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                    iii. If the Participant's surviving Spouse is not the
                         Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.


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

               b. No Designated Beneficiary - If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          2.   Death Before Date Distributions Begin

               a. Participant Survived by Designated Beneficiary - Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 5.05(D)(l).

                    i. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 701/2, if later.

                    ii. If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                    iii. If the Participant's surviving Spouse is the
                         Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, this Plan Section 5.05(D)(2), other than Plan
                         Section 5.05(D)(2)(a), will apply as if the surviving Spouse were the Participant.

               b. No Designated Beneficiary - If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death,

          3. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions Unless specified otherwise in a separate IRS model amendment, a Designated Beneficiary who is receiving payments under the five-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five-year period.

     E.   TEFRA SECTION 242(B) ELECTIONS

          1. Notwithstanding the other requirements of this Plan Section 5.05 and subject to the requirements of Plan Section 5.10, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee (or former Employee), including a five-percent owner, who has made a designation in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "Section 242(b)(2) Election" may be made in accordance with all of the following requirements (regardless of when such distribution commences).

               a. The distribution by the Fund is one which would not have qualified such Fund under Code Section 401(a)(9) as in effect before amendment by the Deficit Reduction Act of 1984.

               b. The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

               c. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

               d. The Employee had accrued a benefit under the Plan as of December 31, 1983.

               e. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employees death, the Beneficiaries of the Employee listed in order of priority.

          2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

          3. If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder, If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for an election made in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be


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

               considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

          4. In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulation 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

     F.   TRANSITION RULES

          For plans in existence before 2003, required minimum distributions before 2003 were made pursuant to plan Section 5.05(E), if applicable, and Sections 5.05(F)(1) through 5.05(F)(3) below.

          1. 2000 and Before- Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the Proposed Treasury Regulations thereunder published in the Federal Register on July 27, 1987 (the "1987 Proposed Regulations").

          2. 2001 - Required minimum distributions for calendar year 2001 were made in accordance with Code Section 401(a)(9) and the Proposed Treasury Regulations in Section 401(a)(9) as published in the Federal Register on January 17, 2001 (the "2001 Proposed Regulations") unless a prior IRS model amendment provisions was adopted that stated that the required minimum distributions for 2001 were made pursuant to the 1987 Proposed Regulations. If distributions were made in 2001 under the 1987 Proposed Regulations before the date in 2001 that the Plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

          3. 2002- Required minimum distributions for calendar year 2002 were made in accordance with Code Section 401(a)(9) and the 2001 Proposed Regulations unless the prior IRS model amendment, if applicable, provided either a. or b. below applies.

               a. Required minimum distributions for 2002 were made pursuant to the 1987 Proposed Regulations.

               b. Required minimum distributions for 2002 were made pursuant to the Final and Temporary Treasury Regulations under Code
                    Section 401(a)(9) published in the Federal Register on April 17, 2002 (the "2002 Final and Temporary Regulations") which are described in Plan Sections 5.05(B) through 5.05(E). If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001 Proposed Regulations before the date in 2002 that the Plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Revenue Procedure 2002-29, 2002-1 C.B. 1176, applied.

5.06 ANNUITY CONTRACTS

     Any annuity contract distributed under the Plan (if permitted or required by this Section Five) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan.

5.07 DISTRIBUTIONS IN-KIND

     The Plan Administrator may, but need not, cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing methods. Assets other than cash, or other assets with a readily ascertainable market value, must be subject to a third party appraisal before they may be distributed from the Plan.

5.08 PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES

     The Plan Administrator must take reasonable steps to locate Participants or Beneficiaries who are entitled to distributions from the Plan. Such measures may include, checking records of other plans maintained by the Employer, contacting the Participant's Beneficiaries, using internet search tools, commercial locator services, and credit reporting agencies, using certified mail, or using a governmental letter-forwarding service. The Plan Administrator should consider the cost of the measures relative to the Individual Account balance when determining which measures are used.

     In the event that the Plan Administrator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan or to whom a distribution has been made but the distribution check remains uncashed after taking all reasonable measures, the Plan Administrator may, consistent with applicable laws, regulations, and other pronouncements under the Code and ERISA, use any reasonable procedure to dispose of distributable Plan assets, including treating the amount distributable as a Forfeiture and allocating it in accordance with the terms of the Plan, and if the Participant or Beneficiary is later located, restore such benefit in the amount of the Forfeiture, unadjusted for earnings and losses to the Plan.

     In the event the Plan is terminated, payments must be made in a manner that protects the benefit rights of a Participant or Beneficiary. Benefit rights shall be deemed to be protected if the amount in a Participant's or Beneficiary's Individual Account is placed into an IRA, used to purchase an annuity contract, or transferred to another qualified retirement plan. Benefit rights need not, however, be protected if an Individual Account becomes subject to state escheat laws, or if a payment is made to satisfy Code Section 401 (a)(9), or if such other process is followed that is consistent with applicable statutory or regulatory guidance.

5.09 CLAIMS PROCEDURES

     A. FILING A CLAIM FOR PLAN DISTRIBUTIONS - A Participant or Beneficiary who has been denied a request for a distribution or loan and desires to make a claim for the Vested portion of the Participant's Individual Account shall file a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL and acceptable to the Plan Administrator) with the Plan Administrator. If such request is required in writing, such request must be made on a form furnished to them by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.


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

     B. DENIAL OF A CLAIM - Whenever a claim for a Plan distribution or loan submitted in accordance with this Section 5.09 by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the denial within 90 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary, and an explanation of the procedures for appeal.

     C. REMEDIES AVAILABLE - The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents, and to submit comments in writing (or in any other form permitted by the IRS or DOL). The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in this Plan Section 5.09. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarity their right to benefits under this Plan.

5.10 JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     A. APPLICATION - The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Treasury Regulations.

     B. QUALIFIED JOINT AND SURVIVOR ANNUITY - Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan. In the case of a married Participant, the Qualified Joint and Survivor Annuity must be at least as valuable as any other optional form of benefit payable under the Plan at the same time.

     C. QUALIFIED PRERETIREMENT SURVIVOR ANNUITY - Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

     D.   NOTICE REQUIREMENTS

          1. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and not more than 90 days before the Annuity Starting Date provide each Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of 1) the terms and conditions of a Qualified Joint and Survivor Annuity, 2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit,
               3) the rights of a Participant's Spouse, and 4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

               The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the explanation described in the preceding paragraph provided 1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity,
               2) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time before the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and
               3) the annuity starting date is a date after the date that the explanation was provided to the Participant.

          2. In the case of a Qualified Preretirement Survivor Annuity as described in Plan Section 5.10(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Plan Section 5.10(D)(l) applicable to a Qualified Joint and Survivor Annuity.

               The applicable period for a Participant is whichever of the following periods ends last: 1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, 2) a reasonable period ending after the individual becomes a Participant, 3) a reasonable period ending after Plan Section 5.10(D)(3) ceases to apply to the Participant, and 4) a reasonable period ending after this Plan Section 5.10 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

               For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in 2), 3) and
               4) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year before separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.


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                                       46

          3. Notwithstanding the other requirements of this Plan Section 5.10(D), the respective notices prescribed by this Plan Section 5.10(D), need not be given to a Participant if 1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and 2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Plan Section 5.10(D)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

     E.   RETIREMENT EQUITY ACT SAFE HARBOR RULES

          1. Except as provided otherwise in the Adoption Agreement, the safe harbor provisions of this Plan Section 5.10(E) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit pension plan) if the following conditions are satisfied:

               a. the Participant does not or cannot elect payments in the form of a life annuity; and

               b. on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The Vested Account Balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Plan Section 5.10(E) shall not apply to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit pension plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Section 417. If this Plan Section 5.10(E) applies, then no other provisions of this Plan Section 5.10 shall apply except as provided in Treasury Regulations.

          2. The Participant may waive the spousal death benefit described in this Plan Section 5.10(E) at any time provided that no such waiver shall be effective unless it is a Qualified Election (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

          3.   For purposes of this Plan Section 5.10(E), Vested Account
               Balance shall mean, in the case of a money purchase pension plan or a target benefit pension plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B). In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in the Definitions Section of this Plan.

          4. In the event this Plan is a direct or indirect transferee of or a restatement of a plan previously subject to the survivor annuity requirements of Code Sections 401(a)( 11) and 417 and the Employer has selected to have this Plan Section 5.10(E) apply, the provisions of this Plan Section 5.10(E) shall not apply to any benefits accrued (including subsequent adjustments for earnings and losses) before the adoption of these provisions. Such amounts shall be separately accounted for in a manner consistent with Plan Section 7.02 and administered in accordance with the general survivor annuity requirements of Plan Section 5.10.

5.11 LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS

     The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee (or Custodian, if applicable) or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, provided the Plan Administrator furnishes all the information to the Trustee (or Custodian, if applicable) or other payor which such payor may need to properly perform withholding and reporting.

5.12 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

     A.   GENERAL RULE-A Participant may assign to this Plan any Excess
          Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. Unless specified otherwise in the Adoption Agreement, Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator by March 1. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.

          Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Individual Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year except to the extent such Excess Elective Deferrals were classified as Catch-up Contributions. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Excess Elective Deferrals for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.


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                                       47

     B. DETERMINATION OF INCOME OR LOSS - Excess Elective Deferrals shall be adjusted for any income or loss up to the date of the distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: 1) the income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year, and 2)10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15(th) day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Elective Deferrals merely because the income allocable is based on a date that is no more than seven days before the distribution.

5.13 DISTRIBUTION OF EXCESS CONTRIBUTIONS

     A. GENERAL RULE - Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after a Plan Year to Participants to whose Individual Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions were classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated. Both the total amount of the Excess Contribution and, for purposes of the preceding sentence, the "largest amount" are determined after distribution of any Excess Deferrals. To the extent a Highly Compensated Employee has not reached their Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employees as Catch-up Contributions will not be treated as Excess Contributions. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

     B. DETERMINATION OF INCOME OR LOSS - Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant's Elective Deferral account(s) (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, and 2)10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

     C. ACCOUNTING FOR EXCESS CONTRIBUTIONS - Excess Contributions allocated to a Participant shall be distributed from the Participant's Elective Deferral account(s) and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will either determine whether the distribution of Excess Contributions for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account(s) and Qualified Matching Contribution account.

5.14 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

     A. GENERAL RULE - Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.


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                                       48

 B. DETERMINATION OF INCOME OR LOSS - Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distributions. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant's Nondeductible Employee Contribution account, Matching Contribution account, Qualified Matching Contributions account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account(s) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and 2)10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15(th) day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Aggregate Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

     C. ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS - Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Nondeductible Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both). For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Elective Deferrals that are Excess Aggregate Contributions for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.

5.15 RECHARACTERIZATION

     Provided the Plan allows Participants to make Nondeductible Employee Contributions, the Plan Administrator may, in a uniform and nondiscriminatory manner, permit a Participant to elect to treat all or a portion of an Excess Contribution allocated to them as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Nondeductible Employee Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Nondeductible Employee Contributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

     Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

5.16 LOANS TO PARTICIPANTS

     If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules and the Plan's loan policy.

     A. Loans shall be made available to all Participants on a reasonably equivalent basis. Notwithstanding the foregoing, new loans shall not be available to Participants who cease to be employed by the Employer, unless such Participants are parties-in-interest as defined in ERISA
          Section 3(14). In addition, existing loans shall be considered due and payable at such time as a Participant ceases to be an Employee and the loan will be considered in default and the Participant's Individual Account will be reduced by the outstanding amount of the loan unless otherwise specified in the loan policy statement or other loan documentation.

     B. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

     C.   Loans must be adequately secured and bear a reasonable interest rate.

     D. No Participant loan shall exceed the Present Value of the Vested portion of a Participant's Individual Account.

     E. A Participant must obtain the consent of their Spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing (or any other form permitted by the IRS and DOL), must acknowledge the effect of the loan, and must be witnessed by a notary public or plan representative. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Individual Account is used for renegotiation, extension, renewal, or other revision of the loan. Notwithstanding the foregoing, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under Code
          Section 417(a)(2)(B). In addition, spousal consent is not required if the Plan or the Participant is not subject to Code Section 401(a)(11) at the time the Individual Account is used as security, or if the total Individual Account subject to the security is less than or equal to $5,000.

     F. In the event of default, foreclosure on the note and attachment of security will not occur until a distribution eligibility requirement is met under the Plan.


                                           (C)2010 Ascensus, Inc., Brainerd, MN

     G. For plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

     H. Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) (USERRA).

     I. For years beginning after 2005, if the Participant's Individual Account contains both Pre-Tax Elective Deferrals and Roth Elective Deferrals, the specific rules governing the loan program may also designate the extent to which Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a combination of both will 1) be used to calculate the maximum amount available for a loan, or 2) be available as a source from which loan proceeds may be taken or which may be used as security for a loan. To the extent permitted by law and related regulations, the rules established by the Plan Sponsor may specify the ordering rules to be applied in the event of a defaulted loan.

     If a valid spousal consent has been obtained in accordance with Plan
     Section 5.16(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant's Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Individual Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Individual Account shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

     To avoid taxation to the Participant, unless otherwise permitted by law or regulatory guidance, no loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of 1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or 2) 50 percent of the Present Value of the nonforfeitable Individual Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(e), and 414(m) are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. Notwithstanding the foregoing, a Participant will suspend their loan repayments under this Plan as permitted under Code Section 414(u)(4). An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assigmnent with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

     The Plan Administrator shall administer the loan program in accordance with specific rules that are documented either in writing or in such other format as permitted by the IRS and the DOL. Such rules shall include, at a minimum, the following: 1) the identity of the person or positions authorized to administer the Participant loan program, 2) the procedure for applying for loans, 3) the basis on which loans will be approved or denied,
     4) limitations (if any) on the types and amounts of loans offered, 5) the procedure under the program for determining a reasonable rate of interest,
     6) the types of collateral which may secure a Participant loan, and 7) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

                            SECTION SIX: DEFINITIONS

Unless modified in Section Six of the Adoption Agreement, words and phrases used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth in the portion of the Plan entitled "Definitions" unless the context indicates that other meanings are intended.

                          SECTION SEVEN: MISCELLANEOUS

7.01 THE FUND

     A. ESTABLISHMENT AND MAINTENANCE - By adopting this Plan, the Employer establishes the Fund, which shall consist of the assets of the Plan received and held by the Trustee for which it serves as Trnstee (or Custodian, if applicable) pursuant to Section Eight. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked assets. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

          No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Fund will be valued each Valuation Date at fair market value.

     B. DIVISION OF FUND INTO INVESTMENT FUNDS - The Employer may direct the Trustee (or Custodian, if applicable) to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Plan Section 7.22(C) and Investment Funds representing investment options available for individual direction by Participants pursuant to Plan Section 7.22(B). Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.


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7.02 INDIVIDUAL ACCOUNTS

     A. ESTABLISHMENT AND MAINTENANCE - The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of their interest in the Fund (including but not limited to Employer Contributions and earnings thereon). Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant, including:

          1. a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

          2.   a subaccount to reflect a Participant's rollover contributions;

          3.   a subaccount to reflect a Participant's transfer contributions;

          4. a subaccount to reflect a Participant's Nondeductible Employee Contributions;

          5. a subaccount to reflect a Participant's Pre-Tax Elective Deferrals; and

          6.   a subaccount to reflect a Participant's Roth Elective Deferrals.

          The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Plan Section 4.01(C) or (D).

          If this Plan is funded by individual contracts that provide a Participant's Benefit under the Plan, such individual contracts shall constitute the Participant's Individual Account. If this Plan is funded by group contracts under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants' Individual Accounts under the Plan.

     B.   VALUATION OF INDIVIDUAL ACCOUNTS

          1. Where all or a portion of the assets of a Participant's Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

          2. The fair market value of the remainder of each Individual Account is determined in the following manner:

               a. Separate Fund- First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant's Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Plan Section 4.01(C) or (D), and further reduced by any transfer to another Investment Fund since the previous Valuation Date, and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

               b. No Separate Fund - Second, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., using the ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the first Plan Year.

               c. Allocations - Third, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section Three of the Plan. For purposes of this Section Seven of the Plan, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

                    Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

               d. Aggregation of Portions - Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (a), (b) and (c) above) are added together.

     C. MODIFICATION OF METHOD FOR VALUING INDIVIDUAL ACCOUNTS - If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts including, but not limited to, valuation on a daily basis pursuant to the number of shares of each permissible investment held on behalf of a Participant.

7.03 POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

     A. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.


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     B.   The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

     C. The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          1. To determine all questions of interpretation or policy in a manner consistent with the Plan's documents, The Plan Administrator's construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), as amended from time to time, and shall comply with the terms of ERISA, as amended from time to time;

          2. To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

          3. To compute the amounts necessary or desirable to be contributed to the Plan;

          4. To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian, if applicable), to furnish the Trustee (or Custodian, if applicable) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian, if applicable) may rely and act thereon;

          5. To maintain all records necessary for the administration of the Plan;

          6. To prepare and file such disclosures and tax forms as may be required from time to time by the Secretary of Labor or the Secretary of the Treasury;

          7. To furnish each Employee, Participant or Beneficiary such notices, information, and reports under such circumstances as may be required by law;

          8. To periodically review the performance of each Fiduciary and all other relevant parties to ensure such individuals' obligations under the Plan are performed in a manner that is acceptable under the Plan and applicable law; and

          9. To furnish a statement to each Participant or Beneficiary no later than 270 days after the close of each Plan Year, indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

     D. The Plan Administrator shall have all of the powers necessary or appropriate to accomplish their duties under the Plan, including, but not limited to, the following:

          1. To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

          2. To appoint and retain counsel, specialists, or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

          3.   To resolve all questions of administration of the Plan;

          4. To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

          5. To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year;

          6. To correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; and

          7. If the Plan pennits a form of distribution other than a lump sum, and a Participant elects such form of distribution, the Plan Administrator may place that Participant's Individual Account into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

7.04 EXPENSES AND COMPENSATION

     All reasonable expenses of administration, including, but not limited to, those involved in retaining necessary professional assistance, may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time to time, administrative expenses and expenses unique to a particular Participant or group of Participants may be charged to the Individual Account of such Participant or may be assessed against terminated Participants even if not assessed against active Participants (subject to rules promulgated by the IRS and the DOL), or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of their duties.

7.05 INFORMATION FROM EMPLOYER

     To enable the Plan Administrator to perform their duties, the Employer shall supply complete, accurate, and timely information to the Plan Administrator (or their designated agents) on all marters relating to the Compensation of all Participants; their regular employment; retirement, death, Disability, Severance from Employment or Termination of Employment; and such other pertinent facts as the Plan Administrator (or their agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or their


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

     agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information. Such information, including authorizations and directions, may be exchanged among the Employer, the Plan Administrator, the Trustee (or Custodian, if applicable), or their agents through electronic, telephonic, or other means (including, for example, through the Internet) pursuant to applicable servicing arrangements in effect for the Plan.

7.06 PLAN AMENDMENTS

     A.   RIGHT OF PROTOTYPE SPONSOR TO AMEND THE PLAN OR TERMINATE SPONSORSHIP

          1 The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems either necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans or desirable to the extent consistent with such laws and regulations. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents, and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall generally be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt IRS model amendments adopted by the mass submitter, the Plan will no longer be identical to or a minor modifier of the mass submitter plan and will be considered an individually designed plan. Notwithstanding the foregoing, the adoption of good faith IRS amendments must be accomplished pursuant to the rules for each such amendment as prescribed by the IRS.

          2. An amendment by the Prototype Sponsor shall be accomplished by giving notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Adopting Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan.

          3. In addition to the amendment rights described above, the Prototype Sponsor shall have the right to terminate its sponsorship of this Plan by providing notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of such termination. Such termination of sponsorship shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The Prototype Sponsor shall have the right to terminate its sponsorship of this Plan regardless of whether the Prototype Sponsor has terminated sponsorship with respect to other employers adopting its prototype Plan.

     B. RIGHT OF ADOPTING EMPLOYER TO AMEND THE PLAN - The Adopting Employer may amend the Plan to

          1.   change options previously selected in the Adoption Agreement;

          2. add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Section 415 or Code Section 416 because of the required aggregation of multiple plans;

          3. amend administrative provisions of the trust or custodial document in the case of a nonstandardized plan and make more limited amendments in the case of a standardized plan, such as the name of the Plan, Employer, Trustee or Custodian, Plan Administrator and other Fiduciaries, the trust year, and the name of pooled trust in which the Plan's trust will participate;

          4. add certain sample and model amendments published by the IRS or other required good faith amendments which specifically provide that their adoption will not cause the Plan to be treated as individually designed; and

          5. add or change provisions permitted under the Plan or specify or change the Effective Date of a provision as permitted under the Plan and correct obvious and unambiguous typographical errors or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.

          An Adopting Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code
          Section 412(d), will no longer participate in this prototype plan and will be considered to have an individually designed plan.

          An Adopting Employer who wishes to amend the Plan shall document the amendment in writing, executed by a duly authorized officer of the Adopting Employer. If the amendment is in the form of a restated Adoption Agreement, the amendment shall become effective on the date provided in the Adoption Agreement. Any other amendment shall become effective as described therein upon execution by the Adopting Employer and, if appropriate, the Trustee (or Custodian, if applicable). A copy of a restated Adoption Agreement or other amendment must be provided to the Prototype Sponsor and the Trustee (or Custodian, if applicable) before the effective date of the amendment.

          The Adopting Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Adopting Employer designates as a replacement plan.


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

     C. LIMITATION ON POWER TO AMEND - No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Individual Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Individual Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. For purposes of this paragraph, a Participant shall not accrue a right to an allocation of an Employer Profit Sharing Contribution, Employer Money Purchase Pension Contribution or Target Benefit Contribution for the current Plan Year until the last day of such Plan Year and after the application of all amendments required or permitted by the IRS.

          No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of their Individual Account under a particular optional form of benefit if the amendment provides a single-sum distribution form, Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer must complete Attachment A, "Protected Benefit and Prior Plan Provisions," describing such protected benefit which shall become part of the Plan.

     D. AMENDMENT OF VESTING SCHEDULE - If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan as of that date without regard to such amendment. Furthermore, if the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

          The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of

          1.   60 days after the amendment is adopted;

          2.   60 days after the amendment becomes effective; or

          3. 60 days after the Participant is issued a notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amendment by the Employer or Plan Administrator.

7.07 PLAN MERGER OR CONSOLIDATION

     In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan, but only if such agreements are made with trustees or custodians of other retirement plans described in Code Section 401(a) or such other plans permitted by laws or regulations.

7.08 PERMANENCY

     The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any other person any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator, or the Prototype Sponsor except as specifically provided herein, or as provided by law,

7.09 METHOD AND PROCEDURE FOR TERMINATION

     The Plan may be terminated by the Adopting Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Adopting Employer. The Plan shall terminate, if required by either the IRS or the DOL, if the Adopting Employer is dissolved or terminated. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Sponsor, and the Participants and Beneficiaries of deceased Participants. The required filings (such as the Form 5500 series and others) must be made by the Adopting Employer with the IRS and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Adopting Employer must keep the Plan in compliance with current laws and regulations by making appropriate amendments to the Plan and by taking such other measures as may be required. If the Plan is abandoned by the Adopting Employer, however, a qualified termination administrator (QTA) (or other entity permitted by the IRS or DOL) may terminate the Plan according to rules promulgated by the IRS and DOL.

7.10 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER

     Notwithstanding the preceding Plan Section 7.09, a successor of the Adopting Employer may continue the Plan and be substituted in the place of the present Adopting Employer. The successor and the present Adopting Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Adopting Employer) must execute a written instrument authorizing such substitution, and the successor shall amend the Plan in accordance with Plan Section 7.06.

7.11 FAILURE OF PLAN QUALIFICATION

     If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan. and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.


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

7.12 GOVERNING LAWS AND PROVISIONS

     To the extent such laws are not preempted by federal law, the terms and conditions of this Plan shall be governed by the laws of the state in which the Prototype Sponsor is located, unless otherwise agreed to in writing by the Prototype Sponsor and the Employer.

     In the event of any conflict between the provisions of this Basic Plan Document and provisions of the Adoption Agreement, the summary plan description, or any related documents, the Basic Plan Document will control.

7.13 STATE COMMUNITY PROPERTY LAWS

     The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

7.14 HEADINGS

     The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.15 GENDER AND NUMBER

     Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

7.16 STANDARD OF FIDUCIARY CONDUCT

     The Employer, Plan Administrator, Trustee, and any other Fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No Fiduciary shall cause the Plan to engage in any transaction known as a "nonexempt prohibited transaction" under either the Code or ERISA,

7.17 GENERAL UNDERTAKING OF ALL PARTIES

     All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

7.18 AGREEMENT BINDS HEIRS, ETC.

     This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns, as those terms shall apply to any and all parties hereto, present and future.

7.19 DETERMINATION OF TOP-HEAVY STATUS

     A. IN GENERAL-Except as provided in Plan Section 7.19(B), this Plan is a Top-Heavy Plan if any of the following conditions exist:

          1. If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

          2. If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds 60 percent; or

          3. If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

     B.   TOP-HEAVY RATIO

          1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1,
               2002)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1,
               2002)) both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

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                                       55

     2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with 1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with 1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

     3. For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
          Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant 1) who is not a Key Employee but who was a Key Employee in a prior year, or 2) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the one-year period (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          The accrued benefit of a Participant other than a Key Employee shall be determined under 1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or 2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41 1(b)(1)(C).

     C. SIMPLE 401(K) PLAN EXCEPTION -Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as a Top-Heavy Plan under Code Section 416 for any Year for which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

     D. SAFE HARBOR 401(K) PLAN EXCEPTION - Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as a Top-Heavy Plan under Code
          Section 416 for any Year for which an Eligible Employer makes only those contributions described in Code Sections 401(k)(12) and 401 (m)(
          11) for any Plan Year. If any other contributions are made for a Plan Year (e.g., Employer Profit Sharing Contributions, forfeitures, etc.), the Top-Heavy rules describe in Code Section 416(g)(4)(H) will apply for that Plan Year.

7.20 INALIENABILITY OF BENEFITS

     No benefit or interest available under the Plan will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to judgments and settlements described in Code Section 401(a)(13)(C) and ERISA Section 206(d)(4). Such sentence shall, however, apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order as defined in the Definitions Section of the Plan.

     Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January 1, 1985. However, in the case of a Domestic Relations Order entered before January 1, 1985, the Plan Administrator:

     1) shall treat such order as a Qualified Domestic Relations Order if the Plan Administrator is paying benefits pursuant to such order on January 1,1985, and

     2) may treat any other such order entered before January 1, 1985, as a Qualified Domestic Relations Order even if such order does not meet the requirements of Code Section 414(p).

          Notwithstanding any provision of the Plan to the contrary, a distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be permitted even if the Participant affected by such order is not otherwise entitled to a distribution, and even if such Participant has not attained the earliest retirement age as defined in Code Section 414(p).

7.21 BONDING

     Every Fiduciary and every person who handles funds or other property of the Plan shall be bonded to the extent required by ERISA Section 412 and the regulations thereunder for purposes of protecting the Plan against loss by reason of acts of fraud or dishonesty on the part of the person, group, or class, alone or in connivance with others, to be covered by such bond. The amount of the bond shall be fixed at the beginning of each Plan Year and shall not be less than 10 percent of the amount of funds handled. The amount of funds handled shall be determined by the funds handled the previous Plan Year or, if none, the amount of funds estimated, in accordance with rules provided by the Secretary of Labor, to be handled during the current Plan Year. Notwithstanding the foregoing, no bond shall be less than $1,000 nor more than $500.000. except that the Secretary of Labor shall have the right to prescribe an amount in excess of $500,000.

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7.22 INVESTMENT AUTHORITY

     A. PLAN INVESTMENTS - Except as provided in Plan Section 7.22(B) (relating to individual direction of investments by Participants), the Adopting Employer, not the Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment. The Adopting Employer shall be responsible for establishing a funding policy statement on behalf of the Plan and shall provide a copy of such funding policy statement to the Discretionary Trustee, if any. Notwithstanding the foregoing, if the Trustee is designated as a Discretionary Trustee in the Adoption Agreement, such Discretionary Trustee may enter into an agreement with the Adopting Employer whereby the Discretionary Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Discretionary Trustee deems necessary or desirable.

     B. DIRECTION OF INVESTMENTS BY PARTICIPANTS - Unless otherwise indicated in the Adoption Agreement, each Participant shall have the responsibility for directing the Trustee (or Custodian, if provided for under a separate agreement between the Adopting Employer and the Custodian), regarding the investment of all or part of their Individual Account. If all of the requirements of ERISA Section 404(c)(1) are satisfied, then to the extent so directed, the Adopting Employer, Plan Administrator, Trustee, the Custodian (if applicable), and all other Fiduciaries are relieved of Fiduciary liability under ERISA Section 404, provided that it shall be the Adopting Employer's responsibility to direct the Trustee (or Custodian, if applicable) as to permissible investments into which Participants may direct their individual investments.

          The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of their Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses, or expenses attributable to such Separate Fund. No Fiduciary shall be liable for any loss that results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Code Section 408(m).

          The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing 1) which portions of Participants' Individual Accounts can be individually directed, 2) the frequency of investment changes, 3) the forms and procedures for making investment changes, and 4) the effect of a Participant's failure to make a valid direction.

          The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts, and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the Alternate Payee under a Qualified Domestic Relations Order to individually direct investments in accordance with this Plan Section 7.22(B).

          Notwithstanding any provision hereof to the contrary, if the Adoption Agreement permits Participants to direct investments and also names a Directed Trustee, such Participants shall furnish investment instruction to the Plan Administrator under procedures adopted by the Adopting Employer and/or the Plan Administrator consistent with the Plan, and it shall be the responsibility of the Plan Administrator to provide direction to the Directed Trustee regarding the investment of such amounts. If a Participant who has the right to direct investments under the terms of the Plan fails to provide such direction to the Plan Administrator, the Plan Administrator shall direct the investment of such Participant's Individual Accounts, The Plan Administrator shall maintain records showing the interest of each Participant and/or Beneficiary in the Fund unless the Directed Trustee enters into a written agreement with the Adopting Employer to keep separate accounts for each such Participant or Beneficiary.

     C.   INVESTMENT MANAGERS

          1. Definition of Investment Manager - The Adopting Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act, or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition, or disposition of any assets of the Plan.

          2. Investment Manager's Authority - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in Plan Section 7.22(D).

          3. Written Agreement - The appointment of any investment manager shall be by written agreement between the Adopting Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian, if applicable). The agreement shall set forth, among other matters, the effective date of the investment manager's appointment and an acknowledgment by the investment manager that it is a Fiduciary of the Plan under ERISA.

          4. Concerning the Trustee (or Custodian, if applicable) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian, if applicable) at least 60 days in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. If the separate Investment Fund subject to the direction of the Investment Manager is a permissible investment option to the Trustee (or Custodian, as applicable) pursuant to Plan Section 7.22(D), the Trustee (or Custodian, if applicable) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

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
     D. PERMISSIBLE INVESTMENTS - The Trustee (or Custodian, if applicable) may invest the assets of the Plan in property of any character, real or personal, including, but not limited to, the following: stocks, including Qualifying Employer Securities, and including shares of open-end investment companies (mutual funds); bonds; notes; debentures; proprietary mutual funds; deposit accounts; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, certificates of deposit, demand or time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts that are "guaranteed benefit policies," as defined in ERISA Section 401(b)(2)(B); unless excluded in the Adoption Agreement, life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan. Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Adopting Employer, limit the types of property in which the assets of the Plan may be invested. The list of permissible investment options shall be further limited in accordance with any applicable law, regulations, or other restrictions applicable to the Trustee or Custodian, including, but not limited to, internal operational procedures adopted by such Trustee (or Custodian, if applicable). The actions of a Discretionary Trustee named in the Adoption Agreement shall also be subject to the funding policy statement provided by the Adopting Employer. If any Trustee (or Custodian, if applicable) invests all or any portion of the Fund pursuant to written instructions provided by the Adopting Employer (including an investment manager appointed by the Adopting Employer pursuant to Plan
          Section 7.22(C)) or any Participant pursuant to Plan Section 7.22(B), the Trustee (or Custodian, if applicable) will be deemed to have invested pursuant to the Adopting Employer's funding policy statement

          To the extent the assets of the Plan are invested in a group trust, including a collective trust fund or commingled funds maintained by a bank or similar financial organization, the declaration of trust of such composite trust shall be deemed to be a part of the Plan, and any investment in such composite trust shall be subject to all of the provisions of such declaration of trust, as the same may be amended or supplemented from time to time.

          If the responsibility for directing investments for Elective Deferrals (and earnings) is executed by someone other than the Participants, the acquisition of Qualifying Employer Securities will be limited to ten percent of the fair market value of the assets of the Plan, to the extent required by ERISA Section 407(b)(2).

     E.   MATTERS RELATING TO INSURANCE

          1. If elected by the Plan Sponsor in the Adoption Agreement, a life insurance contract may be purchased on behalf of a Participant. No life insurance contract may be purchased unless the insured under the contract is the Participant or, where this Plan is a profit sharing or 401(k) plan, the Participant's Spouse or another individual in whom the Participant has an insurable interest. If a life insurance contract is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Participant's Individual Account at any particular time as follows.

               a. Ordinary Life Insurance - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums attributable to them.

               b. Term and Universal Life Insurance - No more than 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

               c. Combination - The sum of 50 percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account.

               If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts purchased by an Employee who has been a Participant in the Plan for five or more years or purchased with Employer Contributions and Forfeitures that have been in the Participant's Individual Account for at least two full Plan Years, measured from the date such contributions were allocated. For purposes of this Plan
               Section 7.22(E)(1), rollover and transfer contributions shall be considered Employer Contributions, and therefore may be used to pay contract premiums. No part of the Deductible Employee Contribution account will be used to purchase life insurance.

          2. Any dividends or credits earned on insurance contracts for a Participant shall be allocated to such Participant's Individual Account derived from Employer Contributions for whose benefit the contract is held.

          3. Subject to Plan Section 5.10, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon separation from service with the Employer. In addition, contracts on the joint lives of a Participant and another person may not be maintained under this Plan if such Participant ceases to have an insurable interest in such other person.

          4. Subject to Plan Section 7.22(D), the Trustee (or Custodian, if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the trust fund. However, the Trustee (or Custodian, if applicable) shall be required to pay over all proceeds of the contract(s) to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Plan Section 5.10. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

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

          5. Subject to Plan Section 7.22(D), the Plan Administrator may direct the Trustee (or Custodian, if applicable) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

          6. Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the insurer, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

               Further, except as may be otherwise provided by ERISA, the Employer will indemnify the insurer from any liability, claim, or expense (including legal expense) that the insurer incurs by reason of, or which results in whole or in part from the reliance of the insurer on the facts and other directions and elections the Employer communicates or fails to communicate.

7.23 PROCEDURES AND OTHER MATTERS REGARDING DOMESTIC RELATIONS ORDERS

     A. To the extent provided in any Qualified Domestic Relations Order, the former Spouse of a Participant shall be treated as a surviving Spouse of such Participant for purposes of any benefit payable in the form of either a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

     B. The Plan shall not be treated as failing to meet the requirements of the Code, which generally prohibits payment of benefits before the Participant's Termination of Employment or Severance from Employment, as applicable, with the Employer, solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

     C.   In the case of any Domestic Relations Order received by the Plan,

          1. the Plan Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedure for determining the qualified status of Domestic Relations Orders, and

          2. within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

          The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

     D. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months either 1) it is determined that the order is not a Qualified Domestic Relations Order, or 2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

7.24 INDEMNIFICATION OF PROTOTYPE SPONSOR

     Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Prototype Sponsor, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties. Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Prototype Sponsor from any liability, claim, or expense (including legal expense) that the Prototype Sponsor incurs by reason of, or which results in whole or in part from, the reliance of the Prototype Sponsor on the facts and other directions and elections the Employer, Plan Administrator, or Investment Fiduciary communicates or fails to communicate.

7.25 MILITARY SERVICE

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

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                      SECTION EIGHT: TRUSTEE AND CUSTODIAN

8.01 FINANCIAL ORGANIZATION AS CUSTODIAN

     This Section 801 applies where the Adopting Employer, by execution of the Adoption Agreement, appoints the entity named therein as Custodian for the Plan, and the entity accepts such appointment, all subject to the terms of the Basic Plan Document. The Adopting Employer represents and warrants to the entity that it has all requisite right, power, and authority and has taken all required actions necessary under the Plan and applicable law to designate the financial organization as Custodian of the Plan pursuant to the terms of the Basic Plan Document. The Employer, Plan Administrator, any Trustee, any other Investment Fiduciary, and the Custodian so appointed shall be bound by all the terms of this Basic Plan Document and Adoption Agreement. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Custodian, the Custodian shall serve as a non-discretionary, directed Custodian of the Fund, shall have no discretionary authority with respect to the management or administration of the Plan or the Fund, and will act only as directed by the entity or individual who has such authority.

     A. RESPONSIBILITIES OF THE CUSTODIAN - The Custodian's responsibilities may be further limited by the Plan Trustee(s) and, notwithstanding any provision hereof to the contrary, may also be further limited by the terms of a separate agreement between the Custodian and the Adopting Employer. Subject to the previous sentence, the responsibilities of the Custodian shall be limited to the following:

          1. To receive Plan contributions and to hold, invest and reinvest, and distribute the Fund as authorized by the Adopting Employer or its designee without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund.

          2. To maintain accurate records of contributions, investments, earnings, receipts, disbursements, withdrawals, and other transactions with respect to the Fund, and all accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Employer; provided, however, that the Custodian is given reasonable advance notice of such inspection by the Employer. On direction of the Adopting Employer or Plan Administrator, and if agreed to in writing by the Custodian, the Custodian may provide annual or interim accountings, valuations, or other reports concerning the assets of the custodial account subject to payment of all required additional fees for such reports. The Custodian's accounting will be at the Custodial Account level rather than the Participant level, and the Custodian will not be responsible for Participant-level record-keeping, reporting, or communication unless it agrees to do so in a separate written agreement with the Adopting Employer or Plan Administrator. The Custodian will also furnish the Adopting Employer with such other information as the Custodian possesses and which is necessary for the Adopting Employer to comply with the reporting requirements of ERISA, as applicable. An accounting will be deemed to have been approved by the Adopting Employer unless the Adopting Employer or Plan Administrator objects to the contents of an accounting within sixty (60) days of its mailing or electronic transmission by the Custodian. Any objections must set forth the specific grounds on which they are based. Upon approval, the Custodian shall be forever released from any and all liability with respect to the Account.

          3. To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator.

          4. To furnish to the Plan Administrator an annual statement which reflects the value of the investments in the custody of the Custodian as of the end of the period and as of any other times as the Custodian and Plan Administrator may agree to in writing, including an agreement regarding the application of additional fees for such additional report.

     B. POWERS OF THE CUSTODIAN - Except as otherwise provided in this Plan, and subject to receipt of instructions from the Adopting Employer, Plan Administrator, or Investment Fiduciary, as appropriate, the Custodian shall have the power, but, in the absence of proper direction as provided in Section 8.01(A) above, not the duty to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

          1. To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts, or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial organization;

          2. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

          3. To hold securities or other property of the Fund in its own name, in the name of its nominee, or in bearer form; and

          4. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

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8.02 TRUSTEE

     This Section 8.02 applies where either a financial organization and/or one or more individuals has/have indicated in the Adoption Agreement that it will serve as Trustee with respect to all or a portion of the assets of the Fund. The responsibilities and powers of the Trustee may not be expanded except with its prior written consent and, notwithstanding any provision hereof to the contrary, may be further limited by the terms of a separate agreement between the Trustee and the Adopting Employer. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Trustee, a Directed Trustee shall have no discretionary authority with respect to the management or administration of the Plan or the Fund, and will act only as directed by the entity or individual who has such authority.

     A.   ESTABLISHMENT OF THE TRUST

          1. The Adopting Employer and the Trustee hereby agree to the establishment of a trust consisting of the Fund, The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions required under the Plan.

          2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 8.02(G)(2), no assets of the Plan shall inure to the benefit of the Employer.

          3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the Plan Administrator, The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

     B.   INVESTMENT OF THE FUND

          1. The Adopting Employer shall have the exclusive authority and discretion to select the permissible investment funds ("Permissible Investment Funds") available for investment under the Plan. In making such selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such mailers would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Employer shall notify the Trustee in writing of the selection of the Permissible Investment Funds currently available for investment under the Plan, and any changes thereto.

          2. Unless otherwise designated by the Employer in the Adoption Agreement, each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Permissible Investment Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto.

          3. Notwithstanding Section 7.22(A) of the Plan, to the extent so designated by the Employer in the Adoption Agreement, the Trustee shall invest amounts allocated to the separate accounts of Participants under the Plan as directed by the Plan Administrator or other named fiduciary for the Plan (including any investment manager as defined in Section 3(38) of ERISA) identified by the Employer in the Adoption Agreement. In making any investments of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions properly furuished to it by the Plan Administrator or named fiduciary and shall be under no duty to make any inquiry or investigation with respect thereto.

          4. The Plan or Plan Administrator may designate a default fund under the Plan in which the Trustee shall deposit contributions to the Fund on behalf of Participants who have been identified by the Plan Administrator as having not specified investment choices under the Plan. If the Trustee receives any asset that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of that fact, and the Trustee may, in its discretion, return or hold all or a portion of the received asset outside of the Fund without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

          5. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

     C. POWERS OF THE TRUSTEE - Subject to the provisions of Sections 8.02(B)(l), 8.02(B)(2) & 8.02(B)(3), the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Fund:

          1. to invest and reinvest all or a part of the Fund in accordance with Participants' investment directions in any available Investment Fund selected by the Employer without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Section 8.02 and the Plan;

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          2.   to dispose of all or any part of the investments, securities, or other property which may from time to time or at any time constitute the Fund, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

          3. to hold that portion of the Fund as the Trustee may deem necessary for ordinary administration, the transfer of assets to another trust or fiduciary, pending investment instructions, and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits that bear no interest or a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a Fiduciary of the Plan, subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit);

          4. to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

          5. except as provided further in Section 8.02(E) hereof with respect to shares of Qualifying Employer Securities that are held by the Fund, to vote in person or by proxy with respect to all mutual fund shares which are held by the Plan solely in accordance with directions furnished to it by the Employer, and to vote in person or by proxy with respect to all other securities credited to a Participant's separate accounts under the Plan solely in accordance with directions furnished to it by the Participant;

          6. to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

          7. upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Plan Administrator shall have the responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

          8. to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

     D.   DUTIES AND RESPONSIBILITIES OF THE TRUSTEE

          1. The Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:

               (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

               (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

               (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

               (d)  in accordance with the provisions of the Plan and this
                    Section 8.02 insofar as they are consistent with the provisions of ERISA.

          2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records containing Plan information shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

          3. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

          4. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

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     5.   Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Section 8.02.

E.   VOTING AND OTHER RIGHTS OF QUALIFYING EMPLOYER SECURITIES

          1. Each Participant or Beneficiary of a deceased Participant (referred to herein collectively as Participant) shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Qualifying Employer Securities which have been allocated to the Participant's separate account including, but not limited to, the right to sell or retain shares in a public or private tender offer.

          2. All shares (and fractional shares) of Qualifying Employer Securities for which the Trustee has not received timely Participant directions shall be voted or exercised by the Trustee in the same proportion as the shares (and fractional shares) of Qualifying Employer Securities for which the Trustee received timely Participant directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. All reasonable efforts shall be made to inform each Participant that shares of Employer Stock for which the Trustee does not receive Participant direction shall be voted pro rata in proportion to the shares for which the Trustee has received Participant direction.

          3. Notwithstanding anything to the contrary, in the event of a tender offer for Qualifying Employer Securities, the Trustee shall interpret a Participant's silence as a direction not to tender the shares of Qualifying Employer Securities allocated to the Participant's separate account and, therefore, the Trustee shall not tender any shares (or fractional shares) of Qualifying Employer Securities for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. Furthermore, tender offer materials provided to Participants shall specifically inform Participants that the Trustee shall interpret a Participant's silence as a direction not to tender the Participant's shares of Qualifying Employer Securities.

          4. Each Participant exercising his authority under this Article shall be considered a named fiduciary of the Plan within the meaning of ERISA section 402(a)(2) with respect to the voting directions or response to an offer provided by the Participant (including in the case where a Participant's silence is treated by the Trustee as a direction not to tender as provided under
               Section 8.02(E)(3) hereof).

          5. Information relating to the purchase, holding and sale of securities and the exercise of voting, tender and other similar rights with respect to Qualifying Employer Securities by Participants and beneficiaries shall be maintained in accordance with procedures that are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or State laws not preempted by ERISA. The Trustee shall be the fiduciary who is responsible for ensuring that such procedures are sufficient to safeguard the confidentiality of the information described above, and that such procedures are followed.

          6. Notwithstanding any provision contained in the Plan to the contrary, this Section 8.02(E) shall govern the procedures to be followed in connection with the voting of Qualifying Employer Securities held by the Plan and the disposition of Qualifying Employer Securities pursuant to any tender or exchange offer therefor. In the event of any conflict or inconsistency between the provisions of this Section 8.02(E) and any other provisions of the Plan, the provisions of this Section 8.02(E) shall control.

     F.   APPOINTMENT OF INVESTMENT MANAGERS

          1. Subject to Plan Section 7.22(D), the Plan Administrator may appoint one or more Investment Managers with respect to some or all of the assets of the Fund as contemplated by section 402(c)(3) of ERISA. Any such investment manager shall acknowledge to the Plan Administrator in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Fund. The Plan Administrator shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Plan Administrator and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Plan Administrator shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Plan Administrator rescinds the appointment or the Investment Manager has resigned.

          2. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Plan Administrator and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Investment Manager will be the fiduciary responsible for the selecting, negotiating, placing (including the execution of) investment contracts, and valuing of all investments held under the Separate Account. The Trustee may rely on such valuations including but not limited to the Investment Manager's responsibility for determining, and promptly informing Trustee, if assets should be carried on the Plans' books at any value other than contract value. The Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of

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
               fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that the Trustee shall have the full protection of section 405(d) of ERISA.

     G.   PROHIBITION OF DIVERSION

          1. Except as provided in Section 8.02(G)(2) of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

       2. The provisions of Section 8.02(G)(l) notwithstanding, contributions made by the Employer under the Plan may be returned to the Employer under the following conditions:

          (a) If a contribution is made by mistake of fact, such contribution may be returned to the Employer within one year of the payment of such contribution;

          (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

          (c) Contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Employer within one year after the date of denial of qualification, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

   H.  COMMUNICATION WITH PLAN ADMINISTRATOR AND ADOPTING EMPLOYER

       1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Plan Administrator, the Trustee shall be entitled to act upon any written communication signed or electronic communication reasonably believed to be sent by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Employer and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

       2. The Adopting Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Administrator. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Administrator until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Plan Administrator.

  I. TRUSTEE'S COMPENSATION - The Trustee shall be entitled to reasonable compensation for its services as may be agreed upon by the Trustee and the Adopting Employer. The Trustee shall also be entitled to reimbursement for all expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer. The Trustee's compensation shall also include any earnings attributable to outstanding benefit checks issued to participants (with the earnings period beginning on the date the check is written and ending on the date the check is presented for payment) and assets received by the Trustee pending receipt of proper investment instructions pursuant to Section 8.02(B)(4) (with the earnings period beginning on the date the assets are received and ending on the date in which proper investment instructions are received). The earnings rate on such amounts shall generally be based upon the federal approximate funds rate.

  J.  RESIGNATION AND REMOVAL OF TRUSTEE

     1. The Trustee may resign at any time by written notice to the Employer which shall be effective 30 days after delivery unless prior thereto a successor trustee shall have been appointed.

     2. The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

     3. The appointment of a successor trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor trustee, and an acceptance in writing of the office of successor trustee hereunder executed by the successor so appointed. Any successor trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation has been given under the provisions of this Article a successor trustee has not been appointed, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor trustee.

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

          4. Upon the appointment of a successor trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor trustee and the Employer who shall be jointly and severally liable therefor.

     K.   AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

          1. The Employer may, by delivery to the Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

          2. If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions after the effective date of such termination, the Trustee may distribute the Fund in accordance with the provisions of the Plan.

8.03 NO OBLIGATION TO QUESTION DATA

     The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian, if applicable) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verity or question such information.

8.04 DEGREE OF CARE - LIMITATIONS OF LIABILITY

     The Trustee (or Custodian, if applicable) shall be under no duty to take any action other than its express responsibilities under this Plan unless the responsible party under the terms of the Plan shall furnish the Trustee (or Custodian, if applicable) with written instructions; provided that in no event may the Trustee's (or Custodian's, if applicable) responsibilities be expanded except with its prior written consent. Any instructions hereunder may be delivered to the Trustee (or Custodian, if applicable) directly by the responsible party or by other mutually agreed upon parties. The Trustee (or Custodian, if applicable) shall not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate, or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. A Directed Trustee (or Custodian, if applicable) shall have no duty to inquire into the purpose or propriety of any order, instruction, or other communication received hereunder and may conclusively presume that any such order, instruction, or other communication is accurate and complete. The Trustee (or Custodian, if applicable) shall not be responsible for determining that all instructions provided to the Trustee (or Custodian, if applicable) are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. The Trustee (or Custodian, if applicable) may conclusively presume that any instructions received have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee, or Participant, as applicable, pursuant to the terms of the Plan and applicable law.

     The Trustee (or Custodian, if applicable) shall not be responsible for the validity or effect or the qualification under the Code or the Plan. The Trustee (or Custodian, if applicable) shall not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of the Trustee (or Custodian, if applicable) responsibilities in Plan Sections 8.01(A) or 8.02(A)) except to promptly forward a copy thereof to the Employer. Further, it is specifically understood that the Trustee (or Custodian, if applicable) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan, the size and type of any policy to be purchased from any insurer for any Participant hereunder, or any other similar matters, it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

8.05 MISCELLANEOUS

     A. GOVERNING LAW - Notwithstanding any other section or provision of this Plan, the construction, validity and administration of this Plan Section Eight shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

     B. NECESSARY PARTIES - To the extent permitted by law, only the Employer and the Trustee (or Custodian, if applicable) shall be necessary parties in any application to the courts for an interpretation of
          Section 8.01 or 8.02 or for an accounting by the Trustee (or Custodian, if applicable), and no other Plan Fiduciary, Participant, Beneficiary, or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming in Plan Sections 8.01 or 8.02.

     C. FORCE MAJEURE - The Trustee (or Custodian, if applicable) shall not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, or that could not be avoided by the exercise of due care, such as an act of God or any mechanical, electronic, or communications failure.

                   SECTION NINE: ADOPTING EMPLOYER SIGNATURE

Section Nine of the Plan Adoption Agreement must contain the signature of an authorized representative of the Adopting Employer evidencing the Employer's agreement to be bound by the terms of the Basic Plan Document, Adoption Agreement, and, if applicable, separate trust or custodial agreement.

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

                                                              (VANGUARD LOGO)

COMPREHENSIVE 401(K) PROFIT SHARING PLAN
NONSTANDARDIZED ADOPTION AGREEMENT

                              EMPLOYER INFORMATION

Name of Adopting Employer  Hamilton Precision Metals, Inc.

Address  1780 Rohrerstown Road

City Lancaster             State PA          Zip 17601-2334

Telephone 717-569-7061    Adopting Employer's Federal Tax Identification Number
                          72-1532170

Adopting Employer's Tax Year End (specify month and day) 12/31

Type of Business (select one) [ ] Sole Proprietorship [ ] Partnership [X] C Corporation [ ]S Corporation [ ] LLC [ ]Other (specify a legal entity recognized under federal income tax laws)______

Name of Plan  Hamilton Precision Metals 401(k) Employee Savings Plan

Plan Sequence Number 002 Trust Identification Number (if applicable) ________________ Account Number 097409

RELATED EMPLOYERS - If the Adopting Employer is part of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), a group of commonly controlled trades or businesses (as defined in Code
Section 414(c) as modified by Code Section 415(h)) or an affiliated service group (as defined in Code Section 414(m)) of which the Adopting Employer is a part, or any other entity required to be aggregated with the Adopting Employer pursuant to Code Section 414(o), then such related employers will participate in this Plan, unless specifically indicated otherwise in Section Two, Part B of this Adoption Agreement.

                          SECTION ONE: EFFECTIVE DATES
                              Complete Part A or B

PART A.  [ ]  NEW PLAN EFFECTIVE DATE

              This is the initial adoption of a 401(k) profit sharing plan by the Adopting Employer.

              The Effective Date of this Plan is ____________________________.

              The Effective Date for Elective Deferrals under this Plan, if different from above, is:

                  PRE-TAX ELECTIVE DEFERRALS (select one)

                  OPTION 1: [ ]  The next payroll date coinciding with or
                                 following the later of the date this Adoption Agreement is signed or the Effective Date.

                  OPTION 2: [ ]  ________________ (Must be on or after the
                                 later of the date this Adoption Agreement is signed or the Effective Date)

                  NOTE: If no option is selected, Option I will apply for Pre-Tax Elective Deferrals.

                  ROTH ELECTIVE DEFERRALS (select one)

                  OPTION 1: [ ]  The next payroll date coinciding with or
                                 following the later of the date this Adoption Agreement is signed or the Effective Date.

                  OPTION 2: [ ]  ______________ (Must be on or after the later of the date this Adoption Agreement is signed or the Effective Date)

                  NOTE: If no option is selected, Option I will apply for Roth Elective Deferrals.

              NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed and may not be earlier than such date. Elective Deferrals, however, cannot be made available before the later of the date this Adoption Agreement is signed or the Effective Date for Elective Deferrals.

PART B.  [X]  EXISTING PLAN AMENDMENT OR RESTATEMENT DATE

              This is an amendment or restatement of an existing qualified plan (a Prior Plan).

              The Prior Plan was initially effective on 01/01/1994.

              The Effective Date of this amendment or restatement is 01/01/2010 (except as otherwise provided on Attachment B, Special Effective Date(s), if applicable, or in the Basic Plan Document).

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              The Effective Date for Elective Deferrals under this Plan, if added by this amendment and different from above, is:

                  PRE-TAX ELECTIVE DEFERRALS (select one)

                  OPTION 1: [ ]  The next payroll date coinciding with or
                                 following the later of the date this Adoption Agreement is signed or the Effective Date.

                  OPTION 2: [ ]  _____________________ (Must be on or after
                                 the later of the date this Adoption Agreement is signed or the Effective Date)

                  NOTE: If no option is selected, Option I will apply for Pre-Tax Elective Deferrals.

                  ROTH ELECTIVE DEFERRALS (select one)

                  OPTION 1:  [ ]  The next payroll date coinciding with or
                                  following the later of the date this Adoption Agreement is signed or the Effective Date.

                  OPTION 2:  [ ]  _________________ (Must be on or after the later of the date this Adoption Agreement is signed or the Effective Date)

                  NOTE: If no option is selected, Option I will apply for Roth Elective Deferrals.

              NOTE: The restatement Effective Date is generally the first day of the Plan Year in which this Adoption Agreement is signed. An amendment or restatement Effective Date after the first day of the Plan Year in which this Adoption Agreement is signed may result in a reduction or elimination of accrued benefits, violating Code
              Section 411(d) (6). Notwithstanding the foregoing, Effective Dates for certain items (e.g., EGTRRA and other government pronouncements) are governed by the dates specified in the Basic Plan Document. If Elective Deferrals are being made available for the first time as a result of this amendment or restatement, the Elective Deferrals cannot be made available before the later of the date this Adoption Agreement is signed or the Effective Date for Elective Deferrals. If different Effective Dates are selected for Pre-Tax and Roth Elective Deferrals, the Effective Date for Pre-Tax Elective Deferrals must be either the same date or an earlier date than that selected for Roth Elective Deferrals.

                            SECTION TWO: ELIGIBILITY
                           Complete Parts A through E

NOTE: Eligibility requirements selected for Elective Deferrals will also apply to Qualified Nonelective Contributions, if such contributions are made to the Plan. Eligibility requirements selected for Matching Contributions will apply to Qualified Matching Contributions, if such contributions are made to the Plan.

PART A.  AGE AND YEARS OF ELIGIBILITY SERVICE

         1. AGE REQUIREMENT. An Employee will be eligible to become a Participant in the Plan for purposes of becoming a Contributing Participant (and thus eligible to make Elective Deferrals), receiving Matching Contributions, or receiving an allocation of any Employer Profit Sharing Contributions, as applicable, made pursuant to Section Three of the Adoption Agreement, after attaining the following age (select and complete all that apply):

             [x] Elective Deferrals - Age 18 (no more than 21).

             [x] Matching Contributions - Age 18 (no more than 21).

             [ ] Employer Profit Sharing Contributions - Age ______ (no more than 21).

             NOTE: If no age is specified for a contribution source there will be no age requirement for such source.

         2. YEARS OF ELIGIBILITY SERVICE REQUIREMENT. An Employee will be eligible to become a Participant in the Plan for purposes of becoming a Contributing Participant (and thus eligible to make Elective Deferrals), receiving Matchin Contributions, or receiving an allocation of any Employer Profit Sharing Contributions, as applicable, made pursuant to Section Three of the Adoption Agreement (select and complete all that apply):

             [ ]  No Eligibility Service Required.
                  If this option is selected, there will be no eligibility service requirement for the following contributions (select all that apply):

                  [ ]  Elective Deferrals.

                  [ ]  Matching Contributions.

                  [ ]  Employer Profit Sharing Contributions.

             [x] After completing 6 consecutive Months of Eligibility Service (no more than 12).

                  If this option is selected, an Employee will be eligible to become a Participant in the Plan for purposes of the following contributions after completing the number of Months of Eligibility Service specified above (select all that apply):

                  [x]  Elective Deferrals.

                  [x]  Matching Contributions.

                  [ ]  Employer Profit Sharing Contributions.

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             [ ]  After completing ______ consecutive Months of Eligibility
                  Service (no more than 12) during which the Employee completes at least _______ Hours of Service (no more than 1,000).

                  NOTE: Employees not meeting the hours requirement within the initial number of months indicated in the Adoption Agreement will satisfy the Month of Eligibility Service requirement when they complete 1,000 Hours of Service within the Eligibility Computation Period.

                  If this option is selected, an Employee will be eligible to become a Participant in the Plan for purposes of the following contributions after completing the number of Months of Eligibility Service and Hours of Service specified above (select all that apply):

                  [ ]  Elective Deferrals.

                  [ ]  Matching Contributions.

                  [ ]  Employer Profit Sharing Contributions.

             [ ]  After Completing 1 Year of Eligibility Service.

                  If this option is selected, an Employee will be eligible to become a Participant in the Plan for purposes of the following contributions after completing 1 Year of Eligibility Service (select all that apply):

                  [ ]  Elective Deferrals.

                  [ ]  Matching Contributions.

                  [ ]  Employer Profit Sharing Contributions.

             [ ]  After completing 2 Years of Eligibility Service.

                  If this option is selected, an Employee will be eligible to become a Participant in the Plan for purposes of the following contributions after completing 2 Years of Eligibility Service (select all that apply):

                  [ ]  Matching Contributions.

                  [ ]  Employer Profit Sharing Contributions.

             [ ]  Other.

                  If this option is selected, an Employee will be eligible to become a Participant in the Plan for purposes of the following contributions after completing the following requirements (select and complete all that apply):

                  [ ] Elective Deferrals (cannot require more than 1 Year of Eligibility Service)

                       ---------------------------------------------------------

                  [ ] Matching Contributions (cannot require more than 2 Years of Eligibility Service)

                       ---------------------------------------------------------

                  [ ] Employer Profit Sharing Contributions (cannot require more than 2 Years of Eligibility Service)

                       ---------------------------------------------------------

             NOTE: If no Year of Eligibility Service requirement is selected for any contribution source, an Employee will become eligible to become a Participant upon date of hire with respect to such source. A Participant cannot be required to complete more than one Year of Eligibility Service for Elective Deferrals or two Years of Eligibility Service for Matching Contributions and Employer Profit Sharing Contributions. If more than one Year of Eligibility
             Service is selected in this Section Two, Part A for either
             Matching Contributions or Employer Profit Sharing Contributions, the immediate 100 percent vesting schedule in Section Four will automatically apply to such contribution source.

         3.  AGE AND YEARS OF ELIGIBILITY SERVICE WAIVERS

             A.  EMPLOYEES EMPLOYED AS OF THE EFFECTIVE DATE

                 Will an Employee (other than an Employee who either is part of an excluded class of Employees or is employed by a related employer that does not participate in the Plan) employed as of the Effective Date(s) listed in Section One, Part A, of the Adoption Agreement who has not otherwise met the age and Years of Eligibility Service requirements listed above be considered to have met those requirements as of the Effective Date and be eligible to become a Participant in the Plan for purposes of becoming a Contributing Participant (and thus eligible to make Elective Deferrals), receiving Matching Contributions, or receiving an allocation of any Employer Profit Sharing Contributions, as applicable, made pursuant to Section Three of the Adoption Agreement (select one)?

                 OPTION 1: [ ] Yes.

                               If Option 1 is selected, the waiver will apply to the following contributions (select all that apply):

                               [ ]  Elective Deferrals.

                               [ ]  Matching Contributions.

                               [ ]  Employer Profit Sharing Contributions.

                 OPTION 2: [x] No.

                 NOTE: If no option is selected, Option 2 will apply.

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             B. EMPLOYEES EMPLOYED AS OF A SPECIFIED DATE

                Will an Employee (other than an Employee who either is part of an excluded class of Employees or is employed by a related employer that does not participate in the Plan) employed on _______________ (specify a month, day, and year) who has not otherwise met the age and Years of Eligibility Service requirements be considered to have met those requirements and be eligible to become a Participant in the Plan for purposes of becoming a Contributing Participant (and thus eligible to make Elective Deferrals), receiving Matching Contributions, or receiving an allocation of any Employer Profit Sharing Contributions, as applicable, made pursuant to Section Three of the Adoption Agreement (select one)?

                OPTION 1:  [ ] Yes.

                                If Option 1 is selected, the waiver will apply to the following contributions (select all that apply):

                                [ ]  Elective Deferrals.

                                [ ]  Matching Contributions.

                                [ ]  Employer Profit Sharing Contributions.

                 OPTION 2:  [X] Not applicable.

                 NOTE: If no option is selected, Option 2 will apply. If Option 1 is selected but no date is specified, no additional age and Years of Eligibility Service waivers will apply. This age and Years of Eligibility Service waiver may be used either when this Plan is adopted or when the Plan is subsequently amended ('e.g., to add one or more types of contribution, to add a previously excluded group of Employees, etc.).

             C. MERGERS AND ACQUISITIONS

                Will an Employee (other than an Employee who either is part of an excluded class of Employees or is employed by a related employer that does not participate in the Plan) employed on ___________________ (specify a month, day, and year) who 1) became an Employee as a result of a merger with or acquisition of the prior employer(s) listed below, and 2) has not otherwise met the age and Years of Eligibility Service requirements be considered to have met those requirements and be eligible to become a Participant in the Plan for purposes of becoming a Contributing Participant (and thus eligible to make Elective Deferrals), receiving Matching Contributions, or receiving an allocation of any Employer Profit Sharing Contributions, as applicable, made pursuant to Section Three of the Adoption Agreement (select one)?

                OPTION 1:  [ ] Yes.

                               If Option 1 is selected, the waiver will apply to the following contributions (select all that apply):

                               [ ]  Elective Deferrals.

                               [ ]  Matching Contributions.

                               [ ]  Employer Profit Sharing Contributions.

                               Prior Employer(s):_______________________________

                OPTION 2:  [X] Not applicable.

                NOTE: If no option is selected, Option 2 will apply. If Option 1 is selected but no date is specified, no additional age and Years of Eligibility Service waivers will apply. This age and Years of Eligibility Service waiver may be used either when this Plan is adopted or when a merger or acquisition occurs. Waivers that include only Employees from certain prior employers may create testing implications under Code Sections 401(a)(4)or 410(b).

PART B.  EXCLUSION OF CERTAIN CLASSES OF EMPLOYEES

         An Employee will be eligible to become a Participant in the Plan unless such Employee is (select all that apply):

         [ ] Included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulation
             Section 1.410(b)-9. For this purpose, the term "Employee representatives" does not include any organization in which more than half of the members are Employees who are owners, officers, or executives of the Employer.

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] A nonresident alien (within the meaning of Code Section 7701(b)(1)
             (B)) who received no earned income (within the meaning of Code
             Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code
             Section 861(a)(3)).

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

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         [X] An Employee as the result of a transaction described in Code
             Section 410(b)(6)(C). Such Employee will be excluded during the period beginning on the date of the change in the member(s) of the group and ending on the last day of the first Plan Year beginning after the date of the change. A transaction described in Code
             Section 410(b)(6)(C) is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [X]  Elective Deferrals.

             [X]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] A Leased Employee.

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] A Highly Compensated Employee.

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [X] Incorrectly determined not to be an Employee (e.g., erroneously classified as an independent contractor).

             If this exclusion is selected, it will apply to the following contributions (select all that apply):

             [X]  Elective Deferrals.

             [X]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] An Employee employed with a related Employer as defined in the
             Employer Information section on page one of this Adoption Agreement that has not adopted this Plan. (List all related Employers who are not adopting this Plan and who would be eligible to participate unless specifically excluded.)
             -------------------------------------------------------------------

         [X] Other.

             If this exclusion is selected, it will apply to the following contributions and excluded groups (select all that apply):

             [X] Elective Deferrals (Describe the classification(s) of Employees that will be excluded from the Plan. Classifications cannot be based on Compensation. Note that any classification that is directly or indirectly based on the number of Hours of Service that an Employee is customarily scheduled to work shall be invalid if any such Employee completes 1,000 Hours of Service during an Eligibility Computation Period.)

                 Employees not classified as a union employee, and other members of the controlled group where the Employer chooses not to participate

             [X] Matching Contributions (Describe the classification(s) of
                 Employees that will be excluded from the Plan. Classifications cannot be based on Compensation. Note that any classification that is directly or indirectly based on the number of Hours of Service that an Employee is customarily scheduled to work shall be invalid if any such Employee completes 1,000 Hours of Service during an Eligibility Computation Period.)

                 Employees not classified as a union employee, and other members of the controlled group where the Employer chooses not to participate

             [ ] Employer Profit Sharing Contributions (Describe the
                 classification(s) of Employees that will be excluded from the Plan. Classifications cannot be based on Compensation. Note that any classification that is directly or indirectly based on the number of Hours of Service that an Employee is customarily scheduled to work shall be invalid if any such Employee completes 1,000 Hours of Service during an Eligibility Computation Period.)

                 NOTE: Exclusions of Employees (other than statutorily excluded Employees under Code Section 410(b) (3) and (4) may result in the Plan needing to be amended to include enough Employees to pass the minimum coverage requirements under Code Section 410(b).

PART C.  ENTRY DATES

         The Entry Dates shall be (select all that apply):

         [ ] Immediately upon meeting age and Years of Eligibility Service -
             The day the age and Years of Eligibility Service requirements in Section Two, Part A, are satisfied.

             If this Entry Date option is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

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                                  Page 5 of 36

         [X] Monthly- The first day of each month of the Plan Year.

             If this Entry Date option is selected, it will apply to the following contributions (select all that apply):

             [X]  Elective Deferrals.

             [X]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] Quarterly - The first day of the Plan Year and the first day of the fourth, seventh, and tenth months of the Plan Year.

             If this Entry Date option is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] Semi-Annually--The first day of the Plan Year and the first day of the seventh month of the Plan Year.

             If this Entry Date option is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] Annually - The first day of the Plan Year.

             If this Entry Date option is selected, it will apply to the following contributions (select all that apply):

             [ ]  Elective Deferrals.

             [ ]  Matching Contributions.

             [ ]  Employer Profit Sharing Contributions.

         [ ] Other.

             If this Entry Date option is selected, it will apply to the following contributions and Entry Dates (select all that apply):

             [ ]  Elective Deferrals (define Entry Date(s))
                   _____________________________________________________________

             [ ]  Matching Contributions (define Entry Date(s))
                   _____________________________________________________________

             [ ]  Employer Profit Sharing Contributions (define Entry Date(s))
                   _____________________________________________________________

         NOTE: If no Entry Dates are specified for a contribution source, semi-annual Entry Dates will apply to such source. The "Annually" and "Other" Entry Date options can be selected only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan by the earlier of 1)the first day of the Plan Year beginning after the date the Employee satisfies the age and Years of Eligibility Service requirements of Code Section 410(a) and ERISA Section 202, or 2) six months after the date the Employee satisfies such requirements.

PART D.  HOURS REQUIRED FOR ELIGIBILITY PURPOSES

         1. __________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Eligibility Service.

         2. ___________ Hours of Service (no more than 500 and less than the number specified in Part D, item 1, above) must be exceeded to avoid a Break in Eligibility Service.

         NOTE: If no hours are specified,1,000 and 500 will apply for items, and 2, respectively unless the Elapsed Time method of determining service applies.

PART E.  ELIGIBILITY COMPUTATION PERIOD

         An Employee's Eligibility Computation Periods after their initial Eligibility Computation Period shall be (select one):

         OPTION 1: [X] Each Plan Year commencing with the Plan Year beginning during their initial Eligibility Computation Period.

         OPTION 2: [ ] The 12-consecutive month periods commencing on the anniversaries of their Employment Commencement Date.

         NOTE: If no option is selected Option 1 will apply.

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                          SECTION THREE: CONTRIBUTIONS
                           Complete Parts A through I

PART A.  ELECTIVE DEFERRALS

         1.  AUTHORIZATION OF ELECTIVE DEFERRALS

             Will Pre-Tax Elective Deferrals be permitted under this Plan (select one)?

             OPTION 1: [X]  Yes (complete the following):

                            Will Roth Elective Deferrals be permitted under this Plan in addition to Pre-Tax Elective Deferrals?

                            SUBOPTION 1: [ ]  Yes.

                            SUBOPTION 2: [X]  No.

                            NOTE: If no suboption is selected, Suboption 1 will apply.

             OPTION 2: [ ]  No.

             NOTE: If no option is selected, Option 1 will apply. Complete the relevant portions of the remainder of Part A only if Option 1 is selected.

         2.  LIMITS ON ELECTIVE DEFERRALS

             a. If Elective Deferrals are permitted under the Plan, a
                Contributing Participant may elect under a salary reduction agreement to have their Compensation reduced by the amount described below. Such amount shall be contributed to the Plan by the Employer on behalf of the Contributing Participant
                (select one):

                OPTION 1: [ ]  An amount equal to a percentage of the
                               Contributing Participant's Compensation from
                               ________ percent to _______ percent in increments of __________ percent.

                OPTION 2: [ ]  An amount of the Contributing Participant's
                               Compensation not less than $______________ and not more than $_____

                OPTION 3: [ ]  An amount equal to a percentage of the
                               Contributing Participant's Compensation from
                               ________ percent to _______ percent in increments of_______ percent, or an amount of the Contributing Participant's Compensation not less than $__________ and not more than $__________

                OPTION 4: [X]  An amount equal to a dollar amount or percentage of the Contributing Participant's Compensation not to exceed the limits imposed by Code Sections 401(k), 402(g), 404, and 415.

                For any taxable year, a Contributing Participant's combined Pre-Tax and Roth Elective Deferrals shall not exceed the limit contained in Code Section 402(g) in effect at the beginning of such taxable year.

                NOTE: If no option is selected, Option 4 will apply. Unless specified otherwise in the Adoption Agreement, bonuses shall be included in Compensation and will, therefore, be subject to a Participant's salary reduction agreement.

             b. Notwithstanding item (a) above, if Elective Deferrals are permitted under the Plan, a Contributing Participant who is a Highly Compensated Employee may elect under a salary reduction agreement to have his or her Compensation reduced by an amount as described below (select one):

                OPTION 1: [ ]  An amount equal to a percentage of the
                               Contributing Participant's Compensation from
                               _______ percent to _______ percent in increments of________ percent.

                OPTION 2: [ ]  An amount of the Contributing Participant's
                               Compensation not less than $_____________ and not more than $_____

                OPTION 3: [ ]  An amount equal to a percentage of the
                               Contributing Participant's Compensation from
                               ________ percent to _______ percent in increments of_______ percent, or an amount of the Contributing Participant's Compensation not less than $____________ and not more than $__________

                OPTION 4: [ ]  An amount equal to a dollar amount or percentage of the Contributing Participant's Compensation not to exceed the limits imposed by Code Sections 401(k), 402(g), 404, and 415.

                OPTION 5: [X]  Not applicable. The provisions of item (a) above shall apply.

                NOTE: If no option is selected, Option 5 will apply.

         3.  SEPARATE DEFERRAL ELECTION FOR BONUSES

             Instead of or in addition to making Elective Deferrals through payroll deduction, may a Contributing Participant make a separate deferral election on part or all of a bonus rather than applying the Contributing Participant's salary reduction agreement for Pre-Tax and/or Roth Elective Deferrals, if any, to the bonus (select one)?

             OPTION 1: [ ]  Yes.

             OPTION 2: [X]  No.

             NOTE: If no option is selected, Option 2 will apply. A separate deferral election made with respect to a bonus shall not be subject to the limits described under the portion of this Adoption Agreement titled "Limits on Elective Deferrals" unless such limits are prescribed by the Code or related Treasury Regulations.

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                                  Page 7 of 36

         4.  CATCH-UP CONTRIBUTIONS

             Will eligible Contributing Participants be permitted to make Catch-up Contributions pursuant to Plan Section 3.01(G) (select one)?

             OPTION 1: [X]  Yes.

             OPTION 2: [ ]  No.

             NOTE: If no option is selected, Option 1 will apply.

         5.  CEASING ELECTIVE DEFERRALS

             A Contributing Participant may stop making Elective Deferrals prospectively by revoking a salary reduction agreement. (select one):

             OPTION 1: [X]  As of such times established by the Plan
                            Administrator in a uniform and nondiscriminatoiy manner.

             OPTION 2: [ ]  Monthly - As of the first day of any month.

             OPTION 3: [ ]  Quarterly - As of the first day of any quarter.

             OPTION 4: [ ]  Semi-Annually - As of the first day of the Plan Year and the first day of the seventh month of the Plan Year.

             OPTION 5: [ ]  Annually -No sooner than as of the first day of the next Plan Year.

             OPTION 6: [ ]  Other (Specify one or more dates (at least once per year) established by the Plan Administrator in a uniform and nondiscriminatory manner.) _____________

             NOTE: If no option is selected Option 1 will apply.

         6.  RETURN AS A CONTRIBUTING PARTICIPANT AFTER CEASING ELECTIVE
             DEFERRALS

             A Participant who ceases Elective Deferrals by revoking a salary reduction agreement may return as a Contributing Participant (select one):

             OPTION 1: [X]  As of such times established by the Plan
                            Administrator in a uniform and nondiscriminatory manner.

             OPTION 2: [ ]  Monthly -As of the first day of any subsequent month.

             OPTION 3: [ ]  Quarterly - As of the first day of any subsequent quarter.

             OPTION 4: [ ]  Semi-Annually - As of the first day of the Plan Year and the first day of the seventh month of the Plan Year.

             OPTION 5: [ ]  Annually -No sooner than as of the first day of the next Plan Year.

             OPTION 6: [ ]  Other (Specify one or more dates (at least once per year) established by the Plan Administrator in a uniform and nondiscriminatory manner.) _____________

             NOTE: If no option is selected, Option 1 will apply.

         7.  CHANGING ELECTIVE DEFERRAL AMOUNTS

             A Contributing Participant may modify a salary reduction agreement to prospectively increase or decrease the amount of their Elective Deferrals (select one):

             OPTION 1: [X]  As of such times established by the Plan
                            Administrator in a uniform and nondiscriminatory manner.

             OPTION 2: [ ]  Monthly - As of the first day of the month.

             OPTION 3: [ ]  Quarterly - As of the first day of any quarter.

             OPTION 4: [ ]  Semi-Annually - As of the first day of the Plan Year and first day of the seventh month of the Plan Year,

             OPTION 5: [ ]  Annually - No sooner than as of the first day of the next Plan Year.

             OPTION 6: [ ]  Other (Specify one or more dates (at least once per year) established by the Plan Administrator in a uniform and nondiscriminatory manner.) _____________

             NOTE: If no option is selected, Option 1 will apply.

         8.  CLAIMING EXCESS ELECTIVE DEFERRALS

             A Participant who claims Excess Elective Deferrals for the preceding calendar year must submit their claim in writing to the Plan Administrator by (select one):

             OPTION 1: [X]  March 1.

             OPTION 2: [ ]  Other (specify a date not later than April 15)

             NOTE: If no option is selected, Option 1 will apply. If Excess Elective Deferrals are not removed by April 15, they will be included in income when distributed and may be subject to a 10% early distribution penalty under Code Section 72(t).

         9.  AUTOMATIC ENROLLMENT FOR ELECTIVE DEFERRALS

             A. AUTHORIZATION OF AUTOMATIC ELECTIVE DEFERRALS

                Will the automatic Elective Deferral enrollment provisions in Plan Section 3.01(E) apply (select one)?

                OPTION 1: [ ]  Yes.

                OPTION 2: [X]  No.

                NOTE: If no option is selected, Option 2 will apply. Complete the remainder of this item 9 only if Option 1 is selected.

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

               I.   NEW EMPLOYEES

                    If an Employee who has met the eligibility requirements set forth in Section Two of the Adoption Agreement fails to provide the Employer a salary reduction agreement, will a portion of such eligible Employee's Compensation be automatically withheld and contributed to the Plan as an Elective Deferral (select one,)?

                    OPTION 1: [ ]  Yes, for Employees hired on or after the
                                   Effective Date.

                    OPTION 2: [ ]  Yes, for Employees who meet the eligibility requirements in Section Two, Part A of the Adoption Agreement on or after the Effective Date.

                    OPTION 3: [ ]  No.

                    NOTE: If no option is selected, Option 1 will apply.

               II.  CURRENT EMPLOYEES

                    Will automatic enrollment for Elective Deferrals apply to all eligible Employees who fail to return a salary reduction agreement on or after the Effective Date, including those who met the eligibility requirements in the
                     Adoption Agreement before the Effective Date (select one)?

                    OPTION 1: [ ]  Yes, but only to those Employees who are not
                                   Contributing Participants (i.e., are
                                   deferring 0 percent).

                    OPTION 2: [ ]  Yes, but only to those Employees deferring
                                   less than the amount in item (b) below
                                    (including 0 percent).

                    OPTION 3: [ ]  No.

                    NOTE: If no option is selected, Option 3 will apply.

          B.   INITIAL AMOUNT OF AUTOMATIC ELECTIVE DEFERRAL

               The following percentage or amount of each eligible Employee's Compensation will be automatically withheld and contributed to the Plan as an Elective Deferral if Option 1 was selected in item 9(a) above (select and complete one):

               OPTION 1: [ ]______ Percent.

               OPTION 2: [ ]$____________.

               NOTE: If no option is selected, Option I will apply and three percent of Compensation will be withheld.

          C.   TAX CHARACTER OF ELECTIVE DEFERRALS -AUTOMATIC ENROLLMENT

               How will amounts automatically withheld from Compensation and contributed to the Plan under Part A, item 9 above as Elective Deferrals be designated for tax purposes (select one)?

               OPTION 1: [ ]  Pre-tax Elective Deferrals.

               OPTION 2: [ ]  Roth Elective Deferrals.

               NOTE: If no option is selected, Option 1 will apply. Option 2 may only be selected if Section Three, Part A of the Adoption Agreement allows Roth Elective Deferrals.

     10.  AUTOMATIC INCREASE IN ELECTIVE DEFERRALS

          A.   AUTHORIZATION OF AUTOMATIC ELECTIVE DEFERRAL INCREASE

               Will Elective Deferrals be increased automatically each year for Employees who are automatically enrolled under item 9 above
              (select one)?

               OPTION  1: [ ]  Yes.

               OPTION  2: [ ]  No.

               NOTE: If no option is selected, Option 2 will apply. Complete the remainder of this item 10 only if Option 1 is selected.

          B. Will Elective Deferrals be increased automatically each year for Employees whose deferral elections are below _____ percent (specify a percentage), whether or not automatically enrolled under item 9 above?

               OPTION 1: [ ]  Yes.

               OPTION 2: [ ]  No.

               NOTE: If no option is selected, Option 2 will apply. If Option 1 is selected and no percentage is indicated, three percent will apply.

          C.   AUTOMATIC ELECTIVE DEFERRAL INCREASE AMOUNT

               If Option 1 was selected in item 10(a) and/or 10(b) above, such increases will occur in the following increments (select one):

               OPTION 1: [ ] ____ percent per year up to a maximum of ____
                             percent.

               OPTION 2: [ ] $______ per year up to a maximum amount of $______.

               OPTION 3: [ ] Other (specify)___________________________________.

               NOTE: If no option is selected, Option 1 will apply and annual increases will be made in increments of one percent of Compensation up to a maximum of ten percent.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

          D.   TIMING OF AUTOMATIC ELECTIVE DEFERRAL INCREASES

               If automatic increases are selected in item 10(a) and/or 10(b) above, such increases will occur on the following dates (select one):

               OPTION 1: [ ]  Each anniversary of the Contributing Participant's date of hire.


               OPTION 2: [ ]  Each anniversary of the date the Contributing
                              Participant met the eligibility requirements set forth in Section Two, Part A of the Adoption Agreement.

               OPTION 3: [ ]  First day of each Plan Year.

               OPTION 4: [ ]  First day of each Calendar Year.

               OPTION 5: [ ]  Other (specify) _________________________________.

               NOTE: If no option is selected, Option 1 will apply.


PART B. MATCHING CONTRIBUTIONS (Employers that intend to maintain an ADP/ACP Safe Harbor CODA plan, as defined in Plan Section 3.03 that is not subject to ACP testing, must skip this Part B and complete Part C. Matching Contributions made under this Part B will be subject to ACP testing).

          1.   Authorization of Matching Contributions

               Will the Employer make Matching Contributions to the Plan on behalf of a Qualifying Contributing Participant (select one)?

               OPTION 1:[X]  Yes, with respect to the following types of
                         contributions (select all that apply):

                         [X]  Pre-Tax Elective Deferrals.

                         [ ]  Roth Elective Deferrals.

                         [ ]  Nondeductible Employee Contribution.

               OPTION 2:[ ] No.

               NOTE: If no option is selected, Option 2 will apply. Complete the remainder of this Part B only if Option 1 is selected.

          2.   MATCHING CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS

               Will Matching Contributions be made in accordance with the Matching Contribution formula specified in items 3 and 4 below, with regard to Catch-up Contributions (select one)?

               OPTION 1:[X] Yes.

               OPTION 2:[ ] No.

               NOTE: If no option is selected, Option 1 will apply.

          3.   MATCHING CONTRIBUTION FORMULA

               If the Employer elected to make Matching Contributions in item 1 above, then the amount of such Matching Contributions made on behalf of a Qualifying Contributing Participant each Plan Year shall be equal to (select one):

               OPTION 1:[ ]  Discretionary Match.

                             That percentage of each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which the Employer, in its sole discretion, determines from year to year. The amount, the allocation formula, and the percentage or dollar amount limit applicable to such match, if any, is at the complete and sole discretion of the Employer and may vary from year to year. Any Matching Contribution will be allocated in a nondiscriminatory manner based upon each Contributing Participant's Elective Deferrals (and/ or Nondeductible Employee Contributions, if applicable).

               OPTION 2: [X] Percentage of Contribution Match.

                             That percentage of each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the Contributing Participant's rate of Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) as specified in the matching schedule below.

                               Elective Deferral Percentage                Matching Percentage
                               ----------------------------                -------------------
                                 Less than or equal to 6 %                          50 %

                             Notwithstanding the Matching Contribution formula specified above, no Matching Contributions in excess of $_______ or 6_______ percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank
                             (s), if any)

               OPTION 3: [ ] Two-Tiered Percentage of Contribution Match.

                             That percentage of each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the Contributing Participant's rate of Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) as specified in the matching schedule below.

                                          Elective Deferral Percentage                         Matching Percentage
                                          ----------------------------                         -------------------
                         Base Rate     Less than or equal to ______ %                                  ______%
                         Tier 2        Greater than ______, but less than or equal to ______%          ______%

                             Notwithstanding the Matching Contribution formula specified above, no Matching Contributions in excess of $___________ or ________ percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank(s), if any)

                                            (C)2009 Ascensus, Inc., Brainerd, MN

               OPTION 4: [ ] Multi-Tiered Percentage of Contribution Match.

                             An amount equal to a percentage of each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the Contributing Participant's rate of Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) as specified in the matching schedule below.

                                                                 Elective Deferral Percentage                    Matching Percentage
                                                                 ----------------------------                    -------------------
                         Base Rate            Less than or equal to ________%                                             ______%
                         Tier 2               Greater than ______, but less than or equal to _______%                     ______%
                         Tier 3               Greater than ______, but less than or equal to _______%                     ______%
                         Tier 4               Greater than ______%                                                        ______%

                             Notwithstanding the Matching Contribution formula specified above, no Matching Contributions in excess of$__________ or _______ percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank
                             (s), if any)

               OPTION 5: [ ] Years of Service Match.

                             An amount equal to a percentage of each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the number of such Contributing Participant's Years of [ ] Eligibility [ ] Vesting Service with the Employer as specified in the matching schedule below.

                                                                   Years of Service                              Matching Percentage
                                                                   ----------------                              -------------------
                         Base Rate        Less than or equal to ________ years                                        _______%
                         Tier 2           Greater than _______, but less than or equal to_______ years                _______%
                         Tier 3           Greater than _______, but less than or equal to_______ years                _______%
                         Tier 4           Greater than ______ years                                                   _______%

                              Notwithstanding the Matching Contribution formula specified above, no Matching Contributions in excess of $___________ or _______ percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank(s), if any)

               OPTION 6: [ ]  Discretionary Match By Location or Business
                              Classification.

                              Any Matching Contribution will be allocated in a nondiscriminatory manner based upon each Qualifying Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which the Employer, in its sole discretion, determines from year to year for each separate location, or business classification. The amount, the allocation formula, and the percentage or dollar amount limit applicable to such match, if any, is at the complete discretion of the Employer and may vary for each location or business classification on a separate and individual basis.

               OPTION 7: [ ]  Other formula (Specify an amount equal to a percentage of the Elective Deferrals and/or
                              Nondeductible Employee Contribution, (if applicable) of each Qualifyng Contributing Participant entitled thereto.)

               NOTE: if no option is selected, Option 1 will apply. If Matching Contribution percentages in Options 3 through 7 above increase as the percent of a Contributing Participant's Elective Deferral percentage increases (e.g., the Matching Contribution percentage in Tier 3 is greater than the Matching Contribution percentage in Tier 2, etc.), special nondiscrimination testing under Code
               Section 401 (a) (4) may be necessary. If Option 7 is selected, the formula specified can only allow Matching Contributions to be made with respect to a Contributing Participant's Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable). Matching Contributions in excess of 100% of a Contributing Participant's Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) will be subject to the additional ACP testing limits under Plan Section
               3.02 and Treasury Regulation 1.401(m) -2(a)(5).

     4.   SUPPLEMENTAL MATCH

          Will the Employer be permitted to make supplemental Matching Contributions, in an amount to be determined from year to year at the Employer's discretion, in addition to the Matching Contributions described in Part B, items 2 and 3 above (select one)?

          OPTION 1: [ ] Yes.

                    If Option 1 is selected the supplemental Matching Contributions will be allocated to each Contributing Participant in accordance with the following Matching Contribution formula (select one):


                    SUBOPTION A: [ ] Discretionary Match. That percentage of
                                 each Contributing Participant's Elective
                                 Deferral (and/or Nondeductible Employee
                                 Contribution, if applicable)which the Employer, in its sole discretion, determines from year to year.

                    SUBOPTION B: [ ] Other (specify)____________________________
                                 _______________________________________________

                                 NOTE: Matching Contributions in excess of]00% of a Contributing Participant's Elective Deferrals (and/or Nondeductible Employee Contribution, (f applicable) will be subject to the additional ACP testing limits under Plan
                                 Section 3.02 and Treasury Regulation 1.401
                                 (m)-2(a)(5).

          OPTION 2: [X] No.

          NOTE: If no option is selected, Option 2 will apply.


                                            (C) 2009 Ascensus, Inc., Branerd, MN

   5.  QUALIFYING CONTRIBUTING PARTICIPANTS

       A Contributing Participant will be a Qualifying Contributing Participant, and thus entitled to share in Matching Contributions for any Plan Year, only if the Participant has satisfied all of the eligibility requirements described in Section Two of this Adoption Agreement on at least one day of such Plan Year and satisfies the following additional conditions (select one):

       OPTION 1: [ ] Hours of Service Requirement.The Contributing Participant
                      completes at least _______(not more than 1,000) Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s)
                      (select all that apply):

                         [ ]  The Contributing Participant's Death.

                         [ ] The Contributing Participant's Termination of Employment after having incurred a Disability.

                         [ ] The Contributing Participant's Termination of Employment after having reached Normal Retirement Age.

                         [ ] The Contributing Participant's Termination of Employment after having reached Early Retirement Age.

                         [ ] The Contributing Participant is employed on the last day of the Plan Year.

                  [ ] Last Day Requirement.The Participant is an Employee of the
                      Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):

                         [ ]  The Contributing Participant's Death.

                         [ ] The Contributing Participant's Termination of Employment after having incurred a Disability.

                         [ ] The Contributing Participant's Termination of Employment after having reached Normal Retirement Age.

                         [ ] The Contributing Participant's Termination of Employment after having reached Early Retirement Age.

                         [ ] The Contributing Participant's Termination of Employment after having completed at least _______ Hours of Service during the Plan Year.

         OPTION 2:[x] No additional conditions apply.

         NOTE: If no option is selected, Option 2 will apply.

PART C.  SAFE  HARBOR  CODA  CONTRIBUTIONS

         1. APPLICATION OF SAFE HARBOR CODA

            A. SAFE HARBOR PROVISIONS

               Will the Safe Harbor CODA provisions of Plan Section 3.03 apply (select one)?

               OPTION 1: [ ] Yes.

               OPTION 2: [x] No.

               NOTE: If no option is selected, Option 2 will apply. Complete the remainder of this Part C only if Option 1 is selected. If Option 1 is selected, the Safe Harbor CODA provisions of the Plan will apply for the Plan Year and the provisions relating to the ADP or ACP test generally will not apply. Contribution provisions that are selected in addition to the options listed in this Part C may subject the Plan to ADP, ACP, and top-heavy testing.
               A Plan intending to satisfy the Safe Harbor CODA requirements of Code Sections 401 (k)(12) and 401 (m) (11) generally must satisfy such requirements, including the notice requirement, for the entire Plan Year. If a Safe Harbor CODA is eliminated during a Plan Year, the Plan will be subject to provisions relating to the ADP and ACP tests, including restrictions on the selection of testing methods (e.g., current vs. prior year).

            B. PARTICIPANTS ENTITLED TO RECEIVE SAFE HARBOR CODA CONTRIBUTIONS

               Safe Harbor CODA contributions will be made on behalf of (select one):

               OPTION 1:[ ] Each Eligible Employee who is a non-Highly
                            Compensated Employee (and, in the case of Safe Harbor Matching Contributions, makes Elective Deferrals to the Plan).

               OPTION 2:[ ] All Eligible Employees (who, in the case of
                            Safe Harbor Matching Contributions, make Elective Deferrals to the Plan).

               NOTE: If no option is selected, Option 2 will apply.

         2. ADP TEST SAFE HARBOR CONTRIBUTIONS

            The Employer will make the following ADP Test Safe Harbor Contributions for the Plan Year (select one):

               OPTION 1:[ ] Basic Matching Contributions.

                            The Employer will make Matching Contributions to the Individual Account of each Eligible Employee, as described in item 1(b) above, equal to:

                            (i) 100 percent of the amount of the Employee's Elective Deferrals that do not exceed three percent of the Employee's Compensation for the Plan Year, plus

                            (ii) 50 percent of the amount of the Employee's
                                 Elective Deferrals that exceed three percent of the Employee's Compensation but do not exceed five percent of the Employee's Compensation.

               OPTION 2:[ ] Enhanced Matching Contributions.

                            The Employer will make Matching Contributions to the Individual Account of each Eligible Employee, as described in item 1(b) above, in an amount equal to the sum of:

                                                            Elective Deferral Percentage                   Matching Percentage
                                           ------------------------------------------------               --------------------
                           Base Rate       Less than or equal to _______% (not less than 3%)                               100%

                           Tier 2          Greater than ______,but less than or equal to _______% (not greater than 6%) ______%


                            NOTE: The Enhanced Matching Contribution formula must be completed so that, at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution that would be received if the Employer were making Basic Matching Contributions, but the rate of match cannot increase as Elective Deferrals increase.

                                          (C)2009 Ascensus, Inc., Brainerd, MN

               OPTION 3:[ ] Safe Harbor Nonelective Contributions

                            The Employer will make a Safe Harbor Nonelective Contribution to the Individual Account of each Eligible Employee, as described in item 1(b) above, in an amount equal to _______ (not less than 3) percent of the Employee's Compensation for the Plan Year.

               NOTE: If no option is selected, Option 1 will apply.

         3. RECIPIENT PLAN

            The ADP Test Safe Harbor Contributions will be made to (select one):

            OPTION 1:[ ]This Plan.

            OPTION 2:[ ]Other plan (specify plan of the Employer)


            NOTE: If no option is selected, Option 1 will apply.

         4. ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

            NOTE: No additional contributions are required in order to satisfy the Safe Harbor CODA requirements. The Employer may, however, make Matching Contributions in addition to Basic or Enhanced Matching Contributions. To ensure that the Plan continues to satisfy the Safe Harbor CODA requirements, only the following additional Matching Contributions may be made (see the NOTE below for specific contribution limitations).

            For the Plan Year, the Employer will make ACP Test Safe Harbor Matching Contributions to the Individual Account of each Eligible Employee, as described in item 1(b) above, in the amount of (select one):

            OPTION 1:[ ] Percentage of Contribution Match.

                         A Matching Contribution that equals _______ percent of the Employee's Elective Deferrals that do not exceed percent (not more than six percent) of the Employee's Compensation for the Plan Year.

            OPTION 2:[ ] Two-Tiered Percentage of Contribution Match.

                         That percentage of each Contributing Participant's Elective Deferral determined by the Contributing Participant's rate of Elective Deferral as specified in the matching schedule below.

                                        Elective Deferral Percentage                                   Matching Percentage
                                        ------------------------------------------------------         -------------------
                         Base Rate      Less than or equal to _______%                                              ______%

                         Tier 2         Greater than ______, but less than or equal to _______%                     ______%


                         NOTE: The matching percentage for Tier 2 cannot exceed the matching percentage for the base rate. No Matching Contributions will be made on Elective Deferrals that exceed six percent of Compensation.

            OPTION 3:[ ] A discretionary contribution that matches those
                         Employee's Elective Deferrals that do not exceed a permissible percentage of the Employee's Compensation for the Plan Year.

            NOTE: The Elective Deferrals that are matched will be determined by the Employer for the year, but in no event can a Matching Contribution be made on Elective Deferrals that exceed six percent of the Employee's Compensation. In addition, the total additional discretionary Matching Contribution made to any Employee cannot exceed four percent of the Employee's
            Compensation for the Plan Year. For example, the Employer could not choose a discretionary formula that provided a 25 cent Matching Contribution for every dollar deferred if the match were given on Elective Deferrals up to eight percent of Compensation (this exceeds the six percent limitation on Elective Deferrals that can be matched). Neither could the Employer provide a discretionary dollar-for-dollar Matching Contribution on Elective Deferrals up to six percent of Compensation (this exceeds the four percent absolute limitation on a discretionary ACP Test Safe Harbor Matching Contribution). If the Employer wishes to make Matching Contributions in addition to ACP Test Safe Harbor Matching Contributions, Section Three, Part B, must be completed. Such contributions will be subject to ACP testing.

PART D. EMPLOYER PROFIT SHARING CONTRIBUTIONS

        1. AUTHORIZATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS

           Will the Employer make Employer Profit Sharing Contributions to the Plan on behalf of Qualifying Participants (select one)?

           OPTION 1:[ ]Yes.

           OPTION 2:[X] No.

           NOTE: If no option is selected, Option 1 will apply. Complete the remainder of Part D only if Option 1 is selected.

        2. CONTRIBUTION FORMULA (select one)

           OPTION 1:[ ] Discretionary Formula. For each Plan Year the
                        Employer may contribute an amount to be
                        determined from year to year.

           OPTION 2:[ ] Fixed Formula. ________ percent of the Compensation of all Qualifying Participants under the Plan for the Plan Year.

           OPTION 3:[ ] Fixed Percent of Profits Formula. ________ percent of the Employer's profits that are in excess of $____________

           OPTION 4:[ ] Government Contract Formula. For each Hour of Service of covered employment under a government contract, the Employer shall contribute an amount as described in Plan Section 3.04(B)(3).

           OPTION 5:[ ] Discretionary Formula By Location or Business
                        Classification. For each Plan Year the Employer may contribute an amount to be determined from year to year and that amount may vary for each location or business classification on a separate and individual basis.

           NOTE: If no option is selected, Option 1 will apply. If Option 4 is selected,the government contract allocation formula must be selected in item 3 below.

                                              (C)2009 Ascensus,Inc.,Brainerd, MN

        3. ALLOCATION FORMULA

           Employer Profit Sharing Contributions will be allocated to the Individual Accounts of Qualifying Participants as follows (select one):

           OPTION 1:[ ] Pro Rata Formula. In the ratio that each Qualifying
                        Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying
                        Participants for the Plan Year.

           OPTION 2:[ ] Flat Dollar Formula. In the same dollar amount for each Qualifying Participant.

           OPTION 3:[ ] Integrated Formula. Pursuant to the following integrated allocation formula described in Plan
                        Section 3.041(B) (2) (select one):

                        SUBOPTION (A):[ ] Excess Integrated Formula.

                        SUBOPTION (B):[ ] Base Integrated Formula.

                        NOTE: If no suboption is selected, Suboption (a) will apply.

                        The integration level will be (select one):

                        SUBOPTION (A):[ ] The Taxable Wage Base.

                        SUBOPTION (B):[ ] $_______________ (a dollar amount less than the Taxable Wage Base).

                        SUBOPTION (C):[ ] ____________ percent (not more than 100 percent) of the Taxable Wage Base.

                        NOTE: If no suboption is selected, Suboption (a) will apply.

           OPTION 4:[ ] Government Contract Formula. Pursuant to the government contract contribution formula selected in Part D, item 2, Option 4, above.

           OPTION 5:[ ] Uniform Points Formula. Employer Profit Sharing
                        Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant's points for the Plan Year bears to the total points of all Qualifying Participants for the Plan Year.

                        Each Qualifying Participant's points for the Plan Year shall be computed by adding the points determined under
                        (a), (b) and (c) below (specify a number for each item):

                        (a) __________ points for each year of the Participant's
                            age.

                        (b) __________ points for each of the Participant's
                            Years of Service (including years before this Plan or a Prior Plan was established).

                        (c) __________ points for each $100 of the Participant's
                            Compensation for the Plan Year.

           OPTION 6:[ ] Age Weighted Formula. Employer Profit Sharing
                        Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the manner described below:

                        STEP 1: Determine each Qualifying Participant's
                                number of points  based upon the
                                following formula:
                                Points.01 x Compensation x Allocation Factor derived from the allocation factor tables set forth in Section 10 of the Adoption Agreement. The pre-retirement and post-retirement interest rate used to calculate the annual Employer Profit Sharing Contribution shall be
                                (select one):

                                SUBOPTION A:[ ] 7.5%

                                SUBOPTION B:[ ] 8.0%

                                SUBOPTION C:[ ] 8.5%

                                NOTE: If no option is selected,
                                Suboption (c) will apply.

                        STEP 2: Determine each Qualifying Participant's
                                allocation through calculation of
                                the following formula:

                        Allocation = Points of Oualifying Participant                x      Employer Profit
                                     --------------------------------
                                     Total Points of all Qualifying Participants            Sharing Contribution


                         STEP 3: Make any reallocations as necessary to satisfy
                                 either the safe harbor formula for plans with a uniform points allocation or the general test described in Code Section 401(a)(4) and the corresponding Treasury Regulations concerning nondiscrimination in the amount of Employer Profit Sharing Contributions. Identify whether the safe harbor or general test will be satisfied for the selected formula (select one):

                                 SUBOPTION A:[ ]Safe harbor reallocations may be
                                                made as necessary as described
                                                in Plan Section
                                                3.04(B)(8)(b)(i).

                                 SUBOPTION B:[ ]General test reallocations may
                                                be made as necessary as
                                                described in Plan
                                                Section3.04(B)(8)(b)(ii).

                                NOTE: If no Option is elected, Suboption (a)
                                      shall be deemed to be selected.

                                              (C)2009.Ascensus,Inc.,Brainerd, MN

 OPTION 7: [ ] New Comparability Formula. Employer Profit Sharing Contributions,
               if any, will be allocated as described in Plan Section 3.04(B)
               (8) pertaining to group allocations (select one):

               SUBOPTION (A): [ ] Individual Allocation Groups. Each Qualifying
                                  Participant shall constitute a separate
                                  allocation group.

               NOTE: The Employer must provide the Plan Administrator or Trustee, if applicable, written instructions describing the allocation of the Employer Profit Sharing Contribution. The instructions must be provided no later than the Employer's tax return due date, including extensions, of the year for which the allocation is made.

               SUBOPTION (B): [ ] Pre-Determined Allocation Groups. Qualifying
                                  Participants will be divided into the
                                  following groups (one or more) with the same
                                  allocation ratio. (Specify the groups by
                                  category of Qualifying Participant, including both Highly Compensated Employees and non-Highly Compensated Employees):
                                  Allocation Group 1:
                                                     ---------------------------

                                  Allocation Group 2: __________________________
                                  ______________________________________________

                                  Allocation Group 3: __________________________

                                  ______________________________________________

                                  Allocation Group 4: __________________________

                                  ______________________________________________

                                  Allocation Group 5: __________________________

                                  ______________________________________________

                                  Allocation Group 6: __________________________

                                  ______________________________________________

            NOTE: If more than six allocation groups are needed, complete Attachment C, New Comparability Allocation Group(s). The specific categories of Quaflfying Participants should be such that resulting allocations are provided in a definite predetermined formula that complies with Treasury Regulation 1.401-1 (b) (1) (ii). The number of allocation rates must not exceed the maximum allowable number of allocation rates as described in Plan Section 3.04 (B) (8). Highly Compensated Employees may each be in separate allocation groups. Non-Highly Compensated Employees must be grouped using allocation rates specified in Plan Section 3. 04(B)(8). The grouping of non-Highly Compensated Employees must be done in a reasonable manner and should reflect a reasonable classification in accordance with Treasury Regulation 1.410(b)- 4(b). In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treasury Regulation 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is createdfor a Self Employed Individual as a result of application of the allocation method.)

            INTEREST RATE ASSUMPTION AND MORTALITY TABLE

            The following assumptions will be used to calculate the equivalent benefit accrual rate:

            1. Interest Rate. The pre-retirement and post-retirement interest rate assumption shall be (select one)

               OPTION 1: [ ] 7.5%
               OPTION 2: [ ] 8.0%
               OPTION 3: [ ] 8.5%

               NOTE: If no option is selected, Option 3 will be deemed to be selected.

            2. Mortality Table. The mortality table shall be (select one)

            OPTION 1: [ ] UP-1984 Mortality Table
            OPTION 2: [ ] 1983 Group Annuity Mortality Table (1983 GAM) OPTION 3: [ ] 1983 Individual Annuity Mortality Table (1983 IAM) OPTION 4: [ ] 1971 Group Annuity Mortality Table (1971 GAM) OPTION 5: [ ] 1971 Individual Annuity Mortality Table (1971 IAM)

            NOTE: If no option is selected, Option 1 will be deemed to be selected.

            NEW COMPARABILITY GATEWAY

            For purpose of satisfying the new comparability gateway the Plan shall use the following method (select one):

            OPTION 1: [ ] The Plan will provide benefits that satisfy the broadly available basis requirements described in Plan Section 3.04(B)(9)(a).

            OPTION 2: [ ] The Plan will satisfy the minimum allocation method identified below (select one):

                          SUBOPTION A: [ ] Provide each non-Highly Compensated
                                           Employee with a minimum allocation of
                                           at least 5% of the non-Highly
                                           Compensated Employee's Compensation
                                           (if the definition of Compensation is
                                           not within the meaning of Code
                                           Section 41 5(c)(3), a definition
                                           which satisfies Code Section 415(c)
                                           (3) will apply).

                          SUBOPTION B: [ ] Provide each non-Highly Compensated
                                           Employee with a minimum allocation so
                                           that each non-Highly Compensated
                                           Employee has an allocation rate of
                                           at least one-third of the allocation
                                           rate of the Highly Compensated
                                           Employee with the highest allocation
                                           rate.

                                           (c) 2009 Aacensus, Inc., Brainerd, MN

                          SUBOPTION C: [ ] Provide each non-Highly Compensated
                                           Employee with a minimum allocation
                                           equal to the lesser of the amount
                                           described in Suboption A or Suboption
                                           B above.

                          SUBOPTION D: [ ] Reallocate contributions allocated
                                           to Highly Compensated Employees to
                                           non-Highly Compensated Employees so
                                           that the allocation to each non-
                                           Highly Compensated Employee equals
                                           at least one-third of the allocation
                                           rate of the Highest Compensated
                                           Employee with the highest allocation
                                           rate in the manner as described in
                                           Plan Section 3.04(B)(10).

                          SUBOPTION E: [ ] Reallocate contributions allocated
                                           to Highly Compensated Employees to
                                           non-Highly Compensated Employees so
                                           that the allocation to each non-
                                           Highly Compensated Employee equals
                                           at least 5% of the non-Highly
                                           Compensated Employee's Compensation
                                           (if the definition of Compensation
                                           is not within the meaning of Code
                                           Section 415(c)(3), a definition
                                           which satisfies Code Section 415(c)
                                           (3) will apply) in the manner as
                                           described in Plan Section 3.04(B)
                                           (11).

                          SUBOPTION F: [ ] Reallocate preliminary contributions
                                           or hypothetical contributions paid to
                                           to Highly Compensated Employees to
                                           non-Highly Compensated Employees so
                                           that the allocation to each non-
                                           Highly Compensated Employee equals
                                           the lesser of the amount described
                                           in Suboption D or Suboption E above.

                      NOTE: If Option 2 is selected and no suboption is selected, Suboption F will apply, if necessary.

        NOTE: If no option is selected, Option 1 will apply unless the government contract contribution formula is selected in item 2 above, in which case Option 4 will apply. Option 4 cannot be selected unless the government contract contribution formula in item 2 above applies. In the case of Self-Employed Individuals, the requirements of Treasury Regulation Section 1.401(k)-1(A)(6) continue to apply, and a new comparability or age-weighted allocation method should not be such that a cash or deferred election is created for a Self- Employed Individual as a result of the allocation method.

     4. QUALIFYING PARTICIPANTS

        A Participant will be a Qualifying Participant, and thus entitled to share in the Employer Profit Sharing Contribution for any Plan Year, only if the Participant has satisfied all of the eligibility requirements described in Section Two of this Adoption Agreement on at least one day of such Plan Year and satisfies the following additional condition(s) (select one):

        OPTION 1: [ ] Hours of Service Requirement. The Participant completes at least ----------- (not more than 1,000) Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):
                      [ ] The Participant's Death.

                      [ ] The Participant's Termination of Employment after
                          having incurred a Disability.

                      [ ] The Participant's Termination of Employment after
                          having reached Normal Retirement Age.

                      [ ] The Participant's Termination of Employment after
                          having reached Early Retirement Age.

                      [ ] The Participant is employed on the last day of the
                          Plan Year.

                  [ ] Last Day Requirement. The Participant is an Employee of
                      the Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):
                      [ ] The Participant's Death.
                      [ ] The Participant's Termination of Employment after
                          having incurred a Disability.
                      [ ] The Participant's Termination of Employment after
                          having reached Normal Retirement Age.
                      [ ] The Participant's Termination of Employment after
                          having reached Early Retirement Age.
                      [ ] The Participant's Termination of Employment after
                          having completed at least ------- Hours of Service during the Plan Year.

            OPTION 2: [ ] No additional conditions apply.

            NOTE: If no option is selected, Option 2 will apply.

        5.  CONTRIBUTIONS TO NON-HIGHLY COMPENSATED DISABLED PARTICIPANTS
            Will a non-Highly Compensated Employee Participant who has incurred a Disability be entitled to an Employer Profit Sharing
            Contribution pursuant to Plan Section 3.04(B)(1) (select one)? OPTION 1: [ ] Yes.
            OPTION 2: [ ] No.

            NOTE: If no option is selected Option 2 will apply.

PART E. QUALIFIED NONELECTIVE CONTRIBUTIONS

        1.  QUALIFIED NONELECTIVE CONTRIBUTION FORMULA
            For each Plan Year, the Employer may contribute an amount to be determined from year to year.

                                            (C) 2009 Ascensus, Inc, Brainerd, MN

        2. ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS

           Allocation of Qualified Nonelective Contributions to Participants entitled thereto shall be made (select one):

           OPTION 1:[X] Targeted QNEC. In an amount, determined pursuant to Plan Section 3.05, required to satisfy either the Actual Deferral Percentage test described in Plan
                        Section 3.13, the Actual Contribution Percentage test described in Plan Section 3.14, or both.

           OPTION 2:[ ] Pro Rata - Non-Highly Compensated Employee
                        Participants. In the ratio that each non-Highly Compensated Employee Participant's Compensation for the applicable Plan Year bears to the total Compensation of all non-Highly Compensated Employee Participants for such Plan Year.

           OPTION 3:[ ] Pro Rata - All Participants. In the ratio that each Participant's Compensation for the applicable Plan Year bears to the total Compensation of all Participants for such Plan Year.

           OPTION 4:[ ] Limited Pro Rata - Non-Highly Compensated
                        Employee Participants. In the ratio that each non-Highly Compensated Employee Participant's Compensation not in excess of $------- for the applicable Plan Year bears to the total Compensation of all non-Highly Compensated Employee Participants entitled to an allocation not in excess of $--------for such Plan Year.

           OPTION 5:[ ] Government Contract Formula. In an amount based on each Hour of Service of covered employment under a government contract, as described in Plan Section 3.05(B).

NOTE: If no option is selected Option I will apply.

        3. ADDITIONAL CONDITIONS FOR RECEIVING QUALIFIED NONELECTIVE
           CONTRIBUTIONS

           A Participant will be a Qualifying Participant, and thus entitled to share in Qualified Nonelective Contribution for any Plan Year, only if the Participant has satisfied all of the eligibility requirements of Section Two of this Adoption Agreement on at least one day of such Plan Year and satisfies the following additional condition(s) (select one):

           OPTION 1:[ ] Hours of Service Requirement. The Participant
                        completes at least -------(not more than 1,000) Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):

                        [ ] The Participant's Death.

                        [ ] The Participant's Termination of Employment
                            after having incurred a Disability,

                        [ ] The Participant's Termination of Employment after
                            having reached Normal Retirement Age.

                        [ ] The Participant's Termination of Employment after
                            having reached Early Retirement Age.

                        [ ] The Participant is employed on the last day of
                            the Plan Year.

                    [X] Last Day Requirement. The Participant is an Employee of
                        the Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):

                        [ ] The Participant's Death.

                        [ ] The Participant's Termination of Employment after
                            having incurred a Disability.

                        [ ] The Participant's Termination of Employment after
                            having reached Normal Retirement Age.

                        [ ] The Participant's Termination of Employment after
                            having reached Early Retirement Age.

                        [ ] The Participant's Termination of Employment after
                            having completed at least------- Hours of Service during the Plan Year.


           OPTION 2: [ ]No additional conditions apply.

           NOTE: If no option is selected, Option 2 will apply.

PART F. QUALIFIED MATCHING CONTRIBUTIONS

        1. QUALIFIED MATCHING CONTRIBUTION FORMULA

           A.   QUALIFIED MATCHING CONTRIBUTIONS

                Qualified Matching Contributions, if made to the Plan, will be made with respect to (select all that apply):

                [X] Pre-Tax Elective Deferrals.

                [ ]Roth Elective Deferrals.

                [ ]Nondeductible Employee Contributions.

                NOTE: If no option is selected, Qualified Matching Contributions will be made with respect to Pre-Tax Elective Deferrals and Roth Elective Deferrals.

           B.   QUALIFIED MATCHING CONTRIBUTION FORMULA

                If the Employer will make Qualified Matching Contributions, then the amount of such Qualified Matching Contributions made on behalf of a Qualifying Contributing Participant each Plan Year shall be equal to (select one):

                OPTION 1:[ ] Percentage of Contribution Match.

                             That percentage of each Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the Contributing Participant's rate of Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) as specified in the matching schedule below.

                                                    Elective Deferral Percentage          Matching Percentage
                                                    ----------------------------          -------------------
                                                    Less than or equal to______%                 _______%

                             Notwithstanding the Qualified Matching
                             Contribution formula specified above, no Qualified Matching Contributions in excess of $---------or ---------percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank(s), if any)


                                          (c)2009 Ascensus, Inc., Brainerd, MN

                OPTION 2:[ ] Two-Tiered Percentage of Contribution Match.

                             That percentage of each Contributing Participant's Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) determined by the Contributing Participant's rate of Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) as specified in the matching schedule below.

                                          Elective Deferral Percentage                                Matching Percentage
Base Rate                                 Less than or equal to -------%                              -------%

Tier 2                                    Greater than -------,but less than or equal to -------%     ------%

                             Notwithstanding the Qualified Matching
                             Contribution formula specified above, no Qualified Matching Contributions in excess of $----------- or -------- percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank(s), if any)

                OPTION 3:[X] Such amount, if any, as determined by the
                             Employer in its sole discretion, equal to that percentage of the Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) of each Contributing Participant entitled thereto that would be sufficient to cause the Plan to satisfy either the Actual Deferral Percentage test (described in Plan Section 3.13) or the Actual Contribution Percentage test (described in Plan Section 3.14) for the Plan Year, or both.

                             Notwithstanding the Qualified Matching
                             Contribution formula specified above, no Qualified Matching Contributions in excess of $----------- or -------- percent of a Contributing Participant's Compensation will be made with respect to any Contributing Participant for any Plan Year. (Complete the applicable blank(s), if any)

                OPTION 4:[ ] Other formula (Specify' an amount equal to
                             a percentage of the Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) of each Contributing Participant entitled thereto)

                NOTE: If no option is selected, Option 3 will apply. Matching Contributions in excess of 100 percent of a Contributing Participant's Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) will be subject to the additional ACP testing limits under Plan Section 3.06 and Treasury Regulation Section 1.401(m)-2(a)(5).


        2. PARTICIPANTS ENTITLED TO QUALIFIED MATCHING CONTRIBUTIONS

           A. CONTRIBUTING PARTICIPANTS ELIGIBLE FOR QUALIFIED MATCHING CONTRIBUTIONS

                Qualified Matching Contributions, if made to the Plan, will be made on behalf of (select one):

                OPTION 1:[X] Each Contributing Participant who makes
                             Elective Deferrals (and Nondeductible Employee Contributions, if applicable) and who is a non-Highly Compensated Employee.

                OPTION 2:[ ] All Contributing Participants who make
                             Elective Deferrals (and Nondeductible Employee Contributions, if applicable).

                NOTE: If no option is selected, Option 1 will apply.

           B.   ADDITIONAL CONDITIONS FOR RECEIVING QUALIFIED MATCHING
                CONTRIBUTIONS

                A Contributing Participant will be a Qualifying Contributing Participant for purposes of Qualified Matching Contributions, and thus entitled to share in Qualified Matching Contributions for any Plan Year, only if the Participant has satisfied all of the requirements of Section Two on at least one day of such Plan Year and satisfies the following additional condition(s) (select one):

                OPTION 1: [ ] Hours of Service Requirement. The
                              Participant completes at least --------(not more than 1,000) Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):

                              [ ] The Participant's Death.

                              [ ] The Participant's Termination of Employment
                                  after having incurred a Disability.

                              [ ] The Participant's Termination of Employment
                                  after having reached Normal Retirement Age.

                              [ ] The Participant's Termination of Employment
                                  after having reached Early Retirement Age.

                              [ ] The Participant is employed on the last day
                                  of the Plan Year.

                          [ ] Last Day Requirement. The Participant is an
                              Employee of the Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s) (select all that apply):

                              [ ] The Participant's Death.

                              [ ] The Participant's Termination of Employment
                                  after having incurred a Disability.

                              [ ] The Participant's Termination of Employment
                                  after having reached Normal Retirement Age.

                              [ ] The Participant's Termination of Employment
                                  after having reached Early Retirement Age.

                              [ ] The Participant's Termination of Employment
                                  after having completed at least ------- Hours of Service during the Plan Year.


                OPTION 2:[X] No additional conditions.

                NOTE: If no option is selected, Option 2 will apply.


                                            (C)2009 Ascensus, Inc., Brainerd, MN

PART G. OTHER CONTRIBUTIONS

        1.  ROLLOVER CONTRIBUTIONS

            May an Employee make rollover contributions to the Plan pursuant to Plan Section 3.07 (select one)?

            OPTION 1: [ ]Yes.

            OPTION 2: [ ]Yes, unless such Employee is part of any excluded class of Employees.

            OPTION 3: [X]Yes, but only after becoming a Participant.

            OPTION 4: [ ]No.

            NOTE: If no option is selected, Option 2 will apply.

            A.  DIRECT ROLLOVERS

                I.  SOURCES OF ELIGIBLE ROLLOVER DISTRIBUTIONS

                The Plan will accept Direct Rollovers of Eligible Rollover Distributions from (select "Yes" or "No" to each of the following items by selecting the appropriate box,):

                1. A qualified plan described in Code Section 401(a) or 403(a). [X] Yes [ ] No

                2. An annuity contract described in Code Section 403(b). [X]Yes [ ] No

                3. An eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. [X]Yes [ ]No

                NOTE: If a box is not selected for an item, "Yes" will apply for such item.

                II. ROLLOVER EXCLUSIONS

                    Will the Plan accept the following as Direct Rollovers (Select "Yes" Or "No" To Each Of The Following Items By Selecting The Appropriate Box)?

                    1.   Nondeductible Employee Contributions. [ ]Yes [X]No

                    2.   Roth Elective Deferrals. [ ]Yes [X]No

                    NOTE: Item 2 may be selected only if the Plan permits Roth Elective Deferrals under Part A of this Section. If a box is not selected for an item, "No" will apply for such item.

             B. IN DIRECT ROLLOVERS

                    I.  SOURCES OF ELIGIBLE ROLLOVER DISTRIBUTIONS

                    The Plan will accept Indirect Rollovers of Eligible Rollover Distributions from (select "Yes" or "No" to each of the following items by selecting the appropriate box):

                    1. A qualified plan described in Code Section 401(a) or 403(a). [X]Yes [ ] No

                    2. An annuity contract described in Code Section 403(b). [X]Yes [ ] No

                    3. An eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. [X]Yes [ ]No

                    NOTE: If a box is not selected for an item, "Yes" will apply for such item.

           II. ROLLOVER EXCLUSIONS

                    Will the Plan accept Indirect Rollover contributions of Roth Elective Deferrals (select one)?

                    OPTION 1: [ ] Yes.

                    OPTION 2: [X]No.

                    NOTE: Indirect Rollover contributions may only consist of earnings attributable to Roth Elective Deferrals. If no option is selected, Option 2 will apply.

        C. ROLLOVER CONTRIBUTIONS FROM IRAS

        Will the Plan accept rollover contributions of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income (select one)?

        OPTION 1:[X] Yes.

        OPTION 2: [ ]No.

        NOTE: If no option is selected, Option 1 will apply.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

     2.   TRANSFER CONTRIBUTIONS

          May an Employee make transfer contributions to the Plan pursuant to Plan Section 3.08 (select one)?

          OPTION 1: [ ] Yes.

          OPTION 2: [ ] Yes, unless such Employee is part of any
                        excluded class of Employees.

          OPTION 3: [X] Yes, but only after becoming a Participant.

          OPTION 4: [ ] Yes, but only if the assets are exempt from the
                        Qualified Joint and Survivor Annuity rules as described in Plan Section 5.10 (without regard to Plan Section 5.10(E) thereof).

          OPTION 5: [ ] No.

          NOTE: If no option is selected, Option 2 will apply.

     3.   NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

          May a Participant make Nondeductible Employee Contributions pursuant to Plan Section 3.10 (select one)?

          OPTION 1: [ ] Yes. If "Yes," check here if such contributions will be mandatory. [ ]

          OPTION 2: [X] No.

          NOTE: If no option is selected, Option 2 will apply.

          Nondeductible Employee Contributions may commence on (must be on or after the Effective Date)-----------------------------------------.

     4.   TOP-HEAVY CONTRIBUTIONS

          A.   MINIMUM ALLOCATION OR BENEFIT

               For any Plan Year with respect to which this Plan is a Top-Heavy Plan, any minimum allocation required pursuant to Plan Section 3.04(E) shall be made (select one):

               OPTION 1: [X] To this Plan. (If the allocation formula
                             selected in Part D above does not satisfy the top-heavy minimum allocation by design, select either Suboption 1 or Suboption 2 below.

                             The allocation formula set forth in Part D above shall be modified to provide for the minimum allocation for non- Key Employees as follows:

                             SUBOPTION 1: [X]

                                             STEP 1: The annual Employer
                                                     Profit Sharing
                                                     Contribution shall be
                                                     initially allocated to
                                                     the accounts of all
                                                     Employees based upon the
                                                     formula set forth in Part
                                                     D above. If any non-Key
                                                     Employee does not receive
                                                     a top-heavy minimum
                                                     allocation under the
                                                     formula, the Employer
                                                     Profit Sharing
                                                     Contribution shall
                                                     instead be allocated
                                                     first to the non-Key
                                                     Employees having less
                                                     than the minimum
                                                     top-heavy allocation in
                                                     an amount equal to the
                                                     initial allocation plus
                                                     any additional amount
                                                     necessary to provide the
                                                     top-heavy minimum
                                                     allocation.

                                             STEP 2: The remaining Employer
                                                     Profit Sharing
                                                     Contributions shall then
                                                     be allocated based upon
                                                     the formula set forth in
                                                     Part D, provided, however,
                                                     those non-Key Employees
                                                     receiving a top-heavy
                                                     minimum allocation under
                                                     Step 1 of this suboption
                                                     (a) shall not be entitled
                                                     to receive any additional
                                                     allocation. Should any
                                                     remaining non-Key Employee
                                                     fail to receive a
                                                     top-heavy minimum
                                                     allocation under this Step
                                                     2, the calculation set
                                                     forth in Step 1 shall be
                                                     repeated until all non-Key
                                                     Employees have received a
                                                     top-heavy minimum
                                                     allocation and the
                                                     remaining Employer Profit
                                                     Sharing Contribution has
                                                     been allocated.

                                                     In the event the annual
                                                     Employer Profit Sharing
                                                     Contribution does not
                                                     equal or exceed three
                                                     percent (3%) of the total
                                                     Compensation of all
                                                     eligible non-Key
                                                     Employees, eligible Key
                                                     Employees shall not share
                                                     in the allocation and such
                                                     three percent (3%)
                                                     allocation on behalf of
                                                     non-Key Employees shall be
                                                     reduced pro rata based
                                                     upon the ratio each
                                                     eligible non-Key
                                                     Employee's Compensation
                                                     bears to the total of all
                                                     such non-Key Employee's
                                                     Compensation.

                             SUBOPTION 2: [ ] An allocation of three
                                              percent (3%) of Compensation will
                                              first be made to all Employees
                                              eligible to participate in the
                                              Plan; thereafter the remaining
                                              Employer Profit Sharing
                                              Contribution will be allocated to
                                              the accounts of all Employees as
                                              set forth in Part D above. In the
                                              event the annual Employer Profit
                                              Sharing Contribution does not
                                              equal or exceed three percent (3%)
                                              of the total Compensation of all
                                              eligible non-Key Employees, such
                                              three percent (3%) allocation
                                              shall be reduced pro rata based
                                              upon the ratio each eligible
                                              non-Key Employee's Compensation
                                              bears to the total of all such
                                              non-Key Employees' Compensation.

                             NOTE: If no suboption is selected, Suboption 1 will apply.

               OPTION 2: [ ] To the following plan maintained by the Employer:
                             (Describe below the extent, if any, to which the top-heavy minimum benefit requirement of Code
                             Section 416(c) and Plan Section 3.04(E) shall be met in another plan. This should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan.)

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

          OPTION 3: [ ] In accordance with the following method: (Provide language describing the method that will be used to satisfy Code Section 416. Such method must preclude Employer discretion.)-----------------------------------------------
                    -----------------------------------------------------------

          NOTE: If no option is selected, Option 1 will apply.

      B.  PARTICIPANTS ENTITLED TO RECEIVE MINIMUM ALLOCATION

          If a minimum allocation required pursuant to Plan Section 3.04(E) is not satisfied with either Employer Profit Sharing Contributions or Matching Contributions, the remaining minimum allocation required pursuant to Plan Section 3.04(E) shall be allocated to the Individual Accounts of (select one):

          OPTION 1: [X] Participants who are not Key Employees.

          OPTION 2: [ ] All Participants.

          NOTE: If no option is selected, Option 1 will apply.

      C.  TOP-HEAVY RATIO

          For purposes of computing the top-heavy ratio as described in Plan
          Section 7.19(B), the Present Value of benefits under a defined benefit plan will be discounted only for mortality and interest based on the following (select one):

          OPTION 1: [X] Not applicable because the Employer has not
                        maintained a defined benefit plan.

          OPTION 2: [ ] The interest rate and mortality table specified for this purpose in the defined benefit plan.

          OPTION 3: [ ] Interest rate of ______ percent and the following mortality table (specify)________________________ .

PART H. ADP TESTING METHOD

        The testing method used for purposes of the ADP test under this Plan shall be (select one):

        OPTION 1: [X] Prior Year Testing Method.

                      INITIAL PLAN YEAR ADP

                      If this is not a successor Plan, then for the first Plan Year that this Plan permits any Participant to make Elective Deferrals, the ADP for Participants who are non-Highly Compensated Employees shall be (select one):

                      SUBOPTION (A): [ ] 3%.

                      SUBOPTION (B): [ ] Such first Plan Year's ADP.

                      NOTE: If no suboption is selected, Suboption (a) will
                            apply.

        OPTION 2: [ ] Current Year Testing Method.

        NOTE: If no option is selected, Option 1 will apply unless the Adopting Employer elects to apply the Safe Harbor CODA provisions of Section Three, Part C above, in which case Option 2 will apply. If the Adopting Employer elects to apply the Safe Harbor CODA provisions of Section Three, Part C above, Option 2 must be selected. If Option 2 is selected, the current year testing method must continue to be used unless 1.) the Plan has been using the current year testing method for the preceding five Plan Years, or, if fewer, the number of Plan Years the Plan has been in existence, or 2) the Plan otherwise meets one of the conditions specified in the Treasury Regulations (or additional guidance issued by the Internal Revenue Service (IRS)) for changing from the current year testing method. The current year testing method may be elected for the ADP test even if prior year testing is elected for the ACP test. However, if different testing methods for the ADP and ACP tests are selected, the Plan cannot use recharacterization to correct Excess Contributions, take Elective Deferrals into consideration to satisfy the ACP test, or use Qualified Matching Contributions to satisfy the ADP test.

PART I. ACP TESTING METHOD

        The testing method used for purposes of the ACP test under this Plan shall be (select one):

        OPTION 1: [X] Prior Year Testing Method.

                      INITIAL PLAN YEAR ACP

                      If this is not a successor Plan, then for the first Plan Year that this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, the ACP for Participants who are non-Highly Compensated Employees shall be (select one):

                      SUBOPTION (A): [ ] 3%.

                      SUBOPTION (B): [ ] Such first Plan Year's ACP.

                      NOTE: If no suboption is selected, Suboption (a) will apply.

        OPTION 2: [ ] Current Year Testing Method.

        NOTE: If no option is selected, Option 1 will apply unless the Adopting Employer elects to apply the Safe Harbor CODA provisions of Section Three, Part C above, in which case Option 2 will apply. If the Adopting Employer elects to apply the Safe Harbor CODA provisions of Section Three, Part C above, Option 2 must be selected. If Option 2 is selected, the current year testing method must continue to be used unless 1) the Plan has been using the current year testing method for the preceding five Plan Years, or, if fewer, the number of Plan Years the Plan has been in existence, or 2) the Plan otherwise meets one of the conditions specified in the Treasury Regulations (or additional guidance issued by the Internal Revenue Service (IRS)) for changing from the current year testing method. The current year testing method may be elected for the ACP test even if prior year testing is elected for the ADP test However, if different testing methods for the ADP and ACP tests are selected, the Plan cannot use recharacterization to correct Excess Contributions, take Elective Deferrals into consideration to satisfy if the ACP test, or use Qualified Matching Contributions to satisfy the ADP test.

                                           (C)2009 Ascensus, Inc., Brainerd, MN

                     SECTION FOUR: VESTING AND FORFEITURES
                           Complete Parts A through I

PART A. VESTING SCHEDULE FOR MATCHING CONTRIBUTIONS

        A Participant will become Vested in the portion of their Individual Account derived from Matching Contributions (including ACP Test Safe Harbor Matching Contributions), if applicable, made pursuant to Section Three of the Adoption Agreement as follows.

YEARS OF
VESTING
SERVICE                                                     VESTED PERCENTAGE
-------------------------------------------------------------------------------------------------------------------------
Matching       Option 1[X] Option 2 [ ]  Option 3 [ ] Option 4 [ ] (Complete if chosen)  Option 5 [ ] (Complete if chosen)
-------------------------------------------------------------------------------------------------------------------------
Less than One      100%         0%           0%           ______ %                                    ______ %
      1            100%         0%           0%           ______ %                                    ______ %
      2            100%         0%          20%           ______ % (not less than 20%)                ______ %
      3            100%       100%          40%           ______ % (not less than 40%)                    100%
      4            100%       100%          60%           ______ % (not less than 60%)                    100%
      5            100%       100%          80%           ______ % (not less than 80%)                    100%
      6            100%       100%         100%           100%                                            100%

        NOTE: If no option is selected as of the first date on which such contributions may be made to the Plan, Option 1 will apply. A Participant with accrued benefits derived from Matching Contributions who has not completed at least one Hour of Service under the Plan in a Plan Year beginning after December 31, 2001, will be subject to the vesting schedule in effect after January 1, 2002, unless otherwise elected by the Employer in an amendment adopting provisions of the Economic Growth and Tax Relief Reconciliation Act of 200l (EGTRRA). Please list the pre-EGTRR A vesting schedules, If applicable, on Attachment A, Protected Benefits and Prior Plan Provisions.

PART B. VESTING SCHEDULE FOR EMPLOYER PROFIT SHARING CONTRIBUTIONS

        A Participant will become Vested in the portion of their Individual Account derived from Employer Profit Sharing Contributions, if applicable, made pursuant to Section Three of the Adoption Agreement as follows.

YEARS OF
VESTING
SERVICE                                                     VESTED PERCENTAGE
-------------------------------------------------------------------------------------------------------------------------
Profit Sharing  Option 1[X] Option 2 [ ]  Option 3 [ ] Option 4 [ ] (Complete if chosen)  Option 5 [ ] (Complete if chosen)
-------------------------------------------------------------------------------------------------------------------------
Less than One      100%         0%           0%           ______ %                                    ______ %
      1            100%         0%           0%           ______ %                                    ______ %
      2            100%         0%          20%           ______ % (not less than 20%)                ______ %
      3            100%       100%          40%           ______ % (not less than 40%)                    100%
      4            100%       100%          60%           ______ % (not less than 60%)                    100%
      5            100%       100%          80%           ______ % (not less than 80%)                    100%
      6            100%       100%         100%           100%                                            100%

        NOTE: If no option is selected as of the first date on which such contributions may be made to the Plan, Option 1 will apply.

PART C. MEASURING PERIOD FOR VESTING

        Years of Vesting Service will be measured over the following 12-consecutive month period:

        OPTION 1: [X] The Plan Year.

        OPTION 2: [ ] The 12-consecutive month period commencing with the Employee's Employment Commencement Date and each successive 12-month period commencing on the anniversaries of the Employee's Employment Commencement Date.

        OPTION 3: [ ] Other (specify)_________________________________________ .

        NOTE: If no option is selected, Option 1 will apply.

PART D. YEAR OF VESTING SERVICE

        1. _________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service.

        2. ____________ Hours of Service (no more than 500 but less than the number specified in Part D, item 1, above) must be exceeded to avoid a Break in Vesting Service.

        NOTE: If no hours are specified, 1,000 and 500 will apply for items 1 and 2, respectively.

PART E. EXCLUSION OF CERTAIN YEARS OF VESTING SERVICE

        All of an Employee's Years of Vesting Service with the Employer are counted to determine the Vested percentage in the Participant's Individual Account except (select all that apply):

        [ ] Years of Vesting Service before the Employee reaches age 18.

        [ ] Years of Vesting Service before the Employer maintained this Plan or a predecessor plan.

        [ ] Years of Vesting Service during a period for which the Employee made no mandatory Nondeductible Employee
            Contributions.

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

PART F. FULLY VESTED UNDER CERTAIN CIRCUMSTANCES

        Will an Employee be fully Vested under the following circumstances (select "Yes" or "No" to each of the following items by selecting the appropriate box)?

        1. The Employee dies.                               [ ] Yes [ ] No

        2. The Employee incurs a Disability.                [ ] Yes [ ] No

        3. The Employee satisfies the conditions
           for Early Retirement Age ('if applicable,).      [ ] Yes [ ] No

        NOTE: if a box is not selected for an item, "Yes" will apply for that item.

PART G. Allocation of Forfeitures of Matching Contributions

        Forfeitures of Matching Contributions will be (select one):

        OPTION 1: [ ] Allocated to the Individual Accounts of the
                      Participants specified below in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

                      The Participants entitled to receive allocations of such Forfeitures will be (select one):

                      SUBOPTION (A): [ ] Qualifying Contributing Participants.

                      SUBOPTION (B): [ ] Qualifying Participants.

                      SUBOPTION (C): [ ] All Participants.

                      NOTE: If no suboption is selected, Suboption (a) will apply.

        OPTION 2: [X] Applied to reduce Employer Contributions.

        NOTE: if no option is selected, Option 2 will apply. Pursuant to Plan
        Section 3.04(C) and notwithstanding the election mode above, the Employer may first apply Forfeitures to the payment of the Plan's administrative expenses in accordance with Plan Section 7.04 and/or the restoration of Participant's individual Accounts pursuant to Plan
        Section 4.01 (C)(3).

PART H. ALLOCATION OF FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS

        Forfeitures of Excess Aggregate Contributions will be (select one):

        OPTION 1: [ ] Allocated to the Individual Accounts of eac  Qualifying
                      Contributing Participant's Matching Contribution account in the ratio that each Qualifying Contributing Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying Contributing Participants who are non-Highly Compensated Employees for such Plan Year.

        OPTION 2: [X] Applied to reduce Employer Contributions.

        NOTE: if no option is selected, Option 2 will apply. Pursuant to Plan
        Section 3.04(C) and notwithstanding the election made above, the Employer may first apply Forfeitures to the payment of the Plan's administrative expenses in accordance with Plan Section 7.04 and/or the restoration of Participant's Individual Accounts pursuant to Plan
        Section 4.01 (C)(3).

PART I. ALLOCATION OF FORFEITURES OF EMPLOYER PROFIT SHARING CONTRIBUTIONS

        Forfeitures of Employer Profit Sharing Contributions will be (select one):

        OPTION 1: [ ] Allocated to the Individual Accounts of the Participants
                      specified below in the manner described in Plan Section 3.04(B) (for Employer Profit Sharing Contributions).

                      The Participants entitled to receive allocations of such Forfeitures will be (select one):

                      SUBOPTION (A): [ ] Qualifying Participants.

                      SUBOPTION (B): [ ] All Participants.

                      NOTE: if no suboption is selected, Suboption (a) will apply.

        OPTION 2: [ ] Applied to reduce Employer Contributions.

        NOTE: If no option is selected, Option 2 will apply. Pursuant to Plan
        Section 3.04(C) and notwithstanding the election made above, the Employer may first apply Forfeitures to the pursuant of the Plan's administrative expenses in accordance with Plan Section 7.04 and/or the restoration of Participant's Individual Accounts pursuant to Plan
        Section 4. 01(C)(3)

                                           (C)2009 Ascensus, Inc., Brainerd, MN

                     SECTION FIVE: DISTRIBUTIONS AND LOANS

                           Complete Parts A through F

PART A. ELIGIBILITY FOR DISTRIBUTIONS (Answer each of the following items.)

        1.  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

            A.  INDIVIDUAL ACCOUNT BALANCES LESS THAN OR EQUAL TO THE CASHOUT
                LEVEL
                CASHOUT LEVEL FOR TERMINATED PARTICIPANTS

                For purposes of applying the cashout rules in Plan Section 4.01(C), the cashout level will be (select one):

                OPTION 1: [ ] $5,000.

                OPTION 2: [X] $1,000.

                OPTION 3: [ ] $200.

                OPTION 4: [ ] $_______ (specify an amount less than $1,000).

                OPTION 5: [ ] Not Applicable. The cashout distribution
                              provisions in Plan Section 4.0l(C)(1)
                              will not apply.

                NOTE: If no option is selected, Option 2 will apply. A cashout level exceeding $1,000 will subject the Plan to the automatic rollover requirements of Code Section 401 (a)(31) (B) as described in Plan Section 5.01(B). if Option 5 is selected you may skip item (ii) below because the value of the Vested portion of the Participant's individual Account must remain in the Plan until the Participant is entitled to, and requests (if required), a distribution. The value of a Participant's Vested Individual Account for purposes of determining the cashout level shall be determined by including rollover contributions.

            B.  INDIVIDUAL ACCOUNT BALANCES EXCEEDING CASHOUT LEVEL

                I.  EMPLOYEE HAS NOT REACHED NORMAL RETIREMENT AGE

                    May an Employee who has not reached Normal Retirement Age request a distribution from the Plan of that portion of the Participant's Individual Account attributable to the following types of contributions upon incurring a Termination of Employment (select one)?

                    OPTION 1: [X] Yes, with respect to the following
                                  contributions.

                                  [X] Matching Contributions (if applicable).

                                  [ ] Employer Profit Sharing Contributions (if
                                      applicable).

                    OPTION 2: [ ] No.

                    NOTE: If no option is selected, Option 1 will apply with regard to Matching Contributions, and Employer Profit Sharing Contributions.

                II. SEVERANCE FROM EMPLOYMENT

                    May a Participant request a distribution of their Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings on account of Severance from Employment pursuant to Plan Section 5.01
                    (A)(2)?

                    OPTION 1: [X] Yes.

                    OPTION 2: [ ] No.

                    NOTE: If no option is selected, Option 1 will apply.

        2.  DISTRIBUTIONS DURING EMPLOYMENT

            A.  IN-SERVICE WITHDRAWALS

                I. IN-SERVICE AVAILABILITY FOR ELECTIVE DEFERRALS

                   Will a Participant who has not incurred a Severance from Employment be entitled to request an in-service withdrawal from the Plan of that portion of the Participant's Individual Account attributable to Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions (select one)?

                   [X] Yes, if he or she has attained age 59.5 (must be at
                       least age 59 1/2. If no age is specified, age 59 1/2 will apply)

                   [ ] Yes, if he or she has attained Normal Retirement Age.

                   NOTE: If either box is selected above, select whether in-service distributions will be available from Pre-Tax and/or Roth Elective Deferrals.

                   [X] Pre-Tax Elective Deferrals.

                   [ ] Roth Elective Deferrals.

                   NOTE: If a Participant is permitted to request an in-service distribution upon attainment of Normal Retirement Age, he or she must also be at least age 59 1/2 to be eligible for the distribution. If in-service distributions are permitted and neither Pre-Tax nor Roth Elective Deferrals is selected, in-service distributions will be permitted from both Pre-Tax Elective Deferrals and Roth Elective Deferrals.

                II. IN-SERVICE AVAILABILITY FOR EMPLOYER CONTRIBUTIONS

                    Will a Participant be entitled to request an in-service withdrawal from the Plan of that portion of the Participant's Individual Account attributable to Matching Contributions, and Employer Profit Sharing Contributions (select one)?

                    OPTION 1: [X] Yes, with respect to the following
                                  contributions (select all that apply and complete the table below):

                                  [X] Matching Contributions.

                                  [ ] Employer Profit Sharing Contributions.

                    OPTION 2: [ ] No.

                    NOTE: if no option is selected, Option 1 will apply with respect to all Matching Contributions, and Employer Profit Sharing Contributions.

                                             (C)2009 Ascensus, Inc. Brainerd, MN

                                                                    MATCHING     EMPLOYER PROFIT SHARING
                                                                 CONTRIBUTIONS        CONTRIBUTIONS
                                                                 --------------  ------------------------
Upon attainment of age 59 l/2

Upon attainment of Normal Retirement Age                               [X]

Upon attainment of age (specify an age other than age 59
1/2):

Upon reaching a Vested percentage equal to: 100%

The maximum Vested percent of the Individual Account that may be withdrawn is (specify Vested percent):

After contributions have been allocated to the Plan for a period of years equal to (must be at least two):

After participating in the Plan for a period of years equal to (must be at least five unless the applicable contributions have been allocated to the Plan for at least two years as specified in the box above):

The maximum number of in-service withdrawals that may be taken while a Participant is employed by the Employer is (specify either "unlimited" or the actual number that applies (e.g., one, one per year, etc.)):

After participating in the Plan for a period of years equal to   (a)                       (a)
(a) and attaining age (b).                                       (b)                       (b)

After becoming 100% Vested, participating in the Plan for a      (a)                       (a)
period of years equal to (a) and attaining age (b).              (b)                       (b)



              NOTE: Place an "x" or enter the specific criteria (e.g., age, vested percentage, etc.) in each box, as applicable. A Participant need only satisfy the criteria in one of the rows to be eligible for an in-service distribution. If Option 1 applies and no selections or entries are made in the table above, Plan
              Section 5.01(C)(1) will apply in determining whether a Participant is entitled to an in-service distribution and there will be no limit on the number of in-service distributions.

        B. HARDSHIP WITHDRAWALS

           I.  HARDSHIP AVAILABILITY FOR ELECTIVE DEFERRALS

               Will a Participant who has not incurred a Severance from Employment be entitled to request a hardship distribution from the Plan of that portion of the Individual Account attributable to Elective Deferrals (select one)?

               OPTION 1: [X] Yes, with respect to the following
                             Elective Deferrals (select all that apply):

                             [X] Pre-tax Elective Deferrals.

                             [ ] Roth Elective Deferrals.

               OPTION 2: [ ] No.

               NOTE: If no option is selected, Option 1 will apply and hardship distributions will be available from both Pre-tax and Roth Elective Deferrals. Hardship distributions of Elective Deferrals will result in a suspension of an Employee's Elective Deferrals (and Employee Nondeductible Contributions, if applicable) as described in Plan Section 5.01(C)(2)(b).

           II. HARDSHIP AVAILABILITY FOR MATCHING CONTRIBUTIONS AND EMPLOYER PROFIT SHARING CONTRIBUTIONS

               Will a Participant be entitled to request a hardship distribution from the Plan (select all that apply)?

               OPTION 1: [ ] Yes, with respect to the following
                             contributions (select all that apply):

                             [ ] Matching Contributions.

                             [ ] Employer Profit Sharing Contributions.

               OPTION 2: [ ] Yes, with respect to the following
                             contribution and only with respect to a
                             Participant who is 100 percent Vested in their Individual Account attributable to such contributions (select all that apply):

                             [ ] Matching Contributions.

                             [ ] Employer Profit Sharing Contributions.

               OPTION 3: [ ] Yes, with respect to the following
                             contribution and only with respect to a
                             Participant who has participated in the Plan for___ or more years and has attained age___ (select all that apply):

                             [ ] Matching Contributions.

                             [ ] Employer Profit Sharing Contributions.

               OPTION 4: [ ] Yes, with respect to the following
                             contribution and only with respect to a
                             Participant who is 100 percent Vested in their Individual Account and has participated in the Plan for or more years and has attained age___ (select all that apply):

                             [ ] Matching Contributions.

                             [ ] Employer Profit Sharing Contributions.

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

                         OPTION 5: [X] No.

                         NOTE: If no option is selected, Option 1 will apply with respect to all Matching Contributions and Employer Profit Sharing Contributions. If Option I, 2, 3, or 4 applies, complete the following.

                                 How will hardship be defined for purposes of this section?

                                 SUBOPTION (A): [ ] The definition of
                                                    hardship described in Plan
                                                    Section 5.01(C)(2)(a) will
                                                    apply with respect to the
                                                    following types of
                                                    contributions, therefore an
                                                    Employee's Elective
                                                    Deferrals (and
                                                    Nondeductible Employee
                                                    Contributions, if
                                                    applicable) will not be
                                                    suspended for six months
                                                    (select all that apply):

                                                    [ ] Matching Contributions.

                                                    [ ] Employer ProfitSharing
                                                        Contributions.

                                 SUBOPTION (B): [ ] The safe harbor
                                                    definition of hardship
                                                    distribution described in
                                                    Plan Section 5.01(C)(2)(b)
                                                    will apply with respect to
                                                    the following types of
                                                    contributions, except that
                                                    an Employee's Elective
                                                    Deferrals (and
                                                    Nondeductible Employee
                                                    Contributions, if
                                                    applicable) will NOT be
                                                    suspended for six months
                                                    (select all that apply):

                                                    [ ] Matching
                                                        Contributions.

                                                    [ ] Employer Profit
                                                        Sharing Contributions.

                                 SUBOPTION (C): [ ] The safe harbor
                                                    definition of hardship
                                                    distribution described in
                                                    Plan Section 5.01(C)(2)(b)
                                                    will apply with respect to
                                                    the following types of
                                                    contributions, including
                                                    the requirement that an
                                                    Employee's Elective
                                                    Deferrals (and
                                                    Nondeductible Employee
                                                    Contributions, if
                                                    applicable) will be
                                                    suspended for six months
                                                    (select all that apply):

                                                    [ ] Matching
                                                        Contributions.

                                                    [ ] Employer Profit
                                                        Sharing Contributions.

                                 NOTE: If no suboption is selected, Suboption
                                 (b) will apply to the option selected in item
                                 (b)(ii) above with regard to Matching
                                 Contributions and Employer Profit Sharing
                                 Contributions.

        3.  MISCELLANEOUS DISTRIBUTION ISSUES

            A. WITHDRAWALS OF ROLLOVER CONTRIBUTIONS

               Will an Employee be entitled to request a distribution of their rollover contributions at any time (select one)?

               OPTION 1: [X] Yes.

               OPTION 2: [ ] No.

               NOTE: If no option is selected, Option 1 will apply. If Option 2 applies, the Plan's provisions governing distributions will apply according to Plan Section 5.01(A)(1).

            B. WITHDRAWALS OF TRANSFER CONTRIBUTIONS

               Will an Employee be entitled to request a distribution of their transfer contributions at any time subject to the restrictions of Plan Section 5.01(D) (select one)?

               OPTION 1: [X] Yes.

               OPTION 2: [ ] No.

               NOTE: If no option is selected, Option 1 will apply. If Option 2 applies, the Plan's provisions governing distributions will apply according to Plan Section 5.01(A)(1).

            C. DISABILITY

               Will a Participant who has incurred a Disability be entitled to request a distribution from the Plan (select one)?

               OPTION 1: [X] Yes (select all that apply):

                             [X] Elective Deferrals.

                             [X] Matching Contributions.

                             [ ] Employer Profit Sharing Contributions.

               OPTION 2: [ ] NO.

               NOTE: If no option is selected, Option 1 will apply. If Option 1 applies and no contribution source is selected, distributions will be permitted from all contribution sources.

PART B. FORM OF DISTRIBUTION (Answer each of the following items.)

        1.  INDIVIDUAL ACCOUNT BALANCES OF $1,000 OR LESS

            Cashout distributions of $1,000 or less that are Eligible Rollover Distributions and are made to terminated Participants pursuant to Plan Section 5.01(B) shall be (select one):

            OPTION 1: [X] Paid in a lump sum distribution.

            OPTION 2: [ ] Paid in a Direct Rollover to an individual
                          retirement account (as defined in Code Sections 408(a) and 408(b)).

            NOTE: If no option is selected, Option 1 will apply.

                                               2009 Ascensus, Inc., Brainerd, MN

        2.  INDIVIDUAL ACCOUNT BALANCES EXCEEDING $1,000

            A.  LUMP SUM

                Will a Participant be entitled to request a distribution of the Vested portion of their Individual Account in a lump sum, subject to Plan Section 5.02 (select one)?

                OPTION 1: [X] Yes.

                OPTION 2: [ ] No.

            B.  PARTIAL PAYMENTS

                Will a Participant be entitled to request a partial distribution of the Vested portion of their Individual Account, subject to Plan Section 5.02 (select one)?

                OPTION 1: [ ] Yes.

                OPTION 2: [X] NO.

            C.  INSTALLMENT PAYMENTS

                Will a Participant be entitled to request a distribution of the Vested portion of their Individual Account over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and their designated Beneficiary, subject to Plan Section 5.02 (select one)?

                OPTION 1: [X] Yes.

                OPTION 2: [ ] No.

            D.  ANNUITY CONTRACTS

                Will a Participant be entitled to apply the Vested portion of their Individual Account toward the purchase of an annuity contract, subject to Plan Section 5.02 (select one)?

                OPTION 1: [ ] Yes.

                OPTION 2: [X] No.

        NOTE: Option 1 must be selected for at least one of Items (a) through
        (d) in Part B, item 2 above. If neither option is selected for items
        (a) or (b) in Part B, item 2 above, Option 1 will apply. If neither option is selected for items (c) or (d), Option 2 will apply. If this Plan is restating a Prior Plan, the forms of distribution under this Plan must generally be at least as favorable as under the Prior Plan.

PART C. TIMING OF DISTRIBUTIONS

        1.  DEATH, DISABILITY OR ATTAINMENT OF NORMAL RETIREMENT AGE

            If a Participant dies, incurs a Disability or attains Normal Retirement Age, and a distributable event has occurred, distributions shall commence as soon as administratively feasible following (select one):

            OPTION 1: [X] The date the Participant (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 2: [ ] The next valuation date after the Participant
                          (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 3: [ ] The last day of the Plan Year within which
                          the Participant (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 4: [ ] The last day of the Plan Year within which
                          the Participant (or Beneficiary of a deceased Participant) requests a distribution or the Participant requests a distribution and incurs (not more than five) consecutive one-year Breaks in Vesting Service, whichever is later.

            NOTE: If no option is selected Option I will apply. A Participant's request for a distribution must be accompanied by their Spouse's consent (if required) as prescribed in Plan Section 5.10.

        2.  TERMINATION OF EMPLOYMENT OR SEVERANCE FROM EMPLOYMENT

            If a Participant has a Termination of Employment or Severance from Employment, and a distributable event has occurred, distributions shall commence as soon as administratively feasible following (select one):

            OPTION 1: [X] The date the Participant (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 2: [ ] The next valuation date after the Participant
                          (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 3: [ ] The last day of the Plan Year within which
                          the Participant (or Beneficiary of a deceased Participant) requests a distribution.

            OPTION 4: [ ] The last day of the Plan Year within which the
                          Participant (or Beneficiary of a deceased
                          Participant) requests a distribution or the Participant requests a distribution and incurs (not more than five) consecutive one-year Breaks in Vesting Service, whichever is later.

            NOTE: If no option is selected, Option I will apply. A Participant's request for a distribution must be accompanied by their Spouse's consent (if required) as prescribed in Plan Section 5.10.

                                               2009 Ascensus, Inc., Brainerd, MN

PART D. REQUIRED MINIMUM DISTRIBUTIONS

        1. ELECTION TO APPLY FIVE-YEAR RULE TO DISTRIBUTIONS TO DESIGNATED BENEFICIARIES

            Will Designated Beneficiaries be required to take distributions according to the five-year rule (select one)?

            OPTION 1: [ ] Yes. If the Participant dies before
                          distributions have begun and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Plan Section 5.05(D)(2), but the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse have begun, this election will apply as if the surviving Spouse were the Participant.

            OPTION 2: [X] No.

            NOTE: If no option is selected, Option 2 will apply.

                          If applicable, this item 1 shall apply to (select one):

                          OPTION 1: [ ] All distributions.

                          OPTION 2: [ ] The following distributions
                                    (specify):_______

                          NOTE: If no option is selected, Option 1 will apply.

        2. ELECTION TO PERMIT PARTICIPANTS OR BENEFICIARIES TO ELECT FIVE-YEAR RULE

            Will Participants or Designated Beneficiaries be permitted to elect, on an individual basis, whether the five-year rule or the life expectancy rule applies (select one)?

            OPTION 1: [X] Yes. Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Plan Section 5.05(D)(2) applies to distributions after the death of a Participant who has a Designated Beneficiary.

            OPTION 2: [ ] No. Distributions will be made in accordance with Plan Section 5.05(D)(2) and, if applicable, item 1 above.

            NOTE: If no option is selected, Option 1 will apply. If Option 1 in Part D, item 1 above is selected, Option 2 in Part D, item 2 must be selected.

PART E. RETIREMENT EQUITY ACT SAFE HARBOR

        Will the safe harbor provisions of Plan Section 5.10(E) apply (select one)?

        OPTION 1: [X] Yes.

        OPTION 2: [ ] No.

        NOTE: If no option is selected, Option 1 will apply.

        SURVIVOR ANNUITY PERCENTAGE (Complete only if Option 2 is selected or if certain Plan assets (e.g., transfer contributions) are subject to the Retirement Equity Act annuity requirements.)

        The survivor annuity portion of the Qualified Joint and Survivor Annuity will be a percentage equal to percent (at least 50 percent, but no more than 100 percent) of the amount paid to the Participant before their death.

        NOTE: If no option is selected, the survivor annuity portion of the Qualified Joint and Survivor Annuity will be equal to 50 percent.

PART F. LOANS

        May a Participant request a loan pursuant to Plan Section 5.16 (select one)?

        OPTION 1: [X] Yes.

        OPTION 2: [ ] No.

        NOTE: If no option is selected Option 2 will apply.

NOTE: Generally, Code Section 411(d)(6) prohibits the elimination of protected benefits. Protected benefits include the timing of payout options. If the Plan is restating a Prior Plan that permitted a distribution option described above that involves the timing of a distribution, the selections must generally be at least as favorable as under the Prior Plan. Certain forms of distributions (e.g., redundant forms of distribution) may, however, be eliminated. Refer to Code Section 411(d)(6) and the corresponding Treasury regulation for details pertaining to the elimination of otherwise protected benefits. Note that ADP Test Safe Harbor Contributions may not be distributed earlier than Severance from Employment, death, Disability, an event described in Code Section 401(k)(10), or, in the case of a profit sharing plan, the attainment of age
59 1/2.

                            SECTION SIX: DEFINITIONS

                           Complete Parts A through J

PART A. COMPENSATION FOR ALLOCATION AND OTHER GENERAL PURPOSES (Define compensation by placing an "x" in each of the applicable boxes below. If a contribution source listed below is not available in the Plan, select "Not Applicable "for such source.

        1.  BASE DEFINITION

            Compensation will mean all of each Participant's (select one for each contribution source):

                                                                              EMPLOYER
                                                                           PROFIT SHARING
                               ELECTIVE DEFERRALS  MATCHING CONTRIBUTIONS  CONTRIBUTIONS
--------------                 ------------------  ----------------------  --------------
Not Applicable                                                                   X
W-2 Wages
3401(a) Wages                        X                      X
415 Safe-Harbor Compensation

                NOTE: If no box is selected for a contribution source, W-2 wages will apply to such source.

                                               2009 Ascensus, Inc., Brainerd, MN

2.   DETERMINATION PERIOD
     Compensation shall be determined over the following applicable period (select one for each contribution source):

                                                                                                         EMPLOYER PROFIT SHARING
                                                       ELECTIVE DEFERRALS     MATCHING CONTRIBUTIONS     CONTRIBUTIONS
                                                       ------------------     ----------------------     -----------------------
Not Applicable                                                                                           [X]
Plan Year                                              [X]                    [X]
Calendar Year Ending With Or Within The Plan Year
Consecutive 12-Month Period, Beginning On (specify month and day)

NOTE: If no box is selected for a contribution source, Plan Year will apply to such source.

3.   INCLUSION OF ELECTIVE DEFERRALS

     Compensation shall include Employer Contributions (made pursuant to a salary reduction agreement) that are not includible in the gross income of the Employee under any of the following Code Sections: Section 125 (cafeteria plans), Section 132(f)(4) (transportation fringe benefits),
     Section 402(e)(3) (401(k) plans), Section 408(k) (salary deferral SEP plans), Section 403(b) (tax sheltered annuity plans), Section 457 (deferred compensation plans of state and local governments and tax-exempt organizations) (select "Yes" or "No" for each of the following contribution types).

     Elective Deferrals                     [X] Yes  [ ] No
     Matching Contributions                 [X] Yes  [ ] No
     Employer Profit Sharing Contributions  [ ] Yes  [ ] No
     NOTE: If a box is not selected for an item, "Yes" will apply for the applicable contribution type, if applicable.

4.   EXCLUSIONS FROM COMPENSATION
     Compensation shall exclude the following (select all that apply).

                                                                                                         EMPLOYER PROFIT SHARING
                                                       ELECTIVE DEFERRALS     MATCHING CONTRIBUTIONS     CONTRIBUTIONS
                                                       ------------------     ----------------------     -----------------------
Not Applicable                                                                                           [X]
Bonuses
Overtime
Commissions
Other (specify)
See Other Plan Information                              [X]                   [X]

     NOTE: If a box is not selected for a contribution source, such item will be included in Compensation for such contribution source, if applicable. No exclusions from Compensation are permitted with respect to Employer
     Profit Sharing Contributions if the integrated allocation formula in Section Three, Part D, item 3 is selected. If any items are excluded, the definition of Compensation may not be a safe harbor alternative definition of compensation and may be subject to nondiscrimination testing under Code Section 414(s).

5.   POST-SEVERANCE COMPENSATION

     A. REGULAR COMPENSATION

        In addition to any adjustment to Compensation elected above, will regular compensation be included in Compensation (select one)?

        OPTION 1: [X] Yes.

        OPTION 2: [ ] No.

        NOTE: If no option is selected, Option 1 will apply.

     B. LEAVE PAYMENTS

        In addition to any adjustment to Compensation elected above, will leave payments be excluded from Compensation (select one)?

        OPTION 1: [X] Yes.

        OPTION 2: [ ] No.

        NOTE: If no option is selected, Option 1 will apply.

                                               2009 Ascensus, Inc., Brainerd, MN

          6.   PRE-ENTRY DATE COMPENSATION

               Unless a different definition of Compensation is required by either the Code or ERISA, for the Plan Year in which an Employee enters the Plan, the Employee's Compensation that will be taken into account for purposes of the Plan will be (select one for each contribution source):

                                                               EMPLOYER PROFIT
                                     ELECTIVE     MATCHING         SHARING
                                     DEFERRALS  CONTRIBUTIONS   CONTRIBUTIONS
-----------------------------------  ---------  -------------  ----------------
Not Applicable
Compensation from Entry Date             X              X               X
Compensation for the full Plan Year

               NOTE: If no box is selected for a contribution source, Compensation from Entry Date will apply to such source,

          7.   DEEMED 125 COMPENSATION

               Will Compensation include deemed Code Section 125 compensation? OPTION 1: [ ] Yes.
               OPTION 2: [X] No.
               NOTE: If no option is selected, Option 2 will apply.

PART B.   DISABILITY

          For purposes of this Plan, Disability will mean (select one):

          OPTION 1: [X]  The inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          OPTION 2: [ ]  The inability to engage in any substantial, gainful activity in the Employee's trade or profession for which the Employee is best qualified through training or experience or as defined under the employer's long term disability program.

          NOTE: If no option is selected, Option 1 will apply.

PART C.   HIGHLY COMPENSATED EMPLOYEE

          1.   TOP PAID GROUP ELECTION

          For purposes of determining who is a Highly Compensated Employee under the Plan, will the top paid group election apply (select one)? OPTION 1: [ ] Yes.
          OPTION 2: [X] No.
          NOTE: If no option is selected, Option 2 will apply.

          2.   CALENDAR YEAR DATA ELECTION

               If the Plan Year is a fiscal year other than a calendar year, for purposes of determining who is a Highly Compensated Employee (other than a five-percent owner) under the Plan, will the calendar year data election apply (select one)?

               OPTION 1: [ ] Yes.

               OPTION 2: [X] No.

NOTE: If no option is selected, Option 2 will apply. If the Plan Year is a calendar year, the Highly Compensated Employee determination will be based on the calendar year.

PART D.   HOUR OF SERVICE - METHOD OF DETERMINING SERVICE

          1. Service for purposes of determining eligibility to participate in the Plan will be determined on the basis of (select one):
               OPTION 1: [X]  Elapsed Time.
               OPTION 2: [ ]  Actual hours for which an Employee is paid or entitled to payment.
               OPTION 3: [ ]  Days worked. An Employee will be credited with 10
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the day.
               OPTION 4: [ ]  Weeks worked. An Employee will be credited with 45
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the week.
               OPTION 5: [ ]  Semi-Monthly payroll periods worked. An Employee will be credited with 95 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.
               OPTION 6: [ ]  Months worked. An Employee will be credited with
                              190 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the month.
               NOTE: If no option is selected, Option 2 will apply.

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

          2. Service for purposes of determining if a Participant is a Qualifying Participant or Qualifying Contributing Participant (and therefore eligible to receive an Employer Contribution) will be determined on the basis of (select one):

               OPTION 1: [ ]  Elapsed Time.

               OPTION 2: [X]  Actual hours for which an Employee is paid or entitled to payment.

               OPTION 3: [ ]  Days worked. An Employee will be credited with 10
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the day.

               OPTION 4: [ ]  Weeks worked. An Employee will be credited with 45
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the week.

               OPTION 5: [ ]  Semi-Monthly payroll periods worked. An Employee will be credited with 95 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

               OPTION 6: [ ]  Months worked. An Employee will be credited with
                              190 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the month.

               NOTE: If no option is selected, Option 2 will apply.

          3. Service for purposes of determining a Participant's Vested percentage will be determined on the basis of (select one):

               OPTION 1: [X]  Elapsed Time.

               OPTION 2: [ ]  Actual hours for which an Employee is paid or entitled to payment.

               OPTION 3: [ ]  Days worked. An Employee will be credited with 10
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the day.

               OPTION 4: [ ]  Weeks worked. An Employee will be credited with 45
                              Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the week.

               OPTION 5: [ ]  Semi-Monthly payroll periods worked. An Employee will be credited with 95 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

               OPTION 6: [ ]  Months worked. An Employee will be credited with
                              190 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the month.

               NOTE: If no option is selected, Option 2 will apply.

PART E.   LIMITATION YEAR MEANS

          OPTION 1: [X]  The Plan Year.

          OPTION 2: [ ]  The calendar year.

          OPTION 3: [ ]  Other 12-consecutive month period (Specify a
                         12-consecutive month period selected in a uniform and nondiscriminatory manner.)
                                                   -----------------------------

          NOTE: If no option is selected, Option 1 will apply.

PART F.   PLAN YEAR MEANS

          OPTION 1: [ ]  The 12-consecutive month period which coincides with the Adopting Employer's tax year.

          OPTION 2: [X]  The calendar year.

          OPTION 3: [ ]  The 52/53 week period ending on the last _____________
                         (specify day of the week) nearest __________________ (specify month and day) of each year.

          OPTION 4: [ ]  Other 12-consecutive month period (Specify a
                         12-consecutive month period selected in a uniform and nondiscriminatory manner.)__________________________

          NOTE: If no option is selected, Option 1 will apply.

          If the initial Plan Year or any subsequent Plan Year is less than 12 months (a short Plan Year) specify such Plan Year's beginning and ending dates.
                       ---------------------------------------------------------

PART G.   PREDECESSOR EMPLOYER SERVICE

          In addition to the Hours of Service credited when an Employer maintains the plan of a predecessor employer, Hours of Service with a predecessor employer will be credited for the following purposes where the Employer does not maintain the plan of a predecessor employer (select all that apply):

          [ ] Eligibility.
          [ ] Vesting.
          [ ] Allocation of Contributions.

          Name of Predecessor Employer(s): ___________________________________

          If service with a predecessor is taken into account for one or more of the items listed above, specify any additional limitations on crediting service that apply (e.g., limitations by business classification, length of service, etc.):

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

PART H.   REQUIRED BEGINNING DATE

          For purposes of determining when minimum distributions must begin to be made to each Participant, the Required Beginning Date will mean (select one):

          OPTION 1: [ ]  The April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2.

          OPTION 2: [ ]  April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after _______________ (specify month, day, and year) must commence by April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.

          OPTION 3: [X]  The later of the April 1 of the calendar year following the calendar year in which a Participant attains age
                         70 1/2 or retires except that distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          NOTE: If no option is selected, Option 3 will apply.

                         (If Option 3 is selected, choose one or more of the following suboptions.)

                         SUBOPTION (A): [X]  Any Participant (other than a
                                             five-percent owner of the Employer)
                                             attaining age 70 1/2 in years after
                                             1995 may elect by the April 1 of
                                             the calendar year following the
                                             year in which the Participant
                                             attained age 70 1/2 (or by December
                                             31, 1997, in the case of a
                                             Participant attaining age 70 1/2 in
                                             1996) to defer distributions until
                                             the calendar year following the
                                             calendar year in which the
                                             Participant retires. An election to
                                             defer distributions will be deemed
                                             made by a Participant who does not
                                             request a minimum distribution by
                                             April 1 of the year following the
                                             year in which the Participant
                                             attains age 70 1/2.

                         SUBOPTION (B): [X]  Any Participant (other than a
                                             five-percent owner) attaining age
                                             70 1/2 in years before 1997 may
                                             elect to stop distributions and
                                             recommence by the April 1 of the
                                             calendar year following the year in
                                             which the Participant retires.
                                             There is either (select one):
                                             (i)  [ ]  a new annuity starting
                                                       date upon recommencement,
                                                       or
                                             (ii) [x]  no new annuity starting
                                                       date upon recommencement.

                                             NOTE:  If neither item (i) nor item
                                                    (ii) is selected, item (ii)
                                                    will apply.

                         NOTE: If no suboption(s) is selected, Suboptions (a) and (b) will apply.

PART I.   RETIREMENT AGE

          1.   EARLY RETIREMENT AGE

               The Early Retirement Age under the Plan will be (select one):

               OPTION 1: [X]  An Early Retirement Age is not applicable under the Plan.

               OPTION 2: [ ]  A Participant satisfies the Plan's Early
                              Retirement Age conditions by attaining age ______ and completing ______ Years of Vesting Service.

               NOTE: If no option is selected Option 1 will apply.

          2.   NORMAL RETIREMENT AGE

               The Normal Retirement Age under the Plan will be (select and complete one):

               OPTION 1: [X]  Age 65 (not to exceed 65 or such later age as may be allowed under Code Section 411(a)(8)).

               OPTION 2: [ ]  The later of age (not to exceed 65 or such later age as may be allowed under Code Section
                              411(a)(8)) ______ or the ______ (not to exceed
                              fifth) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

               NOTE: If no option is selected, Option 1 and age 59 1/2 will apply.

PART J.   VALUATION DATE

          The Plan Valuation Date will be (select one):

          OPTION 1: [ ]  Daily.

          OPTION 2: [ ]  The last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner.

          OPTION 3: [ ]  The last day of each Plan quarter.

          OPTION 4: [ ]  The last day of each month.

          OPTION 5: [ ]  Other (Specify one or more dates that are selected in a uniform and nondiscriminatory manner, including the last day of the Plan Year.) Each business day the New York Stock Exchange is open for trading.

          NOTE: If no option is selected Option 2 will apply.

                                           (C)2009 Ascensus, Inc., Brainerd,  MN

                          SECTION SEVEN: MISCELLANEOUS
                             Complete Parts A and B

PART A.   LIFE INSURANCE

          Will life insurance investments be permitted under the Plan (select one)?

          OPTION 1: [ ] Yes.

          OPTION 2: [X] No.

          NOTE: If no option is selected, Option 2 will apply.

PART B.   PARTICIPANT DIRECTION

          1.   AUTHORIZATION

               Will a Participant be responsible for directing any or all of the investment of their Plan assets pursuant to Plan Section 7.22(B) (select one)?

               OPTION 1: [X] Yes.

               OPTION 2: [ ] No.

               NOTE: If no option is selected, Option 1 will apply. Complete the remainder of Part B only if Option 1 is selected.

          2.   INVESTMENT OPTIONS

               A Participant may direct the investment of their Plan assets among the following investments (select one):

               OPTION 1: [X]  Only those investment options designated by the
                              Plan Administrator or other Fiduciary as being subject to Participant direction.

               OPTION 2: [ ]  Any investment permitted by the Plan.

               NOTE: If no option is selected, Option 1 will apply.

          3.   ACCOUNTS SUBJECT TO PARTICIPANT DIRECTION

               A Participant shall be responsible for directing the following portions of their Individual Account (select one):

               OPTION 1: [X] The entire Individual Account.

               OPTION 2: [ ] Those accounts that the Plan Administrator may designate from time to time in a uniform and nondiscriminatory manner.

               OPTION 3: [ ] The following accounts (select all that apply):

                             [ ] Elective Deferral account.

                             [ ] Matching Contribution account.

                             [ ] Employer Profit Sharing Contribution account.

                             [ ] Rollover contribution account.

                             [ ] Transfer contribution account.

                             [ ] Other (Specify one or more of the accounts that
                                 may, in part, comprise a Participant's
                                 Individual Account under this Plan. Do not list any restrictions on Participant direction that would be deemed to restrict any benefits, rights, or features in a discriminatory manner prohibited under Code Section 401(a)(4).)

               NOTE: If no option is selected, Option 1 will apply.

          4.   FREQUENCY OF INVESTMENT CHANGES

               A Participant may make changes to the investments within their Individual Account with the following frequency (select one):

               OPTION 1: [ ] In accordance with uniform and nondiscriminatory rules established by the Plan Administrator or other Fiduciary.

               OPTION 2: [X] Daily.

               OPTION 3: [ ] Monthly.

               OPTION 4: [ ] Quarterly.

               OPTION 5: [ ] Other (Specify one or more uniform and
                             nondiscriminatory periods selected by the Plan Administrator.)

               NOTE: If no option is selected, Option 1 will apply. The Plan's Valuation Dates must be at least as often as the frequency selected above.

          5.   ERISA 404(C) COMPLIANCE

               Does the Adopting Employer intend to operate this Plan in compliance with ERISA Section 404(c) as set forth in Plan Section 7.22(B)?

               OPTION 1: [X] Yes.

               OPTION 2: [ ] No.

               NOTE: If no option is selected, Option 1 will apply.

                                           (C) 2009 Ascensus, Inc., Brainerd, MN

                     SECTION EIGHT: TRUSTEE AND CUSTODIAN

                     Complete Parts A and B (as applicable)

PART A. TRUSTEE (This Part A must be completed unless the Plan only covers one or more Self-Employed Individuals or satisfies another exception under ERISA. Select one.)

          1.   TRUSTEE APPOINTMENT

               OPTION 1:  [X]  Financial Organization as Trustee

               OPTION 2:  [ ]  Individual Trustee(s)

               The Trustee of this Plan shall be a: [x] Directed Trustee

                                                    [ ] Discretionary Trustee



               Name of Trustee Vanguard Fiduciary Trust Company
               Address P.O. Box 2900, Valley Forge, PA 19482
               Telephone (800) 523-188
               Signature /s/ ILLEGIBLE           Title Dennis Simmons, Principal

               Name of Trustee__________________________________________________

               Address__________________________________________________________

               Telephone________________________________________________________

               Signature______________________      Title_______________________

               Name of Trustee__________________________________________________

               Address__________________________________________________________

               Telephone________________________________________________________

               Signature______________________      Title_______________________

               Name of Trustee__________________________________________________

               Address__________________________________________________________

               Telephone________________________________________________________

               Signature______________________      Title_______________________

          2.    TRUST AGREEMENT

                If a Trustee is designated in Part A, item 1 above, which trust agreement will apply to the Plan (select one)?

                OPTION 1: [ ] Trust provisions contained in Plan Section Eight.

                OPTION 2: [x] Separate executed trust agreement attached hereto.

                NOTE: If no option is selected, Option 1 will apply. If Option
                2 is selected, the attached trust agreement must be on file with the IRS for use by the Prototype Sponsor listed in Section Nine below.

PART B. CUSTODIAN (Both a Custodian and Trustee may be appointed for the Plan. This Part B must be completed if a Trustee is not named in Part A, above.)

          1.    CUSTODIAN  APPOINTMENT

                Financial Organization _________________________________________
                Address ________________________________________________________
                Signature ______________________________________________________
                Type Name _________________________ Title ______________________

           2.   CUSTODIAL  AGREEMENT

                If a Custodian is designated in Part B, item 1 above, which custodial agreement will apply to the Plan (select one)?

                OPTION 1: [ ]  Custodial provisions contained in Plan Section
                               Eight.

                OPTION 2: [ ]  Separate executed custodial agreement attached hereto.

                NOTE: If no option is selected, Option 1 will apply. If Option 2 is selected, the attached custodial agreement must be on file with the IRS for use by the Prototype Sponsor listed in Section Nine below.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

                        SECTION NINE: EMPLOYER SIGNATURE

PROTOTYPE SPONSOR

Name of Prototype Sponsor Vanguard Fiduciary Trust Company

Address P.O. Box 2900, Valley Forge, PA 19482

Telephone 800-523-1188

PLAN ADMINISTRATOR

[ ] Check here and provide the applicable information below if someone other than the Adopting Employer will be the Plan Administrator.

      Name of Plan Administrator._______________________________________________

      Address __________________________________________________________________

      City __________________ State ______________________ Zip _________________

      Telephone ________________________________________________________________

      Signature of Plan Administrator ______________ Date Signed _______________

      Type Name ________________________________________________________________

Check the applicable box if there is an attachment(s) that applies to this Plan other than a separate trust or custodial agreement.

[ ]     Attachment A, Protected Benefits and Prior Plan Provisions.

[ ]     Attachment B, Special Effective Date(s).

[ ]     Attachment C, New Comparability Allocation Group(s).

[x] Other: (If this box is checked, please describe the attachment(s)) Plan Clarification

AUTHORIZED EMPLOYER SIGNATURE

I AM AN AUTHORIZED REPRESENTATIVE OF THE ADOPTING EMPLOYER NAMED ABOVE AND I STATE THE FOLLOWING:

1. I ACKNOWLEDGE THAT I HAVE RELIED UPON MY OWN ADVISORS REGARDING THE COMPLETION OF THIS ADOPTION AGREEMENT AND THE LEGAL TAX IMPLICATIONS OF ADOPTING THIS PLAN;


2.    I UNDERSTAND THAT I SHOULD REVIEW THIS DOCUMENT CAREFULLY FOR ACCURACY
      AND COMPLETENESS AS I HAVE FINAL RESPONSIBILITY FOR ENSURING THAT THE OPERATIONAL COMPLIANCE REQUIREMENTS FOR THE PLAN ARE MET. I UNDERSTAND THAT MY FAILURE TO PROPERLY COMPLETE THIS ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN;


3. I UNDERSTAND THAT THE PROTOTYPE SPONSOR WILL INFORM ME OF ANY AMENDMENTS MADE TO THE PLAN AND WILL NOTIFY ME SHOULD IT DISCONTINUE OR ABANDON THE PLAN; AND


4. I HAVE RECEIVED A COPY OF THIS ADOPTION AGREEMENT, THE CORRESPONDING BASIC PLAN DOCUMENT AND, IF APPLICABLE, ANY SEPARATE TRUST OR CUSTODIAL AGREEMENT USED IN LIEU OF THE TRUST OR CUSTODIAL AGREEMENT CONTAINED IN THE BASIC PLAN DOCUMENT.


Signature of Adopting Employer -s- Henry J. Policave     Date Signed 12/28/2010

Type Name Henry J. Policave                  Title Director Global Benefits & HR

NOTE: The Adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2005-16. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement may be used only in conjunction with Basic Plan Document #01.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

                     SECTION TEN: ALLOCATION FACTOR TABLES

Employers selecting the Age-Weighted Formula in the Adoption Agreement for purposes of allocating Employer Profit Sharing Contributions shall use the following tables in determining the Allocation Factor.

                        AGE RELATED ALLOCATION FACTORS*

Participant's            Interest Rate
Current Age      7.5%         8.0%        8.5%
-------------   -----    -------------    ----
1               0.991        0.714        0.515
2               1.066        0.771        0.559
3               1.146        0.833        0.606
4               1.232        0.899        0.658
5               1.324        0.971        0.714
6               1.423        1.049        0.775
7               1.530        1.133        0.840
8               1.645        1.223        0.912
9               1.768        1.321        0.989
10              1.901        1.427        1.074
11              2.043        1.541        1.165
12              2.197        1.665        1.264
13              2.361        1.798        1.371
14              2.539        1.942        1.488
15              2.729        2.097        1.614
16              2.934        2.265        1.751
17              3.154        2.446        1.900
18              3.390        2.641        2.062
19              3.644        2.853        2.237
20              3.918        3.081        2.427
21              4.212        3.327        2.634
22              4.527        3.594        2.857
23              4.867        3.881        3.100
24              5.232        4.192        3.364
25              5.624        4.527        3.650
26              6.046        4.889        3.960
27              6.500        5.280        4.297
28              6.987        5.703        4.662
29              7.511        6.159        5.058
30              8.075        6.652        5.488
31              8.680        7.184        5.954
32              9.331        7.758        6.461
33              10.031       8.379        7.010
34              10.783       9.049        7.606
35              11.592       9.773        8.252
36              12.462       10.555       8.953
37              13.396       11.400       9.714
38              14.401       12.311      10.540
39              15.481       13.296      11.436
40              16.642       14.360      12.408
41              17.890       15.509      13.463
42              19.232       16.750      14.607
43              20.674       18.090      15.849
44              22.225       19.537      17.196
45              23.892       21.100      18.658
46              25.684       22.788      20.244
47              27.610       24.611      21.964
48              29.681       26.580      23.831
49              31.907       28.706      25.857
50              34.300       31.002      28.055
51              36.872       33.483      30.439
52              39.638       36.161      33.027
53              42.611       39.054      35.834
54              45.806       42.178      38.880
55              49.242       45.553      42.185
56              52.935       49.197      45.770
57              56.905       53.133      49.661
58              61.173       57.383      53.882
59              65.761       61.974      58.462
60              70.693       66.932      63.431
61              75.995       72.286      68.823
62              81.695       78.069      74.673
63              87.822       84.315      81.020
64              94.408       91.060      87.907
65             101.489       98.345      95.379

----------
*     BASED ON THE UP 1984 MORTALITY TABLE TESTING AGE 65

                                           (C)2009 Anscenus, Inc., Brainered, MN

                     This page was intentionally left blank

OTHER PLAN INFORMATION

Section Six; Part A,4: Exclusions from Compensation: Compensation shall exclude the following; reimbursements or other expense allowances, fringebenefits (cash or non-cash), Group Term Life Insurance benefits in excess of $50,000, moving expenses, deterred compensation and welfare benefits.

                           QUALIFIED RETIREMENT PLAN
                           FINAL 415/411 REGULATIONS
                         BASIC PLAN DOCUMENT AMENDMENT

This Amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Basic Plan Document Amendment and the corresponding Adoption Agreement Amendment. The Amendment is adopted to reflect the final regulations published by the Department of the Treasury on April 5, 2007, governing limitations on benefits and contributions within qualified plans under Section 415 of the Internal Revenue Code. The Amendment is intended to provide good faith compliance with the requirements of the final regulations. The Amendment is also adopted to reflect the final regulations published by the Department of the Treasury on August 9, 2006, which provide guidance with respect to the interaction between the anti-cutback rules of Section 411(d)(6) of the Internal Revenue Code and the nonforfeitability requirements of Section 411(a) of the Internal Revenue Code. The Amendment is intended to provide good faith compliance with the requirements of the final regulations. The portion of the Amendment addressing the 415 regulations shall be effective for Limitation Years beginning on or after the Restatement Date of the Basic Plan Document to which the Amendment applies. The portion of the Amendment addressing the 411 regulations shall be effective beginning on the Restatement Date of the Basic Plan Document to which the Amendment applies and shall supersede any inconsistent provisions of the Plan.

NOTE: Section numbers used below correspond to the Basic Plan Document Sections to which the Amendment provisions relate.

DEFINITIONS

ANNUAL ADDITIONS

THE DEFINITION OF ANNUAL ADDITIONS IS MODIFIED BY REMOVING THE LAST PARAGRAPH REGARDING EXCESS ANNUAL ADDITIONS.

COMPENSATION

ANY ELECTIONS PREVIOUSLY MADE ON YOUR PLAN'S ADOPTION AGREEMENT WITH RESPECT TO THE DEFINITION OF COMPENSATION WILL CONTINUE TO APPLY. THE DEFINITION OF 415 SAFE-HARBOR COMPENSATION UNDER THE GENERAL DEFINITION OF COMPENSATION SECTION A, PARAGRAPH THREE IS REPLACED WITH THE FOLLOWING:

A.   GENERAL DEFINITION

     3.   415 safe-harbor compensation.

          a.   Items includible as Compensation. Compensation is defined as:

               (1) Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B),
                    402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Section 1.62-2(c) of the Treasury Regulations.

               (2) In the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and regulations promulgated under Code Section 401(c)(1), the Employee's earned income (as described in Code Section 401(c)(2) and regulations promulgated under Code Section 401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).


               (3) Amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.


               (4) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217.


               (5) The value of a nonstatutory option (which is an option other than a statutory option as defined in Section 1.421-l(b) of the Treasury Regulations) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.


               (6) The amount includible in the gross income of an Employee upon making the election described in Code Section 83(b).


               (7) Amounts that are includible in the gross income of an Employee under the rules of Code Sections 409A or Section 457(f)(1)(A) or because the amounts are constructively received by the Employee.


          b. Items not includible as Compensation. The term Compensation does not include-

               (1) Contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or
                    457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation for Code Section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

               (2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Section 1.421-1(b) of the Treasury Regulations), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code Section 83 and regulations promulgated under Code Section 83).

                                                          (C)2007 ASCENSUS, INC.

               (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Section 1.421-l(b) of the Treasury Regulations).

               (4) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125).

               (5) Other items of remuneration that are similar to any of the items listed in paragraphs (b)(1) through (b)(4) of this section.

         For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

     THE DEFINITION OF COMPENSATION, SECTION B, IS MODIFIED BY REPLACING THE LAST PARAGRAPH WITH THE FOLLOWING:

B.   DETERMINATION PERIOD AND OTHER RULES

     Payments made after Severance from Employment will be either included or excluded from Compensation within the meaning of Code Section 415(c)(3), depending on the category of such compensation. Whether or not such compensation is included or excluded is based on the definition below and the elections made by the Employer in the Adoption Agreement. Such payments, if included, must meet the following requirements:

     1. Compensation described in paragraph (2) of this section will be included in the definition of Compensation (within the meaning of Code
          Section 415(c)(3)). In addition, compensation described in paragraphs
          (3) and (4) of this section will be excluded from the definition of Compensation (within the meaning of Code Section 415(c)(3)) unless otherwise elected in the Adoption Agreement Amendment. If the Adopting Employer elects in the Adoption Agreement Amendment to include compensation described in paragraphs (3) or (4) or both, such payments must also meet the following requirements:

          (a) Those amounts are paid by the later of 2 1/2 months after Severance from Employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of Severance from Employment with the Employer maintaining the Plan; and

          (b) Those amounts would have been included in the definition of Compensation if they were paid prior to the Employee's Severance from Employment with the Employer maintaining the Plan.

          (c) A governmental plan (as defined in Code Section 414(d)) may provide for the substitution of the calendar year in which the Severance from Employment with the Employer maintaining the Plan occurs for the Limitation Year in which the Severance from Employment with the Employer maintaining the Plan occurs.

     2.   Regular Pay. An amount is described in this paragraph (2) if-

          (a) The payment is regular Compensation for services during the Employee's regular working hours, or Compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

          (b) The payment would have been paid to the Employee prior to a Severance from Employment if the Employee had continued in employment with the Employer.

     3.   Leave Cashouts. An amount is described in this paragraph (3) if-

          (a) The payment is for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued.

     4. Deferred Compensation. An amount is described in this paragraph (4) if-

          (a) The payment is an amount received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee's gross income.

     5. Other post-severance payments. Any payment that is not described in paragraph (2), (3), or (4) of this section is not considered Compensation under paragraph (1) of this section if paid after Severance from Employment with the Employer maintaining the Plan, even if it is paid within the time period described in paragraph (1) of this section. Thus, Compensation does not include severance pay, or parachute payments within the meaning of Code Section 280G(b)(2), if they are paid after Severance from Employment with the Employer maintaining the Plan, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Severance from Employment. Any payments not described above are not considered Compensation if paid after Severance from Employment, even if they are paid within 2 1/2 months following Severance from Employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(l)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

THE DEFINITION OF COMPENSATION IS AMENDED BY ADDING THE FOLLOWING AS NEW ITEM G AFTER THE LAST PARAGRAPH.

G.   ELECTIVE DEFERRALS

     Notwithstanding anything in the Plan to the contrary, with respect to Compensation that is paid (or would have been paid but for a cash or deferred election) in Plan Years beginning on or after July 1, 2007, a Participant may only make Elective Deferrals from Compensation within the meaning of Code Section 415(c)(3) and Treasury Regulation 1.415(c)-2.

EARNED INCOME

THE DEFINITION OF EARNED INCOME IS AMENDED BY ADDING THE FOLLOWING PARAGRAPH AS PARAGRAPH THREE:

For purposes of applying the limitations of Code Section 415, in the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and regulations promulgated under Code Section 401(c)(1), the Employee's earned income (as described in Code Section 401(c)(2) and regulations promulgated under Code Section 401(c)(2)), shall include amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

                                                          (C)2007 Ascensus, Inc.

HIGHLY COMPENSATED EMPLOYEE

THE DEFINITION OF HIGHLY COMPENSATED EMPLOYEE IS AMENDED BY REPLACING THE LAST PARAGRAPH WITH THE FOLLOWING:

The determination of who is a Highly Compensated Employee, including but not limited to, the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder. Adoption Agreement elections to include or exclude items from Compensation that are inconsistent with Code Section 414(q) will be disregarded for purposes of determining who is a Highly Compensation Employee.

LIMITATION YEAR

THE DEFINITION OF LIMITATION YEAR IS AMENDED BY ADDING THE FOLLOWING PARAGRAPH AS PARAGRAPH TWO:

If a Plan is terminated effective as of a date other than the last day of the Plan's Limitation Year, the Plan is treated for purposes of this section as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.

                          SECTION THREE: CONTRIBUTIONS

PARAGRAPH (A)(4) OF SECTION 3, LIMITATION ON ALLOCATIONS, IS REPLACED WITH THE
FOLLOWING:

Any Excess Annual Additions allocated to a Participant should be corrected through the Employee Plans Compliance Resolution System or such other correction method allowed by statute, regulations or regulatory authorities.

                          SECTION SEVEN: MISCELLANEOUS

SECTION 7.06(D), AMENDMENT OF VESTING SCHEDULE, AMENDED BY ADDING THE FOLLOWING AT THE END OF THIS SECTION:

With respect to benefits accrued as of the later of the adoption or effective date of the amendment, the Vested percentage of each Participant will be the greater of the Vested percentage under the old vesting schedule or the Vested percentage under the new vesting schedule.

                                                          (C)2007 Ascensus, Inc.

                           QUALIFIED RETIREMENT PLAN
                             FINAL 415 REGULATIONS
                          ADOPTION AGREEMENT AMENDMENT

This Amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Adoption Agreement Amendment and the corresponding Basic Plan Document Amendment and is adopted to reflect the final regulations published by the Department of the Treasury on April 5, 2007, governing limitations on benefits and contributions within qualified plans under Section 415 of the Internal Revenue Code. The Amendment is intended to provide good faith compliance with those requirements until the Plan is formally restated to include such provisions and supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment. The Amendment shall be effective for Limitation Years beginning on or after July 1, 2007.

EMPLOYER INFORMATION

Name of Adopting Employer Hamilton Precision Metals, Inc.

Address 1780 Rohrerstown Road

City Lancaster State PA Zip 17601-2334

Telephone 717-569-7061 Adopting Employer's Federal Tax Identification Number 72-1532170

Adopting Employer's Tax Year End (specify month and day) 12/31

Name of Plan Hamilton Precision Metals 401(k) Employee Savings Plan

Plan Sequence Number 002

                            SECTION SIX: DEFINITIONS

PART A, ITEM 5 OF THE ADOPTION AGREEMENT IS REMOVED AND REPLACED WITH THE
FOLLOWING:

PART A.   5.   POST-SEVERANCE COMPENSATION

               LEAVE CASHOUTS

               In addition to any adjustment to Compensation elected in the Adoption Agreement, will Compensation exclude Leave Cashouts paid after Severance from Employment as described in the accompanying Basic Plan Document Amendment under item(B)(3) (select one)?

               OPTION 1:  [X]  Yes.

               OPTION 2:  [ ]  No.

               NOTE: If no option is selected, Option 1 will apply and such compensation will be excluded from the definition of Compensation.

               DEFERRED COMPENSATION

               In addition to any adjustment to Compensation elected in the Adoption Agreement, will Compensation exclude Deferred Compensation paid after Severance from Employment as described in the accompanying Basic Plan Document Amendment under item (B)(4) (select one)?

               OPTION 1:  [X]  Yes.

               OPTION 2:  [ ]  No.

               NOTE: If no option is selected, Option 1 will apply and such compensation will be excluded from the definition of Compensation.

SIGNATURE OF EMPLOYER

1. I ACKNOWLEDGE THAT I HAVE RELIED UPON MY OWN ADVISORS REGARDING THE COMPLETION OF THIS AMENDMENT AND THE LEGAL AND TAX IMPLICATION AMENDING THIS PLAN;

2. I UNDERSTAND THAT MY FAILURE TO PROPERLY COMPLETE THIS AMENDMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN; AND

3.   I HAVE RECEIVED A COPY OF THIS AMENDMENT.

Signature of Adopting Employer (ILLEGIBLE)          Date Signed 4/6/2009

Type Name Henry Policare                       Title Dir. Global Benefits of HR


                                                          (C)2007 Ascensus, Inc.

                         PENSION PROTECTION ACT OF 2006
                         BASIC PLAN DOCUMENT AMENDMENT

This amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Pension Protection Act of 2006 Basic Plan Document Amendment (the "Basic Plan Document Amendment") and the corresponding Adoption Agreement Amendment. The Amendment is adopted to reflect provisions of the Pension Protection Act of 2006 ("PPA") and other legislation, including the Worker, Retiree, and Employer Recovery Act of 2008 (other than the waiver of 2009 required minimum distributions). The Amendment is intended to provide good faith compliance with the PPA and related guidance until the Plan is restated to include the PPA requirements. Except as otherwise provided, the Amendment shall be effective as of the later of the first day of the first Plan Year beginning after August 17, 2006, or the Effective Date of the Plan. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment. The previous sentence will apply to the vesting provisions of the Amendment only until the Plan is restated for the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). After the Plan is restated for EGTRRA, the vesting schedule selected in the EGTRRA Adoption Agreement will apply. This Amendment will not cause the Plan to become individually designed.

DEFINITIONS
MATCHING CONTRIBUTION

THE PLAN'S DEFINITION OF MATCHING CONTRIBUTION IS REPLACED WITH THE FOLLOWING:
Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer. Notwithstanding the foregoing, if the Adopting Employer has elected to apply the Safe Harbor CODA provisions of the Plan, Matching Contributions means contributions made by the Employer on account of an Eligible Employee's Elective Deferrals. For Plan Years beginning on or after January 1, 1998, Matching Contributions made by self-employed Participants (as defined in Code Section 401(c)) shall not be treated as Elective Deferrals.

QUALIFIED OPTIONAL SURVIVOR ANNUITY (QOSA)

QUALIFIED OPTIONAL SURVIVOR ANNUITY (QOSA) IS ADDED TO THE PLAN AS A NEW DEFINED TERM WITH THE FOLLOWING DEFINITION:

Means an annuity 1) for the life of the Participant with a survivor annuity for the life of the Spouse that is equal to the "applicable percentage" of the amount of the annuity that is payable during the joint lives of the Participant and the Spouse, and 2) that is the actuarial equivalent of a single annuity for the life of the Participant. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is less than 75 percent of the annuity payable during the joint lives of the Participant and the Spouse, the applicable percentage is 75 percent. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is greater than or equal to 75 percent, the applicable percentage is 50 percent.

                                 CONTRIBUTIONS

THE BASIC PLAN DOCUMENT SECTION TITLED REGULAR CONTRIBUTION LIMIT, AND DISCUSSING CONTRIBUTION LIMITS FOR A DEEMED IRA DESIGNATED BY THE IRA HOLDER AS A ROTH IRA, IF APPLICABLE, IS MODIFIED BY ADDING THE FOLLOWING TO THE END:

Effective for taxable years beginning after 2006, these limitations (if applicable) will be increased under Code Section 408A(c)(3) to reflect cost-of-living adjustments.


OTHER PROVISIONS

PART A.   DIRECT ROLLOVERS TO THE PLAN OF AFTER-TAX AMOUNTS IN ANNUITY CONTRACTS

          If rollover contributions made from Code Section 403(b) plans are otherwise permitted under the Plan, the Plan will accept Direct Rollovers of distributions of Nondeductible Employee Contributions and/or Roth Elective Deferrals (if applicable) if indicated in the Adoption Agreement Amendment.

          Applicability and Effective Date: This provision shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

                                    VESTING

OTHER PROVISIONS

PART A.   PARTICIPANTS SUBJECT TO THE PPA VESTING SCHEDULE

          A Participant's Individual Account derived from Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions shall vest as provided in the Adoption Agreement Amendment. If no election is made, all benefits attributable to such contributions shall be fully Vested when made to the Plan. If the vesting schedule for Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions is something other than 100% immediate vesting, the Participant election in the Basic Plan Document section titled Amendment Of Vesting Schedule shall apply.

          Applicability and Effective Date: Unless otherwise elected in the Adoption Agreement Amendment, this provision shall apply to all Participants that have accrued benefits derived from Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions as of December 31, 2006. If this provision does not apply to all Participants, only Participants with accrued benefits derived from Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2006, will be subject to the accelerated vesting schedule.

PART B.   INDIVIDUAL ACCOUNT BALANCES SUBJECT TO THE PPA VESTING SCHEDULE

          Applicability and Effective Date: Unless otherwise elected in the Adoption Agreement Amendment, this provision shall apply to all Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions made to the Plan that were previously subject to a less favorable vesting schedule. If this provision does not apply to all Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions, only Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions that are contributed to the Plan for Plan Years beginning after December 31, 2006, will be subject to the accelerated vesting schedule. All previously contributed Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions will remain subject to the separate, less favorable vesting schedule that was in place before this Adoption Agreement Amendment.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

                         DISTRIBUTIONS TO PARTICIPANTS

THE BASIC PLAN DOCUMENT SECTION TITLED SPECIAL REQUIREMENTS FOR CERTAIN 401(K) CONTRIBUTIONS IS MODIFIED BY REPLACING THE NEXT TO LAST PARAGRAPH WITH THE
FOLLOWING:

Notwithstanding the foregoing, ADP Test Safe Harbor Contributions may not be distributed earlier than separation from service, death, Disability, an event described in Code Section 401(k)(10), or, in the case of a profit sharing plan, the attainment of age 591/2.

THE BASIC PLAN DOCUMENT SECTION TITLED QUALIFIED JOINT AND SURVIVOR ANNUITY IS AMENDED BY ADDING THE FOLLOWING PARAGRAPH TO THE END:

A Plan that is subject to the Qualified Joint and Survivor Annuity requirements must offer an additional survivor annuity option in the form of a qualified optional survivor annuity (QOSA). A QOSA is an annuity 1) for the life of the Participant with a survivor annuity for the life of the Spouse that is equal to the applicable percentage of the amount of the annuity that is payable during the joint lives of the Participant and the Spouse, and 2) that is the actuarial equivalent of a single annuity for the life of the Participant. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is less than 75 percent of the annuity payable during the joint lives of the Participant and Spouse, the applicable percentage for the qualified optional survivor annuity is 75 percent. If the survivor annuity provided by the Qualified Joint and Survivor Annuity is greater than or equal to 75 percent of the annuity payable during the joint lives of the Participant and Spouse, the applicable percentage for the qualified optional survivor annuity is 50 percent.

Effective Date: This provision applies to Plan Years beginning after December 31, 2007.


THE BASIC PLAN DOCUMENT SECTION TITLED DETERMINATION OF INCOME OR LOSS, AND DISCUSSING THE DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS, IS MODIFIED BY REPLACING THE FIRST SENTENCE OF THIS PARAGRAPH WITH THE FOLLOWING:

Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated.

THE BASIC PLAN DOCUMENT SECTION TITLED DETERMINATION OF INCOME OR LOSS, AND DISCUSSING THE DISTRIBUTION OF EXCESS CONTRIBUTIONS, IS MODIFIED BY REPLACING THE FIRST SENTENCE OF THIS PARAGRAPH WITH THE FOLLOWING:

Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated.

THE BASIC PLAN DOCUMENT SECTION TITLED DETERMINATION OF INCOME OR LOSS, AND DISCUSSING THE DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS, IS MODIFIED BY REPLACING THE FIRST SENTENCE OF THIS PARAGRAPH WITH THE FOLLOWING:

Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year to which such contributions were allocated.

OTHER PROVISIONS

PART A.   DISTRIBUTIONS BECAUSE OF BENEFICIARY HARDSHIP

          If elected in the Adoption Agreement Amendment, the definition of hardship under the Basic Plan Document section titled Hardship Withdrawals will provide that if an event would constitute a hardship if it occurred with respect to the Participant's Spouse or dependent, such event will also constitute a hardship if it occurs to a person who is the Participant's primary Beneficiary under the Plan. If the Plan is a Safe Harbor CODA, the Plan will not fail to satisfy the Safe Harbor CODA requirements because of a mid-year change to implement this hardship withdrawal provision.


          Effective Date: If elected in the Adoption Agreement Amendment this provision shall be effective as specified in the Adoption Agreement Amendment.

PART B.   DIRECT ROLLOVERS FROM THE PLAN BY BENEFICIARIES

          Except as otherwise elected in the Adoption Agreement Amendment, a Beneficiary (subject to additional regulatory guidance) may directly roll over their portion of the Individual Account to an inherited individual retirement arrangement (under Code Sections 408 or 408A). Such Direct Rollovers must otherwise qualify as Eligible Rollover Distributions.

          Notwithstanding the preceding paragraph and regardless of what is elected in the Adoption Agreement Amendment, for Plan Years beginning on or after January 1, 2010, the Plan will permit a Beneficiary (subject to additional regulatory guidance) to directly roll their portion of the Individual Account to an inherited individual retirement arrangement (under Code Sections 408 or 408A). Such Direct Rollovers must otherwise qualify as Eligible Rollover Distributions.

          Effective Date: Unless otherwise specified in the Adoption Agreement Amendment, this section applies to distributions on or after January 1, 2007.

PART C.   QUALIFIED RESERVIST DISTRIBUTIONS

          Except as otherwise elected in the Adoption Agreement Amendment, Participants may take penalty-free qualified reservist distributions from the Plan. A qualified reservist distribution means any distribution to a Participant if 1) such distribution is made from Elective Deferrals, 2) such Participant was ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and 3) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period. The Participant must have been ordered or called to active duty after September 11, 2001, and before December 31, 2007, or such later date as extended by legislation or other means.

          Effective Date: Unless otherwise specified in the Adoption Agreement Amendment, this section applies to distributions after September 11, 2001.

PART D.   AGE 62 DISTRIBUTIONS

          If elected in the Adoption Agreement Amendment, Participants in a money purchase pension or target benefit pension plan may take a distribution when they reach age 62, even if they have not separated from employment at the time of the distribution.

          Effective Date: If elected in the Adoption Agreement Amendment, this provision shall be effective as specified in the Adoption Agreement Amendment.

PART E.   DISTRIBUTION NOTICES

          Distribution notices under Code Sections 402(f), 411(a)(ll), and 417 and notices under ERISA Section 205(c)(7)(A) (and under all related regulations) that have been subject to a 90-day maximum period will become subject to a 180-day maximum period.

          Effective Date: The revised maximum notice period applies to Plan Years beginning after December 31, 2006.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

                                 MISCELLANEOUS

THE BASIC PLAN DOCUMENT SECTION TITLED BONDING IS MODIFIED BY ADDING TO THE END OF THE PARAGRAPH THE FOLLOWING SENTENCE:

In the case of a Plan that holds employer securities (within the meaning of ERISA Section 407(d)(1)), the maximum bond amount is $1,000,000 or such other amount as the Secretary of Labor prescribes.

THE BASIC PLAN DOCUMENT SECTION TITLED INVESTMENT AUTHORITY IS MODIFIED BY ADDING THE FOLLOWING, AS THE NEXT ALPHABETICALLY ORDERED PARAGRAPH, TO THE END:

     DIVERSIFICATION REQUIREMENTS WHEN EMPLOYER SECURITIES ARE HELD AS INVESTMENTS IN THE PLAN

     For Plan Years beginning on or after January 1, 2007, Code Section 401(a)(35) requires qualified retirement plans that hold employer securities to allow Participants, Alternate Payees with Individual Accounts under the Plan, or Beneficiaries of deceased Participants to diversify their investments. This Code section and other relevant guidance govern the diversification procedures, which include the following.

     1. Employee Contributions And Elective Deferrals Invested In Employer Securities - In the case of the portion of an Individual Account attributable to Nondeductible Employee Contributions and Elective Deferrals (if applicable) that are invested in employer securities, the Participant, Alternate Payee, or Beneficiary, as applicable, may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investments that meet the investment option requirements below.

     2. Employer Contributions Invested In Employer Securities - In the case of the portion of an Individual Account attributable to Employer Contributions other than Elective Deferrals that are invested in employer securities, a Participant who has completed at least three years of service, an Alternative Payee with respect to a Participant who has completed at least three years of service, or a Beneficiary, as applicable, may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investments that meet the investment option requirements below.

     3. Investment Options - The diversification requirements above are met if the Plan offers not less than three investment options, other than employer securities, to which a Participant, Alternate Payee, or Beneficiary, as applicable may direct the proceeds from the divestment of employer securities, each of which is diversified and has materially different risk and return characteristics. The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities that occur no less frequently than quarterly. Except as provided in regulations, the Plan must not impose employer securities investment restrictions or conditions that are not imposed on the investment of other Plan assets (other than restrictions or conditions imposed by securities laws or other relevant guidance).

     4. Exception For Certain Plans - The diversification requirement does not apply to a one-Participant retirement plan or to an employee stock ownership plan (ESOP) if 1) there are no contributions or earnings in the ESOP that are held within such plan and that are subject to Code Sections 401(k) or (m), and 2) such plan is a separate plan for purposes of Code Section 414(1) with respect to any other defined benefit plan or defined contribution plan maintained by the same employer or employers.

     5.   Transition Rule For Securities Attributable To Employer Contributions
          - In the case of the portion of an Individual Account attributable to Employer Contributions other than Elective Deferrals that are invested in employer securities, including, a Participant who has completed at least three years of service, an Alternate Payee with respect to a Participant who has completed at least three years of service, or a Beneficiary, as applicable, the employer securities acquired in a Plan Year beginning before January 1, 2007, will be subject to the following divestiture and reinvestment transition schedule, which applies separately with respect to each class of securities.

               For the Plan Year in which diversification requirement applies the applicable percentage subject to diversification is:

First        33%
Second       66%
Third       100%

               This three-year phase-in requirement does not apply to a Participant who has attained age 55 and who has completed at least three years of service before the first Plan Year beginning after December 31, 2005.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

                         PENSION PROTECTION ACT OF 2006
                       401(K) ADOPTION AGREEMENT AMENDMENT

This amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Pension Protection Act of 2006 401(k) Adoption Agreement Amendment (the "Adoption Agreement Amendment") and the corresponding Basic Plan Document Amendment. The Amendment is adopted to reflect provisions of the Pension Protection Act of 2006 ("PPA") and other legislation, including the Worker, Retiree, and Employer Recovery Act of 2008 (other than the waiver of 2009 required minimum distributions). The Amendment is intended to provide good faith compliance with the PPA and related guidance until the Plan is formally amended to include the PPA requirements. Except as otherwise provided in the Basic Plan Document Amendment, this Amendment is effective as specified in this Adoption Agreement Amendment. This Amendment supersedes the existing provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment. The previous sentence will apply to the vesting provisions of the Amendment only until the Plan is restated for the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). After the Plan is restated for EGTRRA, the vesting schedule selected in the EGTRRA Adoption Agreement will apply. In general, if you have changed any of the following Adoption Agreement Amendment provisions one or more times you will need to sign and complete more than one Adoption Agreement Amendment. For example, if a Beneficiary was permitted to directly rollover to an individual retirement arrangement in 2007 but was not permitted to do so in 2008, then two Amendments are required.

                              EMPLOYER INFORMATION

Name of Plan Hamilton Precision Metals 401(k) Employee Savings Plan

Plan Sequence Number 002   Trust Identification Number (if applicable) ____________ Account Number 097409

                                 CONTRIBUTIONS
                              COMPLETE PART A BELO

PART A.   DIRECT ROLLOVER OF 403(B) AFTER-TAX CONTRIBUTIONS

          If the Plan cutrently accepts Direct Rollovers from an annuity contract described in Code Section 403(b), will the Plan accept the following as Direct Rollovers (select "Yes" or "No" to each of the following items by selecting the appropriate box)?

          1.   Nondeductible Employee Contributions.  [ ] Yes. [x] No.

          2.   Roth Elective Deferrals.               [ ] Yes. [x] No.

          NOTE: Option 2 may be selected only if the Plan allows Roth Elective Deferrals. If a box is not selected for an item, "No" will apply for such item.

          Effective Date: _______ (Specify an effective date for this provision. The effective date may not be earlier than the first day of the taxable year beginning after December 31, 2006.)

                                    VESTING
                        COMPLETE PARTS A THROUGH C BELOW

PART A.   PARTICIPANTS SUBJECT TO THE PPA VESTING SCHEDULE

          The accelerated vesting schedule provisions of this Amendment shall apply to (select one):

          OPTION 1:  [ ]  All Participants with Individual Accounts derived from
                          Employer Profit Sharing Contributions.

          OPTION 2:  [ ]  Those Participants with Individual Accounts derived from Employer Profit Sharing Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2006.

          NOTE: If no option is selected Option 1 will apply.

PART B.   INDIVIDUAL ACCOUNT BALANCES SUBJECT TO THE PPA VESTING SCHEDULE

          The accelerated vesting schedule provisions of this Amendment shall apply to (select one):

          OPTION 1:  [ ]  All Employer Profit Sharing Contributions made to the
                          Plan that were previously subject to a less favorable vesting schedule.

          OPTION 2:  [ ]  Only those Employer Profit Sharing Contributions made to the Plan for Plan Years beginning after December 31, 2006.

          NOTE: If no option is selected Option 1 will apply.

                                            (C)2009 Ascensus, Inc., Brainerd, MN

PART C.   VESTING SCHEDULE FOR EMPLOYER PROFIT SHARING CONTRIBUTIONS

          A Participant shall become Vested in their Individual Account derived from Employer Profit Sharing Contributions made pursuant to the Contribution section of the Adoption Agreement as follows. (Select one vesting schedule for Employer Profit Sharing Contributions, if applicable.)

   YEARS OF                                      VESTED PERCENTAGE
VESTING SERVICE    Option 1 [ ]   Option 2 [ ]   Option 3 [ ]   Option 4 [ ]   (Complete if Chosen)
----------------   -----------    -----------    -----------    ------------    -------------------
Less than One          0%              0%            100%       _____%
     1                 0%              0%            100%       _____%
     2                 0%             20%            100%       _____%          (not less than 20%)
     3               100%             40%            100%       _____%          (not less than 40%)
     4               100%             60%            100%       _____%          (not less than 60%)
     5               100%             80%            100%       _____%          (not less than 80%)
     6               100%            100%            100%       _____%          (not less than 100%)

NOTE: If no option is selected, Option 3 will apply.

                                 DISTRIBUTIONS
                       COMPLETE PARTS A THROUGH C BELOW.

PART A.   DISTRIBUTIONS  BECAUSE  OF  BENEFICIARY  HARDSHIP

          If the Plan currently permits hardship distributions, will hardship distributions also be permitted because of a hardship incurred by the primary Beneficiary of a Participant (select one)?

          OPTION 1: [ ]  Yes, effective on _________.(Specify an effective date for this provision. The effective date may not be earlier than August 17, 2006.)

          OPTION 2: [X]  No.

          NOTE: If no potion is selected, Option 2 will apply.

PART B.   BENEFICIARY ROLLOVERS

          Will Beneficiaries be permitted to directly roll over the Individual Account of deceased Participants to an inherited individual retirement arrangement (select one)?

          OPTION 1: [X]  Yes, effective on 05/01/2009. (Specify an effective date for this provision. The effective date may not be earlier than January 1, 2007.)

          OPTION 2: [ ]  No.  NOTE: Beneficiaries will be permitted to directly roll over to inherited individual retirement arrangements in Plan Years beginning on or after January 1, 2010, even if Option 2 is selected.

          NOTE: If no option is selected, Option I will apply.

PART C.   QUALIFIED RESERVIST DISTRIBUTIONS

          Will Qualified Reservist Distributions of Elective Deferrals be permitted (select one)?

          OPTION 1: [X]  Yes, effective the later of September 11, 2001, or the effective date of the Plan unless a later effective date is indicated here 05/01/2009

          OPTION 2:  [ ]  No.

          NOTE: If no option is selected, Option 1 will apply.

SIGNATURE OF EMPLOYER

1. I ACKNOWLEDGE THAT I HAVE RELIED UPON MY OWN ADVISERS REGARDING THE COMPLETION OF THE AMENDMENT AND THE LEGAL AND TAX IMPLICATIONS OF AMENDING THIS PLAN:

2. I UNDERSTAND THAT MY FAILURE TO PROPERLY COMPLETE THE AMENDMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN; AND

3.   I HAVE RECEIVED A COPY OF THE AMENDMENT.

Signature of Adopting Employer ____________ Date Signed  5/21/2009

Type Name Henery Policave                   Title  Dir. Global Benefits & HR

                                            (C)2009 Ascensus, Inc., Brainerd, MN

         HEROES EARNINGS AND ASSISTANCE RELIEF TAX ACT OF 2008 (HEART)
                         BASIC PLAN DOCUMENT AMENDMENT

This amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Heroes Earnings and Assistance Relief Tax Act of 2008 (HEART) Basic Plan Document Amendment (the "Basic Plan Document Amendment") and the corresponding Adoption Agreement Amendment. The Amendment is adopted to reflect the provisions of the Heroes Earnings and Assistance Relief Tax Act of 2008 (HEART). The Amendment is intended to provide good faith compliance with HEART and related guidance until the Plan is formally restated to incorporate such guidance. This Amendment is effective as specified in this Basic Plan Document Amendment except as otherwise provided in the Adoption Agreement Amendment. This Amendment supersedes the existing provisions of the Plan to the extent that those provisions are inconsistent with the provisions of the Amendment. This amendment will not cause the Plan to become an individually designed plan.

DEFINITIONS

DIFFERENTIAL WAGE PAYMENT

DIFFERENTIAL WAGE PAYMENT IS ADDED TO THE PLAN AS A NEW DEFINED TERM WITH THE FOLLOWING DEFINITION:

Means a payment defined in Code Section 3401(h)(2) that is made by the Employer to an individual performing service in the uniformed services.

COMPENSATION

THE PLAN'S DEFINITION OF COMPENSATION IS MODIFIED BY ADDING THE FOLLOWING, AS THE NEXT ALPHABETICALLY ORDERED PARAGRAPH, TO THE END:

DIFFERENTIAL WAGE PAYMENTS

Notwithstanding anything in this Plan to the contrary, for years beginning on or after January 1, 2009, (or, if later, the Effective Date of the Plan) if the Employer chooses to provide Differential Wage Payments to individuals who are active duty members of the uniformed services, such individuals will be treated as Employees of the Employer making the Differential Wage Payment, the Differential Wage Payment will be treated as Compensation for purposes of applying the Code. Accordingly, Differential Wage Payments must be treated as Compensation under Code Section 415(c)(3) and Treasury Regulation 1.415-2(d). Differential Wage Payments will also be treated as Compensation for contribution, allocation and other general Plan purposes unless excluded from the Plan's definition of Compensation on the Adoption Agreement Amendment. In addition, the Plan will not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on Differential Wage Payments only if all Employees of the Employer (as determined under Code Sections 414(b), (c), (m), and (o)) performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in the Plan, to make contributions based on the payments on reasonably equivalent terms applying the provisions of Code Section 410(b)(3), (4) and (5). Such contributions or benefits may be taken into account for purposes of nondiscrimination testing as long as they do not cause the Plan to fail the nondiscrimination requirements.

DEEMED SEVERANCE FROM EMPLOYMENT

DEEMED SEVERANCE FROM EMPLOYMENT IS ADDED TO THE PLAN AS A NEW DEFINED TERM WITH THE FOLLOWING DEFINITION:

Means, effective for years beginning on or after January 1,2009, and notwithstanding the definition of Differential Wage Payment, an individual is deemed to cease to be an Employee for purposes of Code Section 414(u)(12)(B) during any period the individual is performing service in the uniformed services as defined in Code Section 3401(h)(2)(A).

EMPLOYEE

THE PLAN'S DEFINITION OF EMPLOYEE IS MODIFIED BY ADDING THE FOLLOWING TO THE
END:

The term Employee will also include individuals providing qualified military service who are treated as reemployed for purposes of applying the rules under Code Sections 401(a)(37) and 414(u).

DISTRIBUTIONS AND LOANS TO PARTICIPANTS

THE BASIC PLAN DOCUMENT SECTION TITLED MISCELLANEOUS DISTRIBUTION ISSUES IS MODIFIED BY ADDING AS THE NEXT NUMBERED PARAGRAPH, TO THE END:

Distribution Due to a Deemed Severance from Employment - Except as otherwise elected in the Adoption Agreement Amendment, effective for years beginning on or after January 1, 2009, (or such later date as specified in the Adoption Agreement Amendment), individuals who have a Deemed Severance from Employment under Code Section 414(u)(12)(B) during a period of uniformed services as defined in Code Section 3401(h)(2)(A) may elect to receive a distribution of Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and income allocable to each. If an individual receives a distribution due to a Deemed Severance from Employment, the individual may not make an Elective Deferral or Nondeductible Employee Contribution during the six-month period beginning on the date of the distribution.


MISCELLANEOUS

THE BASIC PLAN DOCUMENT SECTION CONCERNING MILITARY SERVICE IS REPLACED WITH THE
FOLLOWING:

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), including, but not limited to the following:


PART A. BENEFIT ACCRUAL IN THE CASE OF DEATH OR DISABILITY RESULTING FROM ACTIVE MILITARY SERVICE.


          1.   Benefit Accrual - If elected in the Adoption Agreement
               Amendment, for benefit accrual purposes, an individual who dies or becomes disabled on or after January 1, 2007, (or such later date as specified in the Adoption Agreement Amendment), while performing qualified military service (as defined in Code Section 414(u)) will be treated as if the individual resumed employment in accordance with the individual's reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), on the day preceding death or Disability (as applicable) and terminated employment on the actual date of death or Disability. If the Employer elects to treat an individual as having resumed employment as described above, subject to items
               (2) and (3) below, any full or partial compliance by the Plan with respect to the benefit accrual requirements will be treated for purposes of Code Section 414(u)(1) as if such compliance were required under USERRA.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

          2. Nondiscrimination Requirement - Part A, item (1) above will only apply if all individuals performing qualified military service with respect to the Employer (as determined under Code Sections 414(b), (c), (m) and (o)) who die or became disabled as a result of performing qualified military service (as defined in Code
               Section 414(u)) prior to reemployment by the Employer are credited with service and benefits on reasonably equivalent terms.

          3. Determination of Benefits - The amount of Nondeductible Employee Contributions and the amount of Elective Deferrals of an Employee treated as reemployed under Part A, item (1) for purposes of applying Code Section 414(u)(8)(C) will be determined on the basis of the individual's average actual Nondeductible Employee Contributions or Elective Deferrals for the lesser of:

               a. the 12-month period of service with the Employer immediately prior to qualified military service (as defined in Code Section 414(u)), or

               b. if service with the Employer is less than such 12 month period, the actual length of continuous service with the Employer.


PART B.   VESTING IN THE CASE OF DISABILITY RESULTING FROM ACTIVE MILITARY
          SERVICE

          1. Years of Vesting Service - If elected in the Adoption Agreement Amendment, for vesting purposes, an individual who becomes disabled on or after January 1, 2007, (or such later date as specified in the Adoption Agreement Amendment), while performing qualified military service (as defined in Code Section 414(u)) will be treated as if the individual resumed employment in accordance with the individual's reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), on the day preceding Disability (as applicable) and terminated employment on the actual date of Disability. If the Employer elects to treat an individual as having resumed employment as described above, subject to item (2) below, compliance by the Plan with respect to the vesting requirements will be treated for purposes of Code Section 414(u)(1) as if such compliance were required under USERRA.

          2. Nondiscrimination Requirements - Part B, item (1) above will apply to the extent permitted under other applicable rules, including the rules provided in Treasury Regulation Section 1.401(a)(4)-11(d)(3), which provides nondiscrimination rules for crediting imputed service. Under Treasury Regulation Section 1.401(a)(4)-11(d)(3), the provisions crediting Years of Vesting Service to any Highly Compensated Employee must apply on the same terms to all similarly situated non-Highly Compensated Employees.

PART C.   DEATH BENEFITS

          In the case of an individual Participant who dies on or after January 1, 2007, while performing qualified military service (as defined in Code Section 414(u)), the Participant's survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment with the Employer and then terminated employment on account of death.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

         HEROES EARNINGS AND ASSISTANCE RELIEF TAX ACT OF 2008 (HEART)
                          ADOPTION AGREEMENT AMENDMENT

This amendment of the Plan (hereinafter referred to as "the Amendment") is comprised of this Heroes Earnings and Assistance Relief Tax Act of 2008 (HEART) Adoption Agreement Amendment (the "Adoption Agreement Amendment") and the corresponding Basic Plan Document Amendment. The Amendment is adopted to reflect the provisions of the Heroes Earnings and Assistance Relief Tax Act of 2008 (HEART). The Amendment is intended to provide good faith compliance with HEART and related guidance until the Plan is formally restated to incorporate such guidance. This Amendment is effective as specified in this Adoption Agreement Amendment except as otherwise provided in the Basic Plan Document Amendment. This Amendment supersedes the existing provisions of the Plan to the extent that those provisions are inconsistent with the provisions of the Amendment. This amendment will not cause the Plan to become an individually designed plan.

                              EMPLOYER INFORMATION

Name of Plan Hamilton Precision Metals 401 (k) Employee Savings Plan

Plan Sequence Number 002    Trust Identification Number (if applicable) ___________ Account Number 097409

                                 CONTRIBUTIONS
                                COMPLETE PART A

PART A. BENEFIT ACCRUAL IN THE CASE OF DEATH OR DISABILITY RESULTING FROM QUALIFIED MILITARY SERVICE

          Will the benefit accrual provisions under Code Section 414(u)(9) apply to individuals who are unable to be reemployed on account of death or Disability while performing qualified military service as defined in Code Section 414(u) (select one)?

          OPTION 1:  [X]  Yes, effective 01/01/2007 (Specify a date that is on or after January 1, 2007, or, if later, the Effective Date of the Plan.)

          OPTION 2:  [ ]  No.

          NOTE: If no option is selected, Option 2 will apply.

                            VESTING AND FORFEITURES
                                COMPLETE PART A

PART A. VESTING IN THE CASE OF DISABILITY RESULTING FROM QUALIFIED MILITARY SERVICE

          Will Years of Vesting Service be credited to individuals who are unable to be reemployed on account of Disability while performing qualified military service as defined in Code Section 414(u) (select one)?


          OPTION 1:  [ ]  Yes, effective ___________ (Specify a date that is on or after January 1, 2007, or, if later, the Effective Date of the Plan.)

          OPTION 2:  [ ]  No.

          OPTION 3:  [X]  Not applicable. Individuals become 100% Vested upon
                          Disability under the terms of the Plan.

          NOTE: If no option is selected, Option 2 will apply. Regardless of which option is selected, individuals who are unable to be reemployed on account of death while performing qualified military service must be credited with Years of Vesting Service.

                    DISTRIBUTIONS AND LOANS TO PARTICIPANTS
                                COMPLETE PART A


PART A.   DEEMED SEVERANCE FROM EMPLOYMENT (NOTE: THIS QUESTION APPLIES ONLY
          TO 401(K) PLANS. SKIP THIS QUESTION IF THE PLAN IS A MONEY PURCHASE OR TARGET BENEFIT PENSION PLAN OR A PROFIT SHARING PLAN.)

          May a Participant request a distribution of their Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings on account of Deemed Severance from Employment while performing military service as defined in Code Section 3401(h)(2)(A) (select one)?

          OPTION 1:  [X]  Yes, effective 01/01/2009 (Specify a date that is on or after January 1, 2009, or, if later, the Effective Date of the Plan.)

          OPTION 2:  [ ]  No.

          NOTE: If no option is selected, Option 1 will apply.

                                            (C)2010 Ascensus, Inc., Brainerd, MN

                                  DEFINITIONS
                                COMPLETE PART A

PART A.   DIFFERENTIAL  WAGE  PAYMENTS

          Unless a different definition of Compensation is required by either the Code or ERISA, will Differential Wage Payments be included in Compensation for contribution, allocation and other general Plan purposes (select one)?

          NOTE: Option 1 must be selected if the Plan is a standardized prototype Plan. Either Option 1 or Option 2 may be selected if the Plan is a non-standardized prototype Plan or a volume submitter Plan. Refer to the Plan's Adoption Agreement to determine whether the Plan is a standardized or non-standardized prototype Plan or a volume submitter Plan.

          OPTION 1:  [X]  Yes. If this Plan is a non-standardized prototype Plan or a volume submitter Plan, this Option 1 is effective 01/01/2009 (Specify a date that is on or after January 1, 2009, or, if later, the Effective Date of the Plan.) If this Plan is a standardized prototype Plan this Option 1 is effective the later of January 1, 2009, or the Effective Date of the Plan.

          OPTION 2:  [ ]  No.

          NOTE: If no option is selected, Option 1 will apply and the effective date will be the later of January 1, 2009, or the Effective Date of the Plan.

                               EMPLOYER SIGNATURE

SIGNATURE OF EMPLOYER

1. I ACKNOWLEDGE THAT I HAVE RELIED UPON MY OWN ADVISERS REGARDING THE COMPLETION OF THE AMENDMENT AND THE LEGAL AND TAX IMPLICATIONS OF AMENDING THIS PLAN;

2. I UNDERSTAND THAT MY FAILURE TO PROPERLY COMPLETE THE AMENDMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN; AND

3.   I HAVE RECEIVED A COPY OF THE AMENDMENT.

Signature of Adopting Employer          Date Signed 11/2/2010

Type Name [ILLEGIBLE]                   Title Director Global BFts & HR

                                           (C)2010 Ascensus, Inc., Brainerd, MN

                                  Page 2 of 2